UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. _________)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]	Definitive Proxy Statement
[_]	Definitive Additional Materials

[_]	Soliciting Material Pursuant to §240.14a-12

HMS HOLDINGS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[_]	Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

2018

Notice of Annual Meeting and Proxy Statement

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

DEAR FELLOW SHAREHOLDERS:

On behalf of the Board of Directors and management, we cordially invite you to attend the HMS Holdings Corp. 2018 Annual Meeting of Shareholders to be held on Wednesday, May 23, 2018, beginning at 10:00 a.m., Central Daylight Time, at the Four Seasons Resort and Club Dallas at Las Colinas, located at 4150 N. MacArthur Boulevard, Irving, Texas 75038. The formal Notice of Annual Meeting is set forth in the enclosed materials. At the Annual Meeting, you will be asked to (1) elect four Class I directors, (2) approve, on an advisory basis, the 2017 compensation of our named executive officers, (3) approve a proposed amendment to our Certificate of Incorporation, as amended, to eliminate classification of the Board of Directors and (4) ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and (4) consider such other business as may properly come before the Annual Meeting or any postponements or adjournments of the Annual Meeting.

It is important that your views be represented, whether or not you are able to attend the Annual Meeting. You may vote in person at the Annual Meeting, by proxy over the Internet or by telephone, or if you received a paper copy of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction form. Voting over the Internet, by telephone or by written proxy or voting instruction form will ensure your representation at the Annual Meeting regardless of whether you attend in person.

We appreciate your investment in HMS Holdings Corp. and look forward to seeing you at the Annual Meeting.

Sincerely,

William C. Lucia Chairman of the Board, President and Chief Executive Officer

•, 2018

Irving, Texas

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF HMS HOLDINGS CORP.

Time and Date:	10:00 a.m. Central Daylight Time on Wednesday, May 23, 2018

Place:	Four Seasons Resort and Club Dallas at Las Colinas, located at 4150 N. MacArthur Boulevard, Irving, Texas 75038

Items of Business:	1.	To elect four Class I directors.
	2.	To approve, on an advisory basis, the 2017 compensation of our named executive officers.
	3.	To approve a proposed amendment to our Certificate of Incorporation, as amended, to eliminate classification of the Board of Directors.
	4.	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.
	5.	To consider such other business as may properly come before the 2018 Annual Meeting of Shareholders or any postponement or adjournment thereof.

Record Date. Shareholders of record as of the close of business on March 29, 2018 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

Meeting Admission. You are entitled to attend the Annual Meeting only if you were a shareholder of HMS as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admission. If you are not a shareholder of record, but hold shares through a broker, bank or other nominee (i.e., in street name), you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement dated prior to March 29, 2018, a copy of the voting instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or comply with the other procedures outlined above, you may not be admitted to the Annual Meeting. Directions to the Annual Meeting may be obtained on our website at http://investor.hms.com/annual-meeting.cfm or by sending an email to Investor Relations at dennis.oakes@hms.com.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, we encourage you to read the attached Proxy Statement and vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of a proxy or voting instruction form by mail, you may submit your vote by completing, signing, dating and returning your proxy card or voting instruction form in the pre-addressed envelope provided, or by following the instructions on your proxy card or voting instruction form for voting over the Internet or by telephone. For specific instructions on how to vote, please refer to the “General Information About the Annual Meeting” section beginning on page 1 of the Proxy Statement.

By the Order of the Board of Directors,

Meredith W. Bjorck

Executive Vice President, General Counsel

and Corporate Secretary

•, 2018

Irving, Texas

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 23, 2018: This Notice of Annual Meeting and Proxy Statement and our 2017 Annual Report to Shareholders are available on our website at http://investor.hms.com/annual-meeting.cfm. The information contained on our website is not incorporated by reference into this Proxy Statement.

HMS HOLDINGS CORP.

5615 High Point Drive

Irving, Texas 75038

PROXY STATEMENT FOR THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON MAY 23, 2018

The Board of Directors of HMS Holdings Corp., a Delaware corporation (which may be referred to in this Proxy Statement as “we,” “us,” “our,” “HMS” or the "Company"), has made this Proxy Statement and our 2017 Annual Report to Shareholders (the “Annual Report”) available to you over the Internet or has delivered paper copies of these materials to you in connection with our 2018 Annual Meeting of Shareholders, or the 2018 Annual Meeting, to be held at 10:00 a.m. Central Daylight Time on Wednesday, May 23, 2018 at the Four Seasons Resort and Club Dallas at Las Colinas, located at 4150 N. MacArthur Boulevard, Irving, Texas 75038, and at which certain items of business will be voted on. When we ask for your proxy with respect to these items of business, we must provide you with a Proxy Statement that contains certain information specified by law.

As a shareholder, you are invited to attend the 2018 Annual Meeting and are entitled and requested to vote on the items of business described in this Proxy Statement.

This Proxy Statement and the notice about the Internet availability of our proxy materials, as applicable, are being mailed on or about •, 2018 to shareholders entitled to vote at the 2018 Annual Meeting.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Proxy Materials

Q: What information is contained in this Proxy Statement?

A: This Proxy Statement contains information relating to the proposals to be voted on at the 2018 Annual Meeting, the voting process, our Board of Directors ("Board") and Board committees, the compensation of our directors and executive officers, beneficial ownership of HMS and certain other required information.

Q: Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

A: We are pleased to be again using the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the Internet. We are mailing to many of our shareholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All shareholders receiving the notice will have the ability to access the proxy materials over the Internet and to request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet, how to request a paper copy of the materials or how to opt to receive future proxy materials in printed form by mail are provided in the notice.

Q: How can I access the proxy materials over the Internet?

A: This Proxy Statement and our Annual Report are available at www.proxyvote.com. Your notice about the Internet availability of the proxy materials, proxy card or voting instruction form will contain instructions on how to view our proxy materials over the Internet.

Q: What should I do if I receive more than one notice about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?

A: You may receive more than one notice, paper copy of the proxy materials, proxy card or voting instruction form. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice or a separate voting instruction form for each brokerage account in which you hold shares, or, if you are a shareholder of record and your shares are registered in more than one name, you may receive more than one notice or more than one paper copy of the proxy materials.

      |     2018 Proxy Statement     1

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

To vote all of your shares by proxy, you must vote the shares represented by each notice that you receive, unless you have requested and received a proxy card or voting instruction form for the shares represented by one or more of those notices, in which case, you must complete, sign, date and return each proxy card and voting instruction form that you receive or follow the directions to vote these shares over the Internet or by telephone.

Q: How may I obtain a paper copy of the proxy materials or a copy of HMS’s Annual Report and other financial information?

A: Instructions about how to obtain a paper copy of the proxy materials are provided on the notice of Internet availability of the proxy materials. Shareholders may request a free copy of our Annual Report by contacting us at the address/phone number listed in the answer to the next question. We also will furnish any exhibits to the Annual Report if specifically requested. Alternatively, shareholders can access the Annual Report and other financial information on our Investor Relations website at http://investor.hms.com/index.cfm.

Q: I share an address with another shareholder, and we received only one notice of Internet availability of the proxy materials or only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A: If you share an address with another shareholder, you may receive only one notice of Internet availability of the proxy materials or only one paper copy of proxy materials, unless you have provided contrary instructions.

If you wish to receive a separate set of proxy materials, please submit your request to our transfer agent, Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), either by calling Broadridge at the toll-free number below, or by writing to Broadridge at the address below:

Broadridge Corporate Issuer Solutions, Inc.

Householding Department

51 Mercedes Way

Edgewood, New York 11717

Telephone: 800.542.1061

All shareholders may also call us at the number below or write to us at the address below to request a separate copy of these materials:

HMS Holdings Corp.
Attention: Investor Relations
5615 High Point Drive

Irving, Texas 75038

Email: dennis.oakes@hms.com

Telephone: 214.453.3000

If you and other residents at your address have been receiving multiple copies of our proxy materials and desire to receive only a single copy of these materials, you may contact Broadridge or contact us at the above addresses or telephone numbers.

Annual Meeting Information

Q: How can I attend the 2018 Annual Meeting?

A: You are entitled to attend the 2018 Annual Meeting if you were a shareholder of HMS as of the close of business on March 29, 2018 (the “Record Date”) or if you hold a valid proxy for the 2018 Annual Meeting. You should be prepared to present photo identification for admission. A list of shareholders eligible to vote at the 2018 Annual Meeting will be available for inspection at the 2018 Annual Meeting and for a period of ten calendar days prior to the 2018 Annual Meeting at our principal place of business during regular office hours, which is located at 5615 High Point Drive, Irving, Texas 75038.

     |     2018 Proxy Statement     2

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

If you are not a shareholder of record, but hold shares through a broker, bank or other nominee (i.e., in street name), in addition to photo identification, you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement dated prior to March 29, 2018, a copy of the voting instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or comply with the other procedures outlined above, you may not be admitted to the 2018 Annual Meeting.

The 2018 Annual Meeting will begin promptly at 10:00 a.m., Central Daylight Time. Check-in will begin at 9:30 a.m., Central Daylight Time, and you should allow time for check-in procedures.

Q: How many shares must be present or represented to conduct business at the 2018 Annual Meeting?

A: Holders of a majority of our shares of common stock entitled to vote at the 2018 Annual Meeting must be present in person or represented by proxy at the 2018 Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. You are part of the quorum if you have voted by proxy. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. Broker non-votes result when shares are held in “street name” by brokers who are present in person or represented by proxy at a meeting, but who have not received a voting instruction on a particular item or matter on behalf of the customers who actually own our shares and the item or matter is not within the broker’s discretionary authority to vote. See “What if I am a beneficial shareholder and I do not give my broker voting instructions?” on page 5 for more information.

Q: What if a quorum is not present at the 2018 Annual Meeting?

A: If a quorum is not present in person or represented by proxy at the 2018 Annual Meeting, the shareholders present or represented at the meeting and entitled to vote (although less than a quorum) or any officer entitled to preside or to act as chairman of such meeting, may adjourn the 2018 Annual Meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken and no other notice will be given, unless the adjournment is for more than 30 days from the date of the original meeting or a new record date is set for the adjourned meeting, in which case, a notice of the adjourned meeting shall be given to each shareholder entitled to vote at the meeting.

Voting Information

Q: Who is entitled to vote at the 2018 Annual Meeting?

A: Only shareholders of record at the close of business on March 29, 2018 are entitled to vote at the 2018 Annual Meeting. We refer to the close of business on this date as our Record Date.

Q: What are the voting rights of HMS’s holders of common stock?

A: Each outstanding share of HMS common stock on the Record Date will be entitled to one vote on each matter considered at the 2018 Annual Meeting.

You may vote all shares of HMS common stock owned by you as of the Record Date, including (i) shares that are held directly in your name as the shareholder of record, and (ii) shares held for you as the beneficial owner through a broker, bank or other nominee.

On the Record Date, we had 83,209,943 shares of common stock issued and outstanding.

Q: What items of business will be voted on at the 2018 Annual Meeting?

A: Shareholders are being asked to vote on the following matters at the 2018 Annual Meeting:

     |     2018 Proxy Statement     3

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Proposal Number		Our Board of Directors Recommends
One	To elect as Class I directors the four nominees named in this Proxy Statement for a term expiring on the date of our 2020 Annual Meeting of Shareholders, or at such time as their successors have been duly elected and qualified	FOR EACH DIRECTOR NOMINEE
Two	To approve, on an advisory basis, the 2017 compensation of our named executive officers, as described in this Proxy Statement	FOR
Three	To approve a proposed amendment to our Certificate of Incorporation, as amended, to eliminate classification of the Board of Directors	FOR
Four	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018	FOR

We will also consider other business that properly comes before the 2018 Annual Meeting.

Q: Assuming there is a proper quorum of shares represented at the meeting, how many shares are required to approve the proposals being voted on in this Proxy Statement and how are shares counted?

A: The following table reflects the vote required in accordance with the laws of the State of Delaware, our Certificate of Incorporation, our Bylaws and The Nasdaq Stock Market LLC Marketplace Rules (the “Nasdaq Marketplace Rules”), as applicable:

Proposal Number	Matter	Vote required	Is broker discretionary voting allowed?
One	Elect four Class I directors	Majority of votes cast	No
Two	Approve, on an advisory basis, the 2017 compensation of our named executive officers*	Majority of votes cast	No
Three	Approve proposed amendment to Certificate of Incorporation, as amended, to eliminate classification of the Board of Directors	Majority of votes entitled to be cast	No
Four	Ratify the selection of Grant Thornton LLP	Majority of votes cast	Yes

*Advisory and non-binding. Please see Proposal Two on page 72 for more information regarding the effect of your vote.

With respect to Proposal One, you may vote "for" or "against" each of the nominees, or you may "abstain" from voting for one or more nominees. Our Bylaws provide that a nominee will be elected as a director if he or she receives a majority of the votes cast on his or her election at the 2018 Annual Meeting. A majority of the votes cast means that the number of shares voted “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election (with abstentions and broker non-votes not counted as a vote either “for” or “against” that nominee’s election).

With respect to Proposals Two and Four, you may vote "for," "against" or "abstain" from voting on these proposals. Adoption of Proposals Two and Four requires the affirmative vote of the majority of the votes cast by the holders of all of the shares of stock present or represented at the 2018 Annual Meeting and voting affirmatively or negatively on such matters (meaning the number of shares voted "for" a proposal must exceed the number of shares voted "against" such proposal). Neither abstentions nor broker non-votes will have an effect on the outcome of such matters because approval is based solely on the number of votes cast affirmatively or negatively.

With respect to Proposal Three, you may vote "for," "against" or "abstain" from voting on such proposal. Adoption of Proposal Three requires the affirmative vote of the holders of a majority of the votes entitled to be cast at the 2018 Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote “against” this proposal.

     |     2018 Proxy Statement     4

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Q: What if a director nominee does not receive a majority of the votes cast?

A: If an incumbent director who has been nominated for re-election fails to receive a majority of the votes cast in an uncontested election “for” his/her re-election, Delaware law provides that the director continues to serve as a director in a hold-over capacity.

HMS has adopted a Board Resignation Policy that requires each incumbent nominee to submit an irrevocable contingent resignation letter that will be effective upon (i) his/her failure to receive the required vote at the next annual meeting at which he/she faces re-election and (ii) Board acceptance of such resignation. Therefore, if a nominee fails to receive the required vote for re-election, our Nominating and Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Nominating and Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. The Board will publicly disclose its decision and rationale within a reasonable time period following certification of the election results. If a director’s resignation is accepted by the Board, the Board may fill the vacancy or decrease the size of the Board.

Q: What happens if a nominee is unable to stand for election?

A: If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or designate a substitute nominee. If a substitute nominee is selected, the persons named as proxy holders, William C. Lucia, our Chairman, President and Chief Executive Officer, Jeffrey S. Sherman, our Executive Vice President, Chief Financial Officer and Treasurer, and Meredith W. Bjorck, our Executive Vice President, General Counsel and Corporate Secretary, intend to vote your proxy for the substitute nominee and the remaining nominees, unless otherwise instructed by you in the proxy.

Q: What happens if additional matters are presented at the 2018 Annual Meeting?

A: Other than the four items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2018 Annual Meeting. If you grant a proxy, Messrs. Lucia and Sherman and Ms. Bjorck, the proxy holders, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2018 Annual Meeting.

Q: What if I sign and return my proxy without making any voting decisions?

A: If you sign and return your proxy without making any voting decisions, your shares will be voted “FOR” each of the four nominees for Class I director, and “FOR” Proposals Two, Three and Four. If other matters properly come before the 2018 Annual Meeting, the persons named as proxy holders, Messrs. Lucia and Sherman and Ms. Bjorck, will have the authority to vote on those matters for you at their discretion. As of the date of this Proxy Statement, we are not aware of any matters that will come before the 2018 Annual Meeting other than those disclosed in this Proxy Statement.

Q: What if I am a beneficial shareholder and I do not give my broker voting instructions?

A: If you are a beneficial shareholder and your shares are held in the name of a broker, the broker is bound by the rules of the New York Stock Exchange (NYSE) regarding whether or not it can exercise discretionary voting power for any particular proposal if the broker has not received voting instructions from you. Brokers have the authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. If the broker does not vote on a particular proposal because that broker does not have discretionary voting power, this is referred to as a “broker non-vote.” Broker non-votes will be considered as present for purposes of determining a quorum.

The election of Class I directors (Proposal One), the advisory vote on executive compensation (Proposal Two) and the proposed amendment to our Certificate of Incorporation, as amended, to eliminate classification of the Board of Directors (Proposal Three) are considered “non-routine” matters under the applicable rules of the NYSE, so your broker cannot vote on these matters without your voting instructions. Your broker is permitted to vote your shares on the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2018 (Proposal Four), even if your broker does not receive voting instructions from you because this matter is considered “routine” under the applicable rules of the NYSE.

     |     2018 Proxy Statement     5

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Q: What is the difference between holding shares as a shareholder of record and holding shares as a beneficial owner?

A: Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. We have summarized below some of the distinctions between being a shareholder of record and being a beneficial owner.

Shareholder of Record. If your shares are registered directly in your name, or as a joint holder, with our transfer agent, Broadridge, you are considered, with respect to those shares, the shareholder of record. As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2018 Annual Meeting.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the 2018 Annual Meeting.

Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the 2018 Annual Meeting. Your broker, bank or other nominee has provided a voting instruction form for you to use in directing the broker, bank or other nominee how to vote your shares.

Q: How can I vote?

A: Whether you hold shares directly as a shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2018 Annual Meeting.

By Internet. Go to www.proxyvote.com and follow the instructions there. You will need the 12-digit number included on your proxy card, voting instruction form or notice. Votes submitted via the Internet must be received by 11:59 p.m. Eastern Daylight Time on May 22, 2018.

By telephone. Dial the phone number on your proxy card. You will need the 12-digit number included on your proxy card, voting instruction form or notice. Telephone voting for shareholders of record is available 24 hours a day. Votes submitted by telephone must be received by 11:59 p.m. Eastern Daylight Time on May 22, 2018.

By mail. If you received a paper copy of a proxy card or voting instruction form, you may submit your proxy by completing, signing and dating the proxy card or voting instruction form and mailing it in the accompanying pre-addressed envelope. In order to ensure they are voted at the 2018 Annual Meeting, proxies submitted by mail must be received at the address provided no later than May 22, 2018, the last business day before the meeting.

In person. Shares held in your name as the shareholder of record may be voted in person at the 2018 Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares. Even if you plan to attend the 2018 Annual Meeting, we recommend that you use one of the methods described above to submit your proxy so that your vote will be counted if you later decide not to attend the 2018 Annual Meeting.

If your shares are held in street name in an account at a bank or brokerage firm that offers telephone voting options, they will provide you with a voting instruction form that includes instructions on how to vote your shares by telephone by the deadline specified on the voting instruction form.

     |     2018 Proxy Statement     6

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Q: Is my vote confidential?

A: Proxy cards, ballots and voting instructions and tabulations that identify individual shareholders will be tabulated by Broadridge and will be handled in a manner that protects your voting privacy.

Q: How are my votes cast when I submit my proxy over the Internet, by telephone or by mail?

A: When you submit your proxy over the Internet, by telephone or by signing and returning the proxy card, you appoint Messrs. Lucia and Sherman and Ms. Bjorck, or any of them, as your representatives at the 2018 Annual Meeting. Messrs. Lucia and Sherman and Ms. Bjorck, or any of them, will vote your shares at the 2018 Annual Meeting as you have instructed or as described above. They are also entitled to appoint a substitute to act on their behalf.

Q: May I change my vote?

A: Yes. If you are the shareholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) prior to the applicable deadline, by providing a written notice of revocation to our Corporate Secretary, or by attending the 2018 Annual Meeting and voting in person. For your written notice of revocation to be effective, it must be received by our Corporate Secretary at our principal place of business no later than May 22, 2018, the last business day before the meeting. Attendance at the 2018 Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or if you cast a new vote. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee in accordance with the directions provided by your broker, bank or other nominee, or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the 2018 Annual Meeting and voting in person. If you are a shareholder of record, you may also change your vote at any time prior to 11:59 p.m. Eastern Daylight Time on May 22, 2018 by voting over the Internet or by telephone. If you change your vote prior to the deadline, your latest telephone or Internet proxy is counted.

Q: Who will bear the cost of soliciting votes for the 2018 Annual Meeting?

A: HMS is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees. These individuals will not receive any additional compensation for such solicitation activities. HMS has also retained Georgeson LLC, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $18,500, plus administrative costs and any other reasonable out-of-pocket disbursements. Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxy materials to shareholders.

Q: Where can I find the voting results of the 2018 Annual Meeting?

A: We intend to announce preliminary voting results at the 2018 Annual Meeting and publish final results, or the preliminary results if final results are unavailable, on a Current Report on Form 8-K to be filed with the SEC within four business days of the 2018 Annual Meeting.

Q: Who will serve as inspector of elections?

A: Broadridge will tabulate votes and a representative of Broadridge will act as inspector of elections.

Q: Who can help answer my questions?

A: If you have any other questions about the 2018 Annual Meeting, you should contact our Assistant Corporate Secretary, Kimberly Day, at 214.453.3000.

Q: What if I have questions for HMS’s transfer agent?

A: Broadridge serves as our transfer agent. Broadridge can be reached as follows:

     |     2018 Proxy Statement     7

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

HMS Holdings Corp.

c/o Broadridge Corporate Issuer Solutions

P.O. Box 1342

Brentwood, New York 11717

Telephone Inquiries: 855.418.5059 or TTY for hearing impaired: 855.627.5080

Foreign Shareholders: 720.378.5654

Website: http://www.broadridge.com

shareholder@broadridge.com

     |     2018 Proxy Statement     8

PROPOSAL ONE: ELECTION OF CLASS I DIRECTORS

At the 2018 Annual Meeting, shareholders will consider and vote upon the proposed election, or re-election, of four individuals nominated for election as a Class I director. Our Board is currently composed of eight directors who are divided into two classes, Class I and Class II, with one class standing for election each year for a term of two years. Based on the recommendation of our Nominating and Governance Committee, our Board has nominated Robert Becker, Craig R. Callen, William C. Lucia and Bart M. Schwartz for election or re-election as Class I directors at the 2018 Annual Meeting. Information regarding the experience, qualifications, attributes and skills of each of the nominees that led our Board to nominate each of them as a Class I director, is included below under the heading “Our Board of Directors.” Each of the nominees is currently serving as a director of HMS and was last elected at the 2016 Annual Meeting of Shareholders. Alex M. Azar II, who served as a Class I director during 2017, resigned from our Board effective as of November 17, 2017. Following Mr. Azar’s resignation, the Board reduced the number of directors that constitute the Board from nine to eight.

Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. If elected, each of the nominees will hold office for a two-year term expiring at the annual meeting of shareholders in 2020 and until his successor is elected and qualified or until his earlier death, resignation or removal. In the event any nominee for director declines or is unable to serve, the proxies may be voted for a substitute nominee selected by the Board. The Board expects that each nominee will be available for election. HMS did not receive notice from any shareholder prior to the deadline for submitting notice of an intention to nominate any additional persons for election as directors at the 2018 Annual Meeting.

The Board is proposing to eliminate the classification of directors in Proposal Three. If the shareholders approve Proposal Three, all of the continuing Class II directors whose terms expire in 2019, and all of the nominees for Class I director named in this Proxy Statement for terms expiring in 2020, if elected, will serve out their remaining terms and all directors elected in 2019 and future annual meetings will be elected to serve one-year terms.

VOTE REQUIRED

The affirmative vote of a majority of the votes cast with respect to his election at the 2018 Annual Meeting is required to elect each of the four Class I director nominees to the Board.

The Board of Directors recommends a vote “FOR” each of the four Class I director nominees named in Proposal One.

     |     2018 Proxy Statement     9

PROPOSAL ONE: ELECTION OF CLASS I DIRECTORS

Our Board of Directors

The following table sets forth information with respect to each member of our Board as of the date of this Proxy Statement.

Name	Independent	Age	Director Since	Term Expires(1)	Director Class	Principal Occupation	Outside Boards(2)
Robert Becker	Yes	64	2016	2018	I	Retired President & CEO, Wolters Kluwer Health
Craig R. Callen	Yes	62	2013	2018	I	Former Senior Advisor, Crestview Partners	▪	Omega Healthcare Investors
William C. Lucia	No	60	2009	2018	I	Chairman, President & CEO, HMS Holdings Corp.
William F. Miller III	Yes	68	2000	2019	II	Senior Executive Advisor, Beecken Petty O’Keefe & Company Healthcare industry advisor, KKR healthcare services affiliate
Ellen A. Rudnick	Yes	67	1997	2019	II	Senior Advisor for Entrepreneurship, adjunct faculty, University of Chicago Booth School of Business	▪ ▪	First Midwest Bancorp, Inc. Patterson Companies, Inc.
Bart M. Schwartz	Yes	71	2010	2018	I	Chairman & CEO, SolutionPoint International, LLC	▪	Kadmon Holdings, Inc.
Richard H. Stowe	Yes	74	1989	2019	II	General Partner, Health Enterprise Partners, LP
Cora M. Tellez	Yes	68	2012	2019	II	President & CEO, Sterling HSA	▪ ▪	CorMedix Inc. Pacific Premier Bancorp, Inc.
(1)	Term expires at the annual meeting of shareholders in the year indicated.
(2)	Includes corporations subject to the registration or reporting requirements of the Securities Exchange Act of 1934, as amended, or registered under the Investment Company Act of 1940 (as of the date of this Proxy Statement).

Biographical information of each nominee for Class I director and each continuing director, including further information regarding his or her respective business experience and service on other boards, is below. Also included below is a description of the specific experience, qualifications, attributes or skills that led our Board to conclude that each director should serve as a member of our Board. The Board believes that the combination of business skills and professional experience of our directors, as well as the gender, ethnicity and tenure diversity among its members, have been contributing factors to its effectiveness and provide a valuable resource to management in overseeing and developing strategy and long-term plans for HMS.

     |     2018 Proxy Statement     10

PROPOSAL ONE: ELECTION OF CLASS I DIRECTORS

Class I Directors (Nominees for Election at the 2018 Annual Meeting)

Robert Becker
Independent Director since: 2016 Other public boards: 0 HMS Committees: Audit Committee Nominating and Governance Committee

Mr. Becker has served as one of our directors since January 2016. Mr. Becker most recently served as President and CEO of Wolters Kluwer Health, a provider of information and point of care solutions to the healthcare industry, from December 2008 until his retirement in May 2015. In his role at Wolters Kluwer Health, Mr. Becker reported to the Chairman of the Executive Board and had global responsibility for Wolters Kluwer’s $1.2 billion Health division. From August 2003 to November 2008, he served as CEO of Wolters Kluwer Law & Business. Mr. Becker led the transformation of both the Health and Law & Business divisions from traditional publishers to world-class providers of digital content and software solutions through a combination of organic growth and mergers and acquisitions. Prior to joining Wolters Kluwer, Mr. Becker served as President and CEO of Jupiter Media Metrix, a provider of comprehensive research and measurement products and services designed to assist companies in utilizing Internet technologies to more effectively operate their businesses. Mr. Becker also spent 13 years with The Thomson Corporation, 10 years as a CEO and three as a CFO of several global businesses. Mr. Becker, who is a CPA, began his career at PriceWaterhouse auditing numerous public and privately held companies. Mr. Becker previously served on the board of directors of Symphony Health, a privately held portfolio company of Symphony Technology Group providing pharmacy claims and patient longitudinal health records to the pharmaceutical industry.

Mr. Becker’s executive leadership experience and strong background in technology and data analytics provide valuable insight into strategic planning and operations to the Board. Among other qualifications, Mr. Becker brings to the Board extensive financial expertise, including budgeting, forecasting and mergers and acquisitions, making him well-positioned to serve as a member of the Audit Committee and an audit committee financial expert, as well as a member of the Nominating and Governance Committee.

Craig R. Callen
Independent Director since: 2013 Other public boards: 1 HMS Committees: Compensation Committee Nominating and Governance Committee

Mr. Callen has served as one of our directors since October 2013. Mr. Callen was a Senior Advisor at Crestview Partners, a private equity firm, from 2009 through 2016. From 2004 to 2007, Mr. Callen was Senior Vice President and Head of Strategic Planning and Business Development and a member of the Executive Committee for Aetna, Inc. In his role at Aetna, Mr. Callen reported directly to the Chairman and CEO and was responsible for oversight and development of Aetna’s corporate strategy, including mergers and acquisitions. During his tenure, Mr. Callen and his team led the acquisitions of seven companies, investing over $2.0 billion, broadening Aetna’s revenue, global presence, product line, targeted markets and participation in government programs. Prior to joining Aetna, Mr. Callen was a Managing Director and Head of U.S. Healthcare Investment Banking at Credit Suisse First Boston and Co-Head of Healthcare Investment Banking at Donaldson, Lufkin & Jenrette. Mr. Callen currently serves as Chairman of the Board of Directors of Omega Healthcare Investors, Inc.

Mr. Callen brings over 20 years of healthcare investment banking experience and corporate development expertise to our Board, which are invaluable to us as we evaluate, develop and implement new solutions for clients. His extensive experience in a corporate setting and as an advisor to public/private healthcare companies positions him well to serve on the Compensation and Nominating and Governance Committees.

     |     2018 Proxy Statement     11

PROPOSAL ONE: ELECTION OF CLASS I DIRECTORS

William C. Lucia
Management Director since: 2009 Other public boards: 0

Mr. Lucia has served as our President and Chief Executive Officer since March 2009. He has been a member of our Board since May 2008 and was appointed Chairman of the Board in July 2015. From May 2005 to March 2009, Mr. Lucia served as our President and Chief Operating Officer. Since joining us in 1996, Mr. Lucia has held several positions with us, including: President of our subsidiary, Health Management Systems, Inc., from 2002 to 2009; President of our Payor Services Division from 2001 to 2002; Vice President and General Manager of our Payor Services Division from 2000 to 2001; Vice President of our Business Office Services from 1999 to 2000; Chief Operating Officer of our former subsidiary Quality Medical Adjudication, Incorporated (QMA) and Vice President of West Coast Operations from 1998 to 1999; Vice President and General Manager of QMA from 1997 to 1998; and Director of Information Systems for QMA from 1996 to 1997. Prior to joining us, Mr. Lucia served in various executive positions including Senior Vice President, Operations and Chief Information Officer for Celtic Life Insurance Company, and Senior Vice President, Insurance Operations for North American Company for Life and Health Insurance. Mr. Lucia is a Fellow of the Life Management Institute program through LOMA, an international association through which insurance and financial services companies around the world engage in research and educational activities to improve company operations.

With over 20 years of experience with HMS working across multiple divisions and his prior experience in the insurance industry, Mr. Lucia brings to our Board in-depth knowledge of HMS and the healthcare and insurance industries, the evolving healthcare landscape and the array of challenges to be faced and demonstrates an ability to formulate and implement key strategic initiatives, making him well-positioned to lead our management team and provide essential insight and leadership to the Board.

Bart M. Schwartz
Independent Director since: 2010 Other public boards: 1 HMS Committees: Audit Committee Compliance and Ethics Committee (Chair) Nominating and Governance Committee

Mr. Schwartz has served as one of our directors since July 2010. Mr. Schwartz currently serves as the Chairman and Chief Executive Officer of SolutionPoint International, LLC, which provides an integrated array of business intelligence, security and compliance, identity assurance and situational awareness through the wholly-owned company Guidepost Solutions LLC. In 2003, Mr. Schwartz founded his own law firm, which specializes in, among other areas, conducting independent investigations, monitoring and Independent Private Sector Inspector General engagements and developing, auditing and implementing compliance programs. From 1991 to 2003, Mr. Schwartz served as the Chief Executive Officer of Decision Strategies, an internationally recognized investigative and security firm, which was sold to SPX Corporation in 2001. Mr. Schwartz has over 30 years’ experience managing domestic and international investigations, prosecutions and assessments for clients in both the public and private sectors. He currently serves as the federally appointed Monitor of GM, as a court-appointed Receiver to several large hedge funds and as Chairman of the Board of Kadmon Holdings, Inc.

Mr. Schwartz brings extensive legal and compliance experience to our Board, which is particularly valuable as we continue to expand our business. Mr. Schwartz’s background makes him well-positioned to serve as the Chair of the Compliance and Ethics Committee and as a member of the Audit and Nominating and Governance Committees.

     |     2018 Proxy Statement     12

PROPOSAL ONE: ELECTION OF CLASS I DIRECTORS

Class II Directors (Continuing Members of the Board)

William F. Miller III
Independent Director since: 2000 Other public boards: 0 HMS Committees: Compliance and Ethics Committee

Mr. Miller has served as one of our directors since October 2000. Mr. Miller has served as a healthcare industry advisor for KKR Advisors, a global investment firm, since 2013 and as a senior executive advisor at Beecken Petty O’Keefe & Company, a private equity management firm, since 2017. From 2006 to 2013, Mr. Miller was a partner at Highlander Partners, a private equity group in Dallas, Texas focused on investments in healthcare products, services and technology. From October 2000 to April 2005, Mr. Miller served as our Chief Executive Officer and from December 2000 to April 2006, Mr. Miller served as our Chairman. From 1983 to 1999, Mr. Miller served as President and Chief Operating Officer of EmCare Holdings, Inc., a national healthcare services firm focused on the provision of emergency physician medical services. Mr. Miller currently serves as a board member of Maxor National Pharmacy Services, a private pharmacy benefits management company.

Mr. Miller brings to the Board both a thorough understanding of our business and the healthcare industry and extensive experience in the financial markets. His significant operational experience, both at HMS and at EmCare Holdings, makes him well-positioned to provide HMS with insight on financial, operational and strategic issues and to serve as a member of the Compliance and Ethics Committee.

Ellen A. Rudnick
Independent Director since: 1997 Other public boards: 2 HMS Committees: Audit Committee (Chair) Compliance and Ethics Committee Nominating and Governance Committee

Ms. Rudnick has served as one of our directors since 1997. Since 1999, Ms. Rudnick has served in various roles at the University of Chicago Booth School of Business, including her current role as Senior Advisor for Entrepreneurship, adjunct faculty, and her prior role as Executive Director and Clinical Professor, Polsky Center for Entrepreneurship and Innovation, from 1999 through July 2016. From 1993 to 1999, Ms. Rudnick served as Chairman of Pacific Biometrics, Inc., a publicly held healthcare biodiagnostics company and its predecessor, Bioquant, which she co-founded. From 1990 to 1992, she served as President and Chief Executive Officer of Healthcare Knowledge Resources (HKR), a privately held healthcare information technology corporation and subsequently served as President of HCIA, Inc. (HCIA) following the acquisition of HKR by HCIA. From 1975 to 1990, Ms. Rudnick served in various positions at Baxter Health Care Corporation, including Corporate Vice President and President of its Management Services Division. Ms. Rudnick also serves as a director of Patterson Companies, Inc. and First Midwest Bancorp, Inc.

Ms. Rudnick brings to the Board extensive business understanding and demonstrated management expertise, having served in key leadership positions at a number of healthcare companies. Ms. Rudnick has a comprehensive understanding of the operational, financial and strategic challenges facing companies and knows how to make businesses work effectively and efficiently. Her management experience and service on other public company boards has provided her with a thorough understanding of the financial and other issues facing large companies, making her particularly valuable as the Chair of our Audit Committee and as a member of our Compliance and Ethics Committee and Nominating and Governance Committee.

     |     2018 Proxy Statement     13

PROPOSAL ONE: ELECTION OF CLASS I DIRECTORS

Richard H. Stowe
Independent Director since: 1989 Other public boards: 0 Lead Independent Director HMS Committees: Compensation Committee (Chair) Nominating and Governance Committee

Mr. Stowe has served as one of our directors since 1989 and as Lead Independent Director of the Board since July 2015. Mr. Stowe has served as a general partner of Health Enterprise Partners LP, a private equity firm, since 2005. From 1999 to 2005, Mr. Stowe was a private investor, a senior advisor to the predecessor funds to Health Enterprise Partners, and a senior advisor to Capital Counsel LLC, an asset management firm. From 1979 until 1998, Mr. Stowe was a general partner of Welsh, Carson, Anderson & Stowe. Prior to 1979, he was a Vice President in the venture capital and corporate finance groups of New Court Securities Corporation (now Rothschild, Inc.).

Mr. Stowe brings over 48 years of financial, capital markets and investment experience to our Board. Mr. Stowe’s background and extensive experience make him well-positioned to serve as the Chair of the Compensation Committee, a member of the Nominating and Governance Committee and as our Lead Independent Director. Mr. Stowe has effectively carried out his responsibilities as a Chair for several of our Board committees and is well-respected by the independent directors. The Board believes that Mr. Stowe is highly qualified and continues to be in the best position to serve as Lead Independent Director.

Cora M. Tellez
Independent Director since: 2012 Other public boards: 2 HMS Committees: Audit Committee Compensation Committee Nominating and Governance Committee

Ms. Tellez has served as one of our directors since October 2012. Ms. Tellez is the President and Chief Executive Officer of Sterling HSA, an independent health savings accounts administrator which she founded in 2004. Prior to starting Sterling HSA, Ms. Tellez served as President of the health plans division of Health Net, Inc., an insurance provider. She later served as President of Prudential’s western health care operations, CEO of Blue Shield of California, Bay Region and Regional Manager for Kaiser Permanente of Hawaii. Ms. Tellez also serves as Chief Executive Officer of Amazing CARE Network, Inc., a company she founded in January 2015. Ms. Tellez serves on the boards of directors of Pacific Premier Bancorp, Inc. and CorMedix Inc., as well as on the boards of various nonprofit organizations such as the Institute for Medical Quality and UC San Diego’s Center for Integrative Medicine.

Ms. Tellez brings over 25 years of healthcare policy and operations experience to the Board. Her public company operational, financial and corporate governance experience is a valuable resource for our Board and makes her well-positioned to serve as the Chair of the Nominating and Governance Committee, a member of the Audit and Compensation Committees and as an audit committee financial expert.

     |     2018 Proxy Statement     14

CORPORATE GOVERNANCE

Corporate Governance Shareholder Engagement

In an effort to better understand our shareholders’ views regarding our corporate governance and executive compensation practices, during the summer months of 2017, our executives from Finance, Human Resources, Legal and Investor Relations reached out to the corporate governance representatives of our 25 largest institutional shareholders, representing approximately 70% of our outstanding shares, to solicit their points of view on topics of importance to them. Mr. Stowe, as our Lead Independent Director and Chair of the Compensation Committee, and Ms. Rudnick, as Chair of the Audit Committee, also participated in some of these conversations at the invitation of our shareholders. The results of our conversations with the institutional shareholders who participated, as well as feedback received in written communications from our shareholders related to corporate governance and executive compensation matters, were summarized and presented to the Nominating and Governance Committee, the Compensation Committee and ultimately the Board. As a result of this engagement with our shareholders and to maintain leading corporate governance practices, we have taken the actions summarized below. A discussion of our shareholder engagement efforts on executive compensation practices is included below under the heading “Compensation Discussion and Analysis.”

Key Corporate Governance Actions
✓	Included a proposal to declassify the Board from two classes to one class, as described in more detail under the heading “Proposal Three: Approval of Proposed Amendment to Certificate of Incorporation to Eliminate Classification of the Board of Directors”
✓	Strengthened our board and committee self-evaluation process through confidential discussions between our Lead Independent Director and each of the other independent directors individually, rather than using written questionnaires, as described in more detail under the heading “Board and Committee Self-Evaluations”
✓	Included a summary of our 2017 business highlights and execution on our corporate strategy in our CD&A
✓	Resumed our long-standing practice of including a proposal to ratify the selection of our independent auditor, which did not occur in 2017 due to timing issues, as described in more detail under the heading “Proposal Four: Ratification of the Selection of Independent Registered Public Accounting Firm”
✓	Committed to regular annual engagement with our shareholders on corporate governance and executive compensation practices

Results of Election of Directors at 2017 Annual Meeting

At our 2017 annual meeting of shareholders, Mr. Miller, Ms. Rudnick, Mr. Stowe and Ms. Tellez received the affirmative vote of approximately 99 percent, 73 percent, 98 percent and 78 percent of the respective votes cast for their re-election as Class II directors. While the results for Ms. Rudnick and Ms. Tellez were disappointing, we believe the lower support was due in large part to a one-time event. Based on conversations with our large investors during our shareholder outreach as well as commentary from well-known proxy advisory firms, we believe that the amount of non-audit related fees paid to our independent registered public accounting firm for services provided in 2016 was the primary factor that impacted our shareholders’ vote with respect to the re-election of Mses. Rudnick and Tellez, both of whom serve on the Audit Committee. We understand our shareholders’ concern regarding the amount of non-audit fees paid to our independent auditor in 2016 relative to the amount of audit fees paid to them in 2016. Historically, the non-audit fees paid to our independent auditor annually have been significantly less than 50 percent of the audit fees, and we expect that trend to continue going forward. For fiscal 2016, however, the Audit Committee, after fully considering the facts and circumstances, approved the recommendation of executive management to engage our independent auditor, rather than seek another advisor firm, to perform tax advisory services related to tax benefits that had been recently identified because of the limited time available to claim those benefits. The statute of limitations for our 2012 tax return was expiring during 2016, and consequently no refund could be sought for that year unless the necessary work was completed within a short period of time. In addition, a detailed knowledge of our business operations was required for the proper identification of research and development tax credits and domestic manufacturing deductions for which we were eligible and educating a new advisor firm sufficiently would have added to the time and expense involved in completing the project, potentially jeopardizing the filing of an amended return prior to the expiration of the amendment window. The work completed by our independent auditor under this engagement resulted in recognition of refunds for 2016 and prior years totaling approximately $7.9 million and a reduction in our relatively high effective annual tax rate by about 300 basis points for 2016. The total fees for these services were approximately $1.7 million. These tax benefits are also described in our Form 10-Q for the third quarter of 2016 and our 2016 Form 10-K.

     |     2018 Proxy Statement     15

CORPORATE GOVERNANCE

Corporate Governance Highlights

We are committed to maintaining leading corporate governance practices. Key highlights of our corporate governance profile and practices are summarized below.

Leading Corporate Governance Practices
Size of Board	Eight
Majority Independent Board	Seven of our eight current directors are independent
Gender Diversity	Two of our eight current directors are women
Board Leadership Structure	Combined Chairman and CEO
Lead Independent Director	Yes
Board Self-Evaluation	Annual
Voting Standard for Directors	Majority vote (in uncontested elections)
Resignation Policy	Yes
Classified Board	Currently classified into two classes. We are proposing to declassify the Board, as described in Proposal Three.
Percentage of Directors Owning Stock	100%
Stock Ownership Guidelines	Yes
Independent Committees	All board members who serve on a standing board committee are independent
Related Person Transactions	None (based on disclosure requirements under Regulation S-K)
“Poison Pill”	None
Supermajority vote requirements	None

Board Leadership

Our governance framework provides our Board with the flexibility to select the appropriate board leadership structure for HMS. In making leadership structure determinations, the Board considers many factors, including the recommendation of the Nominating and Governance Committee and the pros and cons of alternative leadership structures in light of the current needs of our Company and the best interest of our shareholders.

Mr. Lucia has served as our CEO since March 2009 and has served as both Chairman of the Board and CEO since July 2015. Given the complexity of our business, the rapidly changing healthcare environment in which we operate and the unique opportunities and challenges that we face, the Board believes that having a combined Chairman and CEO role serves the best interests of HMS and its shareholders at this time. Mr. Lucia’s long history with HMS and extensive knowledge of all aspects of our business, the healthcare industry and the macroeconomic environment in which we operate gives Mr. Lucia unique insight into both investor and customer viewpoints, provides HMS with unified leadership internally and externally, and provides HMS with the vision to execute our strategic initiatives and create shareholder value. Mr. Lucia’s service in both roles also enables HMS to speak with a unified voice to our shareholders, customers and employees.

     |     2018 Proxy Statement     16

CORPORATE GOVERNANCE

Our Board understands the importance that our investors place on having a strong board leadership structure with independent oversight. To balance the combined Chairman and CEO position and ensure good governance, appropriate oversight and independence, the independent directors have appointed a Lead Independent Director with defined responsibilities. Our Board leadership structure is further strengthened by the independent oversight function of the Board, which consists entirely of independent directors other than Mr. Lucia, and our committees of the Board, which consist entirely of independent directors and chairs. The Board's oversight function includes independent oversight of the performance of the CEO. Our Board leadership structure is also strengthened by the practices of our Board and committees, including executive sessions of the independent directors, which generally occur at each regular Board and committee meeting.

Lead Independent Director

Our Corporate Governance Guidelines provide that if the offices of Chairman and Chief Executive Officer are held by the same person, the independent directors will appoint a lead director from among the independent directors to supplement the combined Chairman and Chief Executive Officer position and otherwise provide leadership to the independent directors on the Board. Although elected annually, the lead independent director is generally expected to serve for more than one year.

Mr. Stowe has served as the Lead Independent Director of the Board since July 2015. During his tenure as Lead Independent Director, Mr. Stowe has demonstrated strong leadership skills and independent thinking, a deep understanding of the business and healthcare industry and a willingness to meet with investors. The independent directors are confident in Mr. Stowe’s ability to continue to serve as Lead Independent Director and therefore re-appointed him as Lead Independent Director in October 2017. As Lead Independent Director, Mr. Stowe’s duties include:

▪	presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

▪	having the authority to call meetings of the independent directors, as needed;

▪	serving as the principal liaison between the Chairman of the Board and the other directors;

▪	working with the Chairman to approve and prepare Board meeting agendas and schedules, assuring there is sufficient time for discussion of all agenda items;

▪	recommending to the Nominating and Governance Committee selection for the membership and chair position for each Board committee;

▪	interviewing, together with the chair of the Nominating and Governance Committee, all director candidates and making recommendations to the Nominating and Governance Committee;

▪	being available for consultation and direct communication with shareholders to the extent authorized by the Board and circumstances are appropriate;

▪	retaining outside advisors and consultants on certain Board issues; and

▪	otherwise consulting the Chairman and Chief Executive Officer on matters relating to corporate governance and Board performance.

Active involvement of the independent directors who work together and in tandem through their various functional areas of expertise, combined with the qualifications and significant responsibilities of our Lead Independent Director, creates an environment for increased engagement of the Board as a whole and further promotes strong, independent oversight of management and affairs. We believe this leadership structure—a combined Chairman and Chief Executive Officer and a Lead Independent Director—strikes the right balance between effective independent oversight and consistent corporate leadership and continues to be the appropriate leadership structure for HMS at this time.

     |     2018 Proxy Statement     17

CORPORATE GOVERNANCE

Director Independence

A majority of our Board must be comprised of “independent directors” in accordance with the Nasdaq Marketplace Rules. Under Rule 5605(a)(2) of the Nasdaq Marketplace Rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based on its review of the applicable independence standards and answers to annual questionnaires completed by the directors, our Board has determined that each of Messrs. Becker, Callen, Miller, Schwartz and Stowe and Mses. Rudnick and Tellez is an “independent director” as defined under the Nasdaq Marketplace Rules. The Board previously determined that Mr. Alex M. Azar II, who resigned from our Board effective as of November 17, 2017, was an independent director during the time he served on the Board in 2017.

Board of Directors Meetings and Attendance

The Board convenes quarterly on a regular basis and may hold additional meetings as necessary from time to time. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board and the committees on which the director served during 2017 (or portion of 2017 during which he or she served as a director or committee member). Directors are encouraged but not required to attend our annual meetings of shareholders. Mr. Lucia attended our 2017 Annual Meeting.

Executive Sessions of Non-Employee Directors

Following each regularly scheduled quarterly Board meeting (and following other meetings if necessary), our non-employee directors meet in an executive session to review key decisions, discuss their observations and shape future Board meeting agendas, all in a manner that is independent of management and where necessary, challenging management. The executive sessions are led by Mr. Stowe as Lead Independent Director.

Board Committees and Related Matters

The Board has the following standing committees: Audit Committee, Compensation Committee, Compliance and Ethics Committee and Nominating and Governance Committee, each of which operates pursuant to a separate charter that has been approved by the Board. A current copy of each charter is available on our website under the “Investors—Corporate Governance” tabs at http://investor.hms.com/corporate-governance.cfm. Each committee reviews the appropriateness of its charter on an annual basis, as required by its charter, and recommends any changes to the Board for approval.

The Board makes committee and committee chair assignments annually at its meeting following the annual meeting of shareholders, although further changes to committee assignments are made from time to time as deemed appropriate by the Board. The membership of each standing committee as of the date of this Proxy Statement and the number of meetings held by each committee during 2017 are summarized in the table below.

     |     2018 Proxy Statement     18

CORPORATE GOVERNANCE

Committee
Director	Board	Audit(2)	Compensation(3)	Compliance and Ethics	Nominating and Governance
Robert Becker(1)
Craig R. Callen(1)
William C. Lucia	Chairman
William F. Miller III(1)
Ellen A. Rudnick(1)		Chair
Bart M. Schwartz(1)				Chair
Richard H. Stowe(1)	Lead Independent Director		Chair
Cora M. Tellez(1)					Chair
Number of Meetings in 2017	15	12	9	4	5
(1)	The Board has determined that the director is independent as defined in the Nasdaq Marketplace Rules.
(2)	The Board has determined that each member of the Audit Committee meets Nasdaq’s financial knowledge and sophistication requirements and the additional, heightened independence criteria applicable to members of the Audit Committee under SEC and Nasdaq Marketplace Rules. In addition, the Board has determined that Mr. Becker and Ms. Tellez each qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K.
(3)	The Board has determined that each member of the Compensation Committee is an independent director, as independence for compensation committee members is defined in the Nasdaq Marketplace Rules. Each of Messrs. Callen and Stowe and Ms. Tellez also qualifies as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) and as a “non-employee” director under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Audit Committee

As more fully described in its Charter, the Audit Committee’s function is to assist the Board with its oversight of our accounting and financial processes and the audits of our financial statements. The Audit Committee is responsible for oversight of our independent auditor, including sole and direct responsibility to (i) appoint, evaluate and terminate, when necessary, the engagement of our independent auditor, (ii) set the compensation of our independent auditor, (iii) pre-approve all audit and non-audit services to be provided by our independent auditor and (iv) oversee the work of our independent auditor. The responsibilities of the Audit Committee also include, among other things, review of our audited financial statements and quarterly unaudited financial statements that are prepared by management and audited or reviewed by our independent auditor, and oversight of our internal control over financial reporting and disclosure controls and procedures, oversight of the performance of our internal audit function and oversight of our Enterprise Risk Management program.

Additional information regarding the Audit Committee and its functions and responsibilities is included in this Proxy Statement under the headings “Proposal Four: Ratification of the Selection of Independent Registered Public Accounting Firm” and “Audit Committee Report.”

Compensation Committee

As more fully described in its Charter, the Compensation Committee’s function is to discharge the Board’s responsibilities relating to the compensation of our Chief Executive Officer and our other officers who are subject to Section 16 of the Exchange Act, with overall responsibility for approving and evaluating all of our compensation plans, policies and programs as they affect the Chief Executive Officer and such other officers. All of our independent directors as a group approve the compensation of our Chief Executive Officer, taking into account the recommendation of the Compensation Committee. In addition, the Compensation Committee is responsible for (i) producing an annual report on executive compensation for inclusion in our proxy statement or annual report on Form 10-K, as applicable, (ii) reviewing and making recommendations to the Board with respect to compensation for directors, (iii) reviewing and making recommendations to the Board with respect to incentive compensation and equity-based plans that are subject to the approval by the Board and (iv) administering our compensation plans, to the extent authorized under the terms of such plans. The Compensation Committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time.

     |     2018 Proxy Statement     19

CORPORATE GOVERNANCE

Compensation Committee Interlocks and Insider Participation

None of the persons who served on the Compensation Committee during 2017 (Messrs. Stowe (Chair) and Callen and Ms. Tellez) were or are an officer or employee of HMS or had a related person transaction involving HMS requiring disclosure under Item 404 of Regulation S-K. During 2017, none of our executive officers (i) served as a member of the Board or compensation committee (or equivalent entity) of any other entity that had one or more of its executive officers serving as a member of our Compensation Committee or (ii) served as a member of the compensation committee (or equivalent entity) of any other entity that had one or more of its executive officers serving as a member of our Board.

Compliance and Ethics Committee

As more fully described in its Charter, the Compliance and Ethics Committee’s function is to oversee (i) compliance and ethics programs, policies and procedures, (ii) compliance with federal and state laws and regulations applicable to the Company’s business, particularly those related to healthcare, and all applicable Medicare and Medicaid program requirements, (iii) the activities of the Chief Compliance and Ethics Officer and the operation of the Compliance Department and (iv) compliance with our Code of Conduct and related policies and adherence to ethical standards.

Nominating and Governance Committee

As more fully described in its Charter, the Nominating and Governance Committee’s functions are (i) to identify individuals qualified to become board members and recommend director nominees for election at the annual meeting of shareholders, (ii) to review and make recommendations to the Board on corporate governance related matters, (iii) to oversee an annual self-evaluation of the Board and its standing committees and (iv) to recommend the directors to serve on each Board committee and the chair of each committee. The processes and procedures followed by the Nominating and Governance Committee in identifying and evaluating director candidates are described below under the heading “Director Nomination Process.”

Succession Planning

The Nominating and Governance Committee oversees succession planning for our CEO and other executive officers. The CEO succession plan is reviewed at least annually, or more often if appropriate, with the full Board of Directors to ensure a smooth transition in the event of a planned or unplanned vacancy in the office of the CEO. Succession planning for our executive officers other than the CEO is reviewed at least annually and more often as necessary to identify potential successors and oversee their career development planning.

Board and Committee Self-Evaluations

Pursuant to our Corporate Governance Guidelines, the Board and each committee conduct annual self-evaluations, which may include an evaluation of individual directors to assess the qualifications, attributes, skills and experience represented on the Board. The process is guided and overseen by the Nominating and Governance Committee. The committee reviews the overall process annually to consider and determine the optimal method for conducting the evaluations in order to achieve maximum effectiveness. In 2017, the Lead Independent Director conducted guided one-on-one interviews with each of the other directors to assess the performance of the Board and each committee on which such director served, focusing on key performance areas including, but not limited to, corporate strategy, risk oversight, the composition, conduct and culture of the Board and committees, the use of appropriate information in performing relevant duties, follow-through and monitoring with respect to its recommendations and compliance with respective charter requirements. The results of the evaluations were discussed by the full Board at its next regular meeting, and any matters requiring additional consideration as a result of the discussion have been, and will continue to be, if appropriate, addressed at additional Board and committee meetings.

     |     2018 Proxy Statement     20

CORPORATE GOVERNANCE

Director Nomination Process

The Nominating and Governance Committee is responsible for identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board, and for recommending to the Board the nominees for election as directors at any meeting of shareholders and the persons to be elected by the Board to fill vacancies or newly created directorships. The Nominating and Governance Committee periodically reviews with the Board the size and composition of the Board as a whole and the requisite skills and criteria for new directors.

Review of Incumbent Directors

The Nominating and Governance Committee considers, among other things, the performance, experience, tenure, qualifications and skills of incumbent directors, including their respective attendance records and personal attributes as required under our Corporate Governance Guidelines, as well as the need for diversity and financial or other specialized expertise, before making a determination to recommend incumbent directors for nomination for election or re-election as directors. The Nominating and Governance Committee generally will nominate incumbent directors who continue to qualify based upon the criteria considered by the committee and who are willing to continue to serve on the Board, in addition to considering additional director candidates.

Shareholder Recommendations of Director Candidates

The Nominating and Governance Committee will consider director candidates suggested by you, our shareholders, provided that the recommendations are made in accordance with the procedures described in this Proxy Statement in the Additional Information section under the heading “Shareholder Proposals and Director Nominations for 2019 Annual Meeting.” As set forth in the Nominating and Governance Committee Charter, the Nominating and Governance Committee will review and evaluate information available to it regarding candidates proposed by shareholders and will apply substantially the same criteria and follow substantially the same process in considering them, as it does for other candidates.

Criteria for Nomination to the Board

In evaluating prospective candidates, the Nominating and Governance Committee takes into account all factors it considers appropriate, including but not limited to the characteristics of independence, diversity, age, skills and experience, the needs and composition of the Board as a whole (including diversity of skills, background and experience), the performance and continued tenure of incumbent directors, the balance of management and independent directors and the need for financial or other specialized expertise. The Nominating and Governance Committee has not established specific minimum qualifications for a candidate to be recommended for nomination to the Board. Rather, the Nominating and Governance Committee recommends candidates that it believes will enhance our Board and benefit HMS and our shareholders based on the factors discussed above.

Pursuant to our Corporate Governance Guidelines, the Nominating and Governance Committee also will review director candidates’ personal attributes in accordance with the following general criteria:

▪	nominees should have a reputation for integrity, honesty and adherence to high ethical standards;

▪	nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of HMS and should be willing and able to contribute positively to the decision-making process of HMS;

▪	nominees should have a commitment to understand HMS and its industry and to regularly attend and participate in meetings of the Board and its committees;

     |     2018 Proxy Statement     21

CORPORATE GOVERNANCE

▪	nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of HMS, which include shareholders, employees, customers, governmental units, creditors, and the general public, and to act in the interests of all shareholders;

▪	nominees should not have, nor appear to have, a conflict of interest that is not properly mitigated that would impair the nominee’s ability to represent the interests of all HMS’s shareholders and to fulfill the responsibilities of a director; and

▪	nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other category protected by law.

Process for Identifying and Evaluating Nominees

Candidates for director may come to the attention of the Nominating and Governance Committee through current members of the Board, professional search firms, shareholders or industry sources. The Nominating and Governance Committee first evaluates director candidates by reviewing their biographical information and qualifications. Potentially qualified candidates are initially interviewed by our President and Chief Executive Officer and at least one member of the Nominating and Governance Committee and then, if appropriate, by at least a majority of the Nominating and Governance Committee, as well as other members of the Board. After completing the evaluation and interviews and checking the candidates’ references, the Nominating and Governance Committee determines which individuals are qualified to become board members and makes a recommendation to the Board, taking into account the recommendation of the Lead Independent Director (if so designated) as to the individuals who should be nominated for election by the shareholders at a meeting or elected by the Board to fill a vacancy or newly created directorship. The Board makes the final determination whether to nominate or elect a candidate after considering the Nominating and Governance Committee’s recommendation.

The Board of Directors’ Role in Risk Oversight

Our Board has overall responsibility for oversight of HMS’s exposure to risk. The Board, itself and through its committees, regularly discusses our material risk exposures, the potential impact on HMS and the efforts of management it deems appropriate to mitigate the risks that are identified.

HMS has established a formal Enterprise Risk Management (“ERM”) program that assists management in identifying, assessing and managing risk, subject to oversight by the Board and the Audit Committee. Under the ERM program, led by our Risk Management and Internal Audit department, each risk is assigned to appropriate members of our senior leadership team who are responsible for the related operations or corporate function. Through the ERM program, the senior leadership team conducts risk assessments at both the corporate level and across HMS’s business units. The ERM program facilitates the ongoing development of the corporate risk appetite and risk mitigation strategies for key areas of Company risk and is incorporated into strategic and operating decision-making by the Board and management, as appropriate.

The Audit Committee has direct responsibility for overseeing the ERM program. The Audit Committee reviews any changes in the risks and risk-mitigation activities identified through the ERM program at each regular meeting and annually reviews the outputs of the ERM program as a basis for the internal audit plan for the year.

The Board fulfills its oversight responsibility for risk both directly and through its committees. The Board addresses certain risk areas directly through regular reports by the senior leadership team and has delegated authority to its committees to oversee other risk areas that are within the scope of each committee’s responsibility. The Board is routinely informed of each committee’s risk oversight activities through regular reports to the Board.

Board/Committee	Risk Area
The Board	▪ Strategic Plan ▪ Cybersecurity ▪ Capital Structure ▪ Mergers & Acquisitions

     |     2018 Proxy Statement     22

CORPORATE GOVERNANCE

Board/Committee	Risk Area
Audit Committee

▪  Quality and adequacy of processes and internal controls, with consultation from management and our independent registered public accounting firm

▪  Financial statements

▪  Financial reporting and investor disclosure

▪  Accounting and auditing

▪  Significant financial exposure

▪  ERM program

Compensation Committee

▪  Elements of our compensation programs, policies and practices for executive officers, employees and non-employee directors, with guidance from the Compensation Committee’s independent compensation consultant

▪  Incentive-compensation and equity-based compensation plans

Compliance and Ethics Committee

▪  Code of Conduct and Corporate Compliance Program, including compliance-related activities, audits and investigations

▪  Healthcare policies and procedures

▪  Non-financial compliance related to legal, regulatory and ethical requirements of our business operations

Nominating and Governance Committee	▪ Corporate governance, with guidance from legal counsel ▪ Board and committee membership ▪ Succession planning ▪ Overall Board effectiveness

Compensation-Related Risk

We regularly assess risks related to our compensation programs for all employees, including executive and non-executive officers and employees. In February 2018, HMS’s management and Compensation Committee, with the assistance of the Committee’s independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), conducted a comprehensive assessment of the risks associated with our compensation policies and practices as they relate to risk management practices and risk-taking incentives. The Compensation Committee took into consideration our current compensation structure and the possible risks and mitigation factors associated with each compensation element, including, among others, the mix of cash and equity, the balance of fixed compensation with short- and long-term incentives, the use of multi-year vesting periods for equity awards, the use of multiple performance metrics between our equity awards and short-term incentives, clawback provisions that apply to short- and long-term incentive awards, stock ownership guidelines for executive officers and a cap on bonus pool funding and individual payouts for all short-term incentive awards. Based on the results of this assessment, the Compensation Committee does not believe our compensation policies and practices for employees create risks that are reasonably likely to have a material adverse effect on our Company.

As discussed in more detail under the heading “Compensation Discussion and Analysis” below, the Compensation Committee reviews and approves executive compensation programs that focus on having the appropriate balance of features that mitigate compensation-related risk without diminishing the incentive nature of the compensation.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which govern the operations of the Board and its committees and address matters such as director responsibilities and qualifications, committee membership and structure, board composition and structure, director compensation, communications with outside parties and the annual self-evaluation of the Board and its standing committees. Our Corporate Governance Guidelines form an important and flexible framework for the Board’s corporate governance practices and guide the Board in the execution of its responsibilities. They provide, among other things, that:

     |     2018 Proxy Statement     23

CORPORATE GOVERNANCE

▪	the directors shall have full and free access to HMS’s management in discharging their obligation to oversee HMS management;

▪	a majority of directors of the Board must be independent as defined by the standards established by Nasdaq and the SEC;

▪	a director must limit the number of company boards on which he or she serves and must advise the Chairman and the Chair of the Nominating and Governance Committee in advance of joining another board;

▪	a lead independent director shall be appointed annually by the independent directors to provide leadership to independent directors if the offices of Chairman and Chief Executive Officer are held by the same person;

▪	independent directors must promptly inform the Chairman and the Chair of the Nominating and Governance Committee of any matter that may cause a change in their status as independent directors or of an activity that may rise to the level of a material conflict of interest; and

▪	the Nominating and Governance Committee will oversee an annual self-evaluation of the Board and its standing committees, which may include an evaluation of individual directors.

From time to time, the Nominating and Governance Committee will review and reassess our Corporate Governance Guidelines, and, if necessary, recommend changes to the Board. Our Corporate Governance Guidelines are available to view on our website under the “Investors—Corporate Governance” tab at http://investor.hms.com/corporate-governance.cfm.

Code of Conduct

Our Board has adopted a Code of Conduct applicable to all of our directors, officers and employees, including all employees, officers, directors, contractors, contingent workers and business affiliates of HMS subsidiaries. The Code of Conduct is publicly available on our website under the “Investors—Corporate Governance” tab at http://investor.hms.com/corporate-governance.cfm and can also be obtained free of charge by sending a written request to our Corporate Secretary. To the extent permissible under Nasdaq Marketplace Rules, we intend to disclose amendments to our Code of Conduct, as well as waivers of the provisions thereof, that relate to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions on the Company’s website under the “Investors—Corporate Governance” tab at http://investor.hms.com/corporate-governance.cfm.

Certain Relationships and Related Transactions

Related Person Transaction Policy

The Audit Committee is responsible for reviewing all transactions with related persons on an ongoing basis for potential conflict of interest situations, and all such transactions must be approved by the Audit Committee. Our Board has adopted a written Related Person Transaction Policy to assist the Audit Committee in reviewing proposed transactions between HMS and certain individuals deemed to be “related persons.” The policy applies to our executive officers, directors, director nominees and 5% shareholders (and their immediate family members), each of whom we refer to as a “related person,” and governs the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. We refer to such a transaction, arrangement or relationship as a “related person transaction.”

Review and Approval of Related Person Transactions

Pursuant to our Related Person Transaction Policy, a related person must notify the Corporate Secretary of any plan to enter into, extend or modify any transaction with HMS or its affiliates that could be a related person transaction. The proposed transaction is reviewed and, if deemed appropriate, approved by the Audit Committee prior to entry into the transaction. Under the policy, any related person transactions that are ongoing in nature and previously approved by the Audit Committee will be reviewed annually. A transaction with a related person reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. The Audit Committee will review and consider all relevant information regarding the transaction, including the impact on a director’s independence or a Board committee’s composition in the event the related person is a director, as it deems appropriate under the circumstances.

     |     2018 Proxy Statement     24

CORPORATE GOVERNANCE

The Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the best interests of HMS. In connection with approving a transaction with a related person, the Audit Committee may impose any conditions on the transaction that it deems appropriate. All related person transactions will be disclosed in applicable SEC filings to the extent required by the Securities Act of 1933, as amended, and the Exchange Act and related rules and regulations. There have been no transactions with related persons since the beginning of fiscal 2017 reportable pursuant to applicable SEC rules.

     |     2018 Proxy Statement     25

DIRECTOR COMPENSATION

The Compensation Committee has the responsibility for recommending to the Board the form and amount of compensation for directors, which are subject to review and adjustment by the Board from time to time. Directors who are employed by HMS do not receive compensation for their service on the Board. Directors who are not our employees (non-employee directors) receive cash and equity-based compensation for their services as a director. All of our directors are reimbursed for reasonable expenses incurred in connection with attendance at meetings of the Board or its committees.

Standard Compensation Arrangements for Non-Employee Directors

Our standard compensation arrangements for non-employee directors for fiscal 2017 are summarized in the table below. Other than the meeting fees, the amounts shown in the table below are per annum.

		Amount ($)
Board Cash Retainer(1)	Board Member	60,000
Committee Chair Cash Retainer(1)(2)	Audit	20,000
	Compensation	15,000
	Compliance and Ethics	15,000
	Nominating and Governance	15,000
Committee Member Cash Retainer(1)	Audit	7,000
	Compensation	5,000
	Compliance and Ethics	5,000
	Nominating and Governance	5,000
Additional Cash Retainer(1)	Lead Independent Director	25,000
Meeting Fees	Per meeting fee for Board meetings in excess of eight during fiscal year; does not include committee meetings	2,000
Board Equity Retainer(3)	Board Member	165,000
(1)	All cash retainer fees, unless deferred by a director pursuant to the Director Deferred Compensation Plan, are paid in quarterly installments in arrears. Cash retainer fees are pro-rated for partial periods of service.

(2)	Committee chair cash retainers are paid in lieu of the respective committee member cash retainer.

(3)	The annual equity retainer to non-employee directors is in the form of a substantially equal number of non-qualified stock options and restricted stock units. See “Equity-Based Compensation” below for a discussion of the 2017 annual equity retainer awards.

Equity-Based Compensation

Equity compensation provided to our non-employee directors consists of a substantially equal number of stock options and restricted stock units granted pursuant to the 2016 Omnibus Incentive Plan, or 2016 Omnibus Plan. Beginning in 2017, equity grants to our non-employee directors are effective on the date of the annual meeting of shareholders and vest in full on the earlier of (i) the first anniversary of the date of grant or (ii) the date of the next annual meeting of shareholders, provided that the non-employee director remains a member of our Board through the vesting date. Equity grants for new directors joining the Board are approved by the Compensation Committee at its next meeting following the director’s appointment or election, are effective three business days following the date of filing of our next quarterly report on Form 10-Q or annual report on Form 10-K with the SEC, whichever is sooner, and are pro-rated for the director’s partial year of service. For 2017, the Board authorized the annual grant for each non-employee director effective as of August 21, 2017, with an aggregate grant date fair value of $165,000. The Board authorized an additional grant for Mr. Becker and Ms. Rudnick, effective as of June 9, 2017, consisting of an equal number of stock options and restricted stock units with an aggregate grant date fair value of $15,000 and $25,000, respectively, for the additional time and effort required of them in 2017 as members of the Audit Committee in connection with the audit of our 2016 consolidated financial statements. These awards vest on the first anniversary of the date of grant, subject to continued service on the Board. For additional information regarding the 2017 non-employee director equity awards, see “2017 Director Compensation” below.

     |     2018 Proxy Statement     26

DIRECTOR COMPENSATION

Director Compensation Limits

Under the terms of the 2016 Omnibus Plan, the maximum number of shares subject to awards granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, is limited to $500,000 in total value (calculating the value of any such awards based on the grant date fair value of such award for financial reporting purposes). The Compensation Committee may make exceptions to this limit for a non-executive chair of the Board or, in extraordinary circumstances, for other individual non-employee directors, as the Committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Deferred Compensation

Each of our non-employee directors is eligible to participate in our Director Deferred Compensation Plan, under which the non-employee director may elect annually to defer payment of all or a portion of his or her cash retainer fees and annual restricted stock unit grants until the termination of his or her service as a member of the Board. The amount of any cash compensation deferred by a non-employee director is converted into a number of deferred stock units, determined based upon the closing price of our common stock on the Nasdaq Global Select Market on the date such fees would otherwise have been payable, and credited to a deferred compensation account maintained in his or her name. Any restricted stock units that are deferred by a non-employee director are credited to the non-employee director’s account in the form of deferred stock units on a share-for-share basis on the date such restricted stock units would otherwise have been payable. The account will be credited with additional deferred stock units on the payment date for any dividends declared on our common stock, calculated based on the closing price of our common stock on the payment date. On the tenth business day of January of the year following a director’s termination of service for any reason, the amounts accumulated in the deferred compensation account will be paid in a lump sum in shares of our common stock under the 2016 Omnibus Plan equal to the number of whole deferred stock units in the account and cash in lieu of any fractional shares.

The following table sets forth the number of deferred stock units credited to the accounts of our non-employee directors as of December 31, 2017.

Name	Deferred Stock Units (#)
Becker	17,744
Callen	25,784
Miller	4,058
Rudnick	17,328
Schwartz	29,612
Stowe	63,496
Tellez	47,989

Stock Ownership Guidelines for Non-Employee Directors

The Board has established significant stock ownership guidelines for our non-employee directors to encourage non-employee directors to own and hold a meaningful ownership stake in HMS in order to further align their interests and actions with the interests of HMS and its shareholders. Our non-employee directors are required to own shares of HMS common stock equal in value to at least five times their annual cash retainer. For purposes of satisfying these guidelines, a non-employee director’s shares owned outright, directly or indirectly, restricted stock and restricted stock units, whether or not vested, and deferred stock units are counted in determining the non-employee director’s stock ownership. Each non-employee director is required to achieve his or her respective ownership guidelines within five years after election to the Board, or in the case of non-employee directors serving at the time the guidelines were adopted (July 28, 2016), within five years of the date of adoption. To mitigate the impact of stock price fluctuation, the number of shares required to be held by each non-employee director to satisfy the guidelines remains fixed through December 1, 2019, based on the annual cash retainer in effect, and the closing price of our common stock, on December 1, 2016. The Compensation Committee monitors compliance with these guidelines on an annual basis.

     |     2018 Proxy Statement     27

DIRECTOR COMPENSATION

The following graph summarizes the stock ownership of each of our non-employee directors as of December 1, 2017, as a multiple of the annual cash retainer in effect, and the closing price of our common stock, as of December 1, 2016, pursuant to our Stock Ownership Guidelines.

     |     2018 Proxy Statement     28

DIRECTOR COMPENSATION

2017 Director Compensation

The following table sets forth compensation earned by each of our non-employee directors for services as a director during fiscal 2017.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Option Awards(2)(4) ($)	Total ($)
Alex M. Azar II(5)	63,153	117,665	47,336	228,154
Robert Becker	84,000	128,328	51,665	263,993
Craig R. Callen	82,000	117,665	47,336	247,001
William F. Miller III	79,000	117,665	47,336	244,001
Ellen A. Rudnick	104,000	135,449	54,556	294,005
Bart M. Schwartz	99,000	117,665	47,336	264,001
Richard H. Stowe	119,000	117,665	47,336	284,001
Cora M. Tellez	99,000	117,665	47,336	264,001
(1)	The amounts in this column include the value of fully vested deferred stock units received under our Director Deferred Compensation Plan in lieu of all or a specified portion of the non-employee director’s cash retainer fees, calculated based on the fair market value of the underlying shares on the dates the cash retainer fees would otherwise have been paid. The aggregate number of deferred stock units credited to non-employee directors in lieu of all or a specified portion of the non-employee director’s cash retainer fees for 2017, pursuant to each director’s election, and the aggregate fair market value (calculated as of the date the units were credited to the non-employee director) of such deferred stock units are shown in Figure 1 below.

(2)	The number of outstanding stock options and unvested restricted stock units, whether or not deferred under the Director Deferred Compensation Plan, held by the non-employee directors as of December 31, 2017 is shown in Figure 2 below.

(3)	The amounts in this column represent the grant date fair value of the restricted stock units granted to the non-employee directors during fiscal 2017, whether or not deferred, computed in accordance with FASB guidance on stock-based compensation. The relevant assumptions made in the valuations may be found in Note 1 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The number of restricted stock units granted to each non-employee director during fiscal 2017 and the number of such restricted stock units that were deferred under our Director Deferred Compensation Plan, pursuant to each director’s election, are shown in Figure 3 below. The restricted stock units granted on June 9, 2017, whether or not deferred, vest in full on the first anniversary of the date of grant. The restricted stock units granted on August 21, 2017, whether or not deferred, vest in full on the earlier of (a) the first anniversary of the date of grant or (b) the date of the Company’s 2018 annual meeting of shareholders. Vesting is subject to continued service on the Board through the vesting date.

(4)	The amounts in this column represent the grant date fair value of the nonqualified stock options granted to the non-employee directors during fiscal 2017, computed in accordance with FASB guidance on stock-based compensation. The relevant assumptions made in the valuations may be found in Note 1 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The number of nonqualified stock options granted to each non-employee director during fiscal 2017 is shown in Figure 3 below. The stock options granted on June 9, 2017 vest in full on the first anniversary of the date of grant. The stock options granted on August 21, 2017 vest in full on the earlier of (a) the first anniversary of the date of grant or (b) the date of the Company’s 2018 annual meeting of shareholders. Vesting is subject to continued service on the Board through the vesting date.

(5)	Mr. Azar resigned from the Board effective as of November 17, 2017, and therefore, the stock awards and option awards granted to Mr. Azar during 2017, which were unvested as of the date of Mr. Azar’s resignation from the Board, were cancelled in accordance with their terms.

     |     2018 Proxy Statement     29

DIRECTOR COMPENSATION

FIGURE 1-DEFERRED STOCK UNITS RECEIVED IN LIEU OF CASH DURING FISCAL 2017

Name	Deferred Stock Units Received in Lieu of 2017 Cash Compensation (#)	Fair Market Value ($)
A. Azar	3,341	63,166
B. Schwartz	2,649	49,506
R. Stowe	6,372	119,000
C. Tellez	5,298	99,015

figure 2-OUTSTANDING STOCK OPTIONS AND UNVESTED RESTRICTED STOCK UNITS AT DECEMBER 31, 2017

Name	Outstanding Stock Options (#)	Unvested Restricted Stock Units (#)
A. Azar	7,057	—
R. Becker	17,744	7,303
C. Callen	25,784	6,743
W. Miller	30,927	6,743
E. Rudnick	31,861	7,677
B. Schwartz	30,927	6,743
R. Stowe	30,927	6,743
C. Tellez	28,468	6,743

FIGURE 3-STOCK OPTIONS AND RESTRICTED STOCK UNITS GRANTED during fiscal 2017

Name	Nonqualified Stock Options Granted(1) (#)	Restricted Stock Units Granted(2) (#)	Restricted Stock Units Deferred (#)
A. Azar(3)	6,743	6,743	6,743
R. Becker	7,303	7,303	7,303
C. Callen	6,743	6,743	6,743
W. Miller	6,743	6,743	—
E. Rudnick	7,677	7,677	3,838
B. Schwartz	6,743	6,743	3,371
R. Stowe	6,743	6,743	6,743
C. Tellez	6,743	6,743	6,743
(1)	The amounts shown represent the number of nonqualified stock options granted to each non-employee director (other than Mr. Becker and Ms. Rudnick) on August 21, 2017, the date of our 2017 annual meeting of shareholders. The amounts shown for Mr. Becker and Ms. Rudnick represent the aggregate number of nonqualified stock options granted on June 9, 2017 (560 for Mr. Becker and 934 for Ms. Rudnick) and August 21, 2017 (6,743 for Mr. Becker and 6,743 for Ms. Rudnick).

(2)	The amounts shown represent the number of restricted stock units granted to each non-employee director (other than Mr. Becker and Ms. Rudnick) on August 21, 2017. The amounts shown for Mr. Becker and Ms. Rudnick represent the aggregate number of restricted stock units granted on June 9, 2017 (560 for Mr. Becker and 934 for Ms. Rudnick) and August 21, 2017 (6,743 for Mr. Becker and 6,743 for Ms. Rudnick). The amounts shown in this column are inclusive of the number of restricted stock units shown in the Restricted Stock Units Deferred column.

(3)	Mr. Azar resigned from the Board effective as of November 17, 2017, and therefore, the stock awards and option awards granted to Mr. Azar during 2017, which were unvested as of the date of Mr. Azar’s resignation from the Board, were cancelled in accordance with their terms.

     |     2018 Proxy Statement     30

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each person who currently serves as one of our executive officers as of the date of this Proxy Statement. Our executive officers are elected annually by our Board and generally serve at the discretion of our Board. There are no arrangements or understandings between any of our executive officers and any other person pursuant to which they were selected as an officer. None of our directors or executive officers are related to any other director or executive officer of HMS or any of its subsidiaries by blood, marriage or adoption.

Name	Age	Position
William C. Lucia	60	Chairman, President and Chief Executive Officer
Meredith W. Bjorck	42	Executive Vice President, General Counsel and Corporate Secretary
Semone Neuman	54	Executive Vice President, Operations and Information Technology
Cynthia Nustad	47	Executive Vice President, Chief Strategy Officer
Emmet O’Gara	49	Executive Vice President, Total Population Management
Jeffrey S. Sherman	52	Executive Vice President, Chief Financial Officer and Treasurer
Tracy A. South	59	Executive Vice President, Human Resources and Chief Administrative Officer
Douglas M. Williams Jr.	59	President, Markets and Product

The principal occupations for the last five years, as well as certain other biographical information, for each of our current executive officers who are not directors are set forth below. See “Class I Directors (Nominees for Election at the 2018 Annual Meeting)” above for biographical information for Mr. Lucia.

Meredith W. Bjorck
Ms. Bjorck has served as our Executive Vice President, General Counsel and Corporate Secretary since April 2016. Ms. Bjorck previously served as Senior Vice President, General Counsel and Corporate Secretary for Tuesday Morning Corporation, a national off-price retailer, from January 2013 to March 2016. From April 2008 until January 2013, Ms. Bjorck served in various capacities for CEC Entertainment, Inc., an international restaurant chain, including as Deputy General Counsel, Chief Compliance Officer and Corporate Secretary. Prior to joining CEC Entertainment, Ms. Bjorck was an attorney at Fulbright & Jaworski L.L.P. (now Norton Rose Fulbright) and Vinson & Elkins L.L.P., where she specialized in corporate securities and mergers and acquisitions.

Semone Neuman
Ms. Neuman has served as our Executive Vice President, Operations and Information Technology since December 2016, responsible for our operations for coordination of benefits, premium protection and subrogation services and information technology. From April 2013 to December 2016, she served as our Executive Vice President of Operations. Ms. Neuman has extensive experience in healthcare claims processing, operations and reengineering. She has a track record for leading change, driving quality performance and reducing unit costs in complex operating environments. Prior to joining HMS, Ms. Neuman served as Senior Vice President of Claim Operations at United HealthCare (UHC), from 2009 to 2013, where she oversaw the operations for all business lines and major platforms processing over 500 million claims annually. Under her leadership, UHC achieved industry-leading performance levels, earning the American Medical Association designation for the industry’s best claim operation in 2011 and 2012.

     |     2018 Proxy Statement     31

EXECUTIVE OFFICERS

Cynthia Nustad
Ms. Nustad has served as our Executive Vice President, Chief Strategy Officer since December 2016, and is responsible for strategy development, evolution and growth of our technology and analytics software and services, and care management solutions. From February 2011 to December 2016, she served as our Executive Vice President, Chief Information Officer. Prior to joining HMS, Ms. Nustad served as Vice President of Architecture and Technology for Regence Blue Cross Blue Shield (now Cambia Health Solutions), where she was responsible for servicing a large corporation across multiple sites and states from January 2005 to January 2011. Ms. Nustad has over 20 years of management experience in the healthcare information technology industry, including executive experience in enterprise technology, business transformation, product development and innovation. Ms. Nustad and her teams have earned numerous industry awards, including the Computerworld Premier 100 IT Leader award in 2013.

Emmet O’Gara
Mr. O’Gara has served as our Executive Vice President, Total Population Management (TPM), since January 2018, with responsibility for overseeing all aspects of the company’s TPM business development, product innovation, and delivery capabilities. He brings more than 25 years of experience in the healthcare payer, provider, and employer markets. Prior to joining HMS, Mr. O’Gara served as Senior Vice President and Chief Revenue Officer of Cota Healthcare, a healthcare data and analytics company, from August 2017 to December 2017. From September 2009 through July 2017, he served as Senior Vice President and General Manager of Payer and Provider Solutions at MedeAnalytics, a leading healthcare analytics company. During his eight-year tenure, Mr. O’Gara drove new sales, expanded existing accounts, and accelerated revenue growth. Mr. O’Gara has also held key leadership roles at Blue Cross Blue Shield of Massachusetts, Accenture Consulting, and Cigna Healthcare.

Jeffrey S. Sherman
Mr. Sherman has served as our Executive Vice President, Chief Financial Officer and Treasurer since September 2014, and is also responsible for corporate development, investor relations, risk management and corporate security. Mr. Sherman has over 25 years of experience in healthcare operations, strategic planning and financial performance in senior financial executive positions. Prior to joining HMS, Mr. Sherman served as Executive Vice President and Chief Financial Officer of AccentCare, a healthcare delivery organization, from September 2013 to August 2014. From April 2009 to September 2013, he served as Executive Vice President and Chief Financial Officer of Lifepoint Hospitals, Inc. From September 2005 until April 2009, Mr. Sherman served as Vice President and Treasurer of Tenet Healthcare, where he managed all aspects of corporate finance, including cash flow management and capital structure, and was also responsible for risk management. Mr. Sherman served in various capacities for Tenet Healthcare and its predecessor company since 1990, including as a hospital chief financial officer and regional vice president.

     |     2018 Proxy Statement     32

EXECUTIVE OFFICERS

Tracy A. South
Ms. South has served as our Executive Vice President, Human Resources and Chief Administrative Officer since May 2014. She served as our Senior Vice President of Human Resources from December 2011 to May 2014. Ms. South has over 21 years of executive-level human resources experience, including at national healthcare organizations. From 2003 to 2011, Ms. South served as the Senior Vice President, Chief Human Resources Officer at Mosaic Sales Solutions, a privately-held full-service marketing agency in Irving, Texas. During her tenure at Mosaic, she built the company’s North America Human Resources department, focusing on attracting and training a dispersed workforce of over 10,000 employees hired to represent world class brands at retail, in the community and online. In her role, Ms. South oversaw Talent Acquisition, HR Services and Organizational Effectiveness. Ms. South has also served in HR leadership roles at Tenet Healthcare and Aetna US Healthcare.

Douglas M. Williams Jr.
Mr. Williams has served as our President, Markets and Product since December 2016, with responsibility for leading sales and marketing, product management and payment integrity solutions. From January 2015 to December 2016, he served as our Division President of Markets with responsibility for leading the state and federal government and commercial markets, sales and marketing. From December 2013 to January 2015, he served as our Division President of Commercial Solutions, responsible for leading our commercial product and business development strategy. Prior to joining HMS, Mr. Williams served as Chief Information Officer of Aveta Inc. (now part of Optum, Inc.), a provider of managed healthcare services, from 2010 to 2013. Mr. Williams has over 25 years of experience in healthcare information technology, sales, and operations.

     |     2018 Proxy Statement     33

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”), describes our 2017 executive compensation program and certain actions with respect to our 2017 executive compensation program and should be read in conjunction with the compensation tables that follow this CD&A. In particular, this CD&A explains how the Compensation Committee of the Board made its compensation decisions for our named executive officers for fiscal 2017.

For 2017, our named executive officers are:

▪  William C. Lucia, Chairman, President and Chief Executive Officer (“CEO”)

▪  Jeffrey S. Sherman, Executive Vice President, Chief Financial Officer and Treasurer

▪  Meredith W. Bjorck, Executive Vice President, General Counsel and Corporate Secretary

▪  Semone Neuman, Executive Vice President, Operations and Information Technology

▪  Douglas M. Williams Jr., President, Markets and Product

This CD&A is organized into the following sections:

Executive Summary

2017 Financial Performance Overview

Our full year 2017 financial performance included growth in revenue, net income, adjusted EPS, adjusted EBITDA, and shareholders equity, as well as strong operating cash flow and prudent capital deployment – including the Eliza acquisition and share repurchases.

The following is an overview of our financial performance for the year ended December 31, 2017.

▪	Revenues. Our total revenues grew 6.4 percent to a record $521.2 million from $489.7 million in 2016.

▪	Net income. Our net income grew 6.6 percent to $40.1 million or $0.47 per diluted share in 2017 from $37.6 million or $0.43 per diluted share in 2016. Net income for 2017 included a benefit of $15.1 million relating to the enactment of the Tax Cuts and Jobs Act in 2017. Net income for 2016 included a benefit of $6.2 million for certain tax credits and deductions recognized in the third quarter of 2016.

▪	Adjusted EBITDA. Our earnings before interest, income taxes, depreciation and amortization, stock-based compensation and non-recurring legal expense (“adjusted EBITDA”) grew 6.1 percent to $124.6 million from $117.4 million in 2016.

▪	Adjusted EPS. Our adjusted earnings per diluted share (“adjusted EPS”) grew 48.0 percent to $1.11 per diluted share from $0.75 per diluted share in 2016. Adjusted EPS for 2017 included a non-cash tax benefit of $0.40 per diluted share due to the enactment of the Tax Cuts and Jobs Act in 2017. Excluding the tax benefit, adjusted EPS for the full year was $0.71 per diluted share. Adjusted EPS for 2016 included a benefit of $0.07 per diluted share for certain tax credits and deductions recognized in the third quarter of 2016.

     |     2018 Proxy Statement     34

EXECUTIVE COMPENSATION

▪	Stock Price. Our stock price decreased by 6.7 percent for the one-year period ended December 29, 2017, the last trading day in 2017, from $18.16 per share to $16.95 per share.

A reconciliation of the non-GAAP financial measures (adjusted EBITDA and adjusted EPS) to the most directly comparable GAAP measures is set forth on ANNEX A of this Proxy Statement.

2017 BUSINESS AND STRATEGY highlights

In 2017, we executed on a number of strategic initiatives. Our business and strategy highlights for 2017 include the following:

▪	Continuing to expand the scope of our relationship with existing customers and adding new ones. Our sales of Payment Integrity and Coordination of Benefits solutions to new and existing customers in 2017 were strong, with increasing product penetration among the independent blues and regional Managed Care plans. We brought additional value to our large customer base by selling them additional HMS products and services and expanding the scope of our relationships to include their additional lines of business (Medicaid managed care, Medicare Advantage, at-risk group, ASO, TPA, etc.). Our outreach to our customers regarding Eliza’s sophisticated analytics, patented technologies and multichannel outreach capabilities resulted in additional sales by year-end. In addition, we added new customers through direct sales and by acquisition via Eliza.

▪	Introducing new “homegrown” products and services. HMS continued product innovation in 2017 by implementing process improvements that increased the speed, efficiency and/or yield of existing products and services. These yield improvement efforts contributed to increasing net revenues in 2017, including record Coordination of Benefits revenue in the fourth quarter of 2017. On the strength of our core competencies, we also pursued internal research and development efforts, including initiating and/or completing pilots of two new products in 2017 in order to test their functionality and gauge wider market receptivity.

▪	Utilizing big data. As part of a multi-year capital investment project, we advanced our efforts to leverage technology to handle our ever-growing data input and management needs and support our vision for one data feed fueling multiple HMS products. Via big data, we sought to create a more nimble operating environment and to identify new revenue opportunities within our current service delivery models.

▪	Promoting automation and innovation to improve the efficiency and effectiveness of our services. In 2017, we implemented new technology and process improvements designed to increase recovery yields and increase customer satisfaction, including applying robotics process automation to certain processes and identifying additional areas for future automation. Using artificial intelligence, machine learning and natural language processing, we were able by year-end to handle the increased workflow with lower incremental costs. Investments in technology also led to measurable progress in our Payment Integrity implementations - both in terms of implementations completed and new PI edits initiated.

▪	Building out our new health management and member engagement technology platform. In connection with our efforts to build a broad foundation of technology and service solutions to help customers better manage quality, cost and compliance across all lines of business, we acquired Essette’s care management platform in 2016, and Eliza’s comprehensive and personalized outreach and health engagement solutions in 2017.

▪	Continuing opportunistic growth via acquisition. Our approach to M&A was to seek assets to complement our core cost-containment expertise, build care management and care coordination adjacencies to complement the Essette care management platform acquired in 2016, and expand our data analytics capabilities. In April 2017, we executed on this initiative with the acquisition of Eliza. These two recent acquisitions have significantly expanded the total addressable market for HMS services.

▪	Revenue diversification. The commercial market has been a strategic focus area for us, and in the second quarter of 2017, revenue from commercial sources exceeded revenues from our legacy government business for the first time.

     |     2018 Proxy Statement     35

EXECUTIVE COMPENSATION

Key 2017 Compensation ACTIONS

The following highlights key actions taken by the Compensation Committee with respect to our executive compensation program for 2017. These changes were made with the advice of the Compensation Committee’s independent consultant, FW Cook (see “Role of the Independent Compensation Consultant” below), based on a review of executive compensation trends and best practices and our strong shareholder support evidenced by the results of the say-on-pay vote at our 2016 Annual Meeting of Shareholders (“2016 Say-on-Pay Vote”).

Summary of Key 2017 Compensation Actions
Annual Base Salary	In February 2017, the Compensation Committee approved an increase to the CEO’s annual base salary, which had remained unchanged since 2010, based on a number of factors, including strong 2016 financial, operational and strategic performance and shareholder return, among others. The Committee also determined to increase Ms. Bjorck’s annual base salary for 2017. Additional information regarding these actions is included below under the heading “2017 Annual Base Salary Changes.”
Short-Term Incentive Plan Design	In February 2017, the Compensation Committee established the 2017 Short-Term Incentive Plan (the “2017 STIP”), which is substantially similar to the 2016 Short-Term Incentive Plan with respect to the performance criteria and funding curves. To ensure a minimum amount of earnings is achieved before bonuses are paid and to further align the plan design with shareholder interests, the Committee determined that if either the adjusted EBITDA or adjusted EPS results for fiscal 2017 did not meet the minimum threshold for funding under the 2017 STIP, the Committee could use negative discretion to reduce the entire bonus plan funding from the calculated amount. Additional information regarding the 2017 STIP is included under the heading “Annual Short-Term Incentive Compensation.”
Long-Term Incentive Awards(1)	In 2017, in light of our strong shareholder support evidenced by the results of the 2016 Say-on-Pay Vote, the Compensation Committee continued to grant annual long-term incentive awards to our named executive officers consisting, on a substantially equal value basis, of 50% non-qualified stock options and 50% restricted stock units, half of which are subject to stock price performance conditions. Primarily due to the delayed filing of our 2016 annual report on Form 10-K with the SEC, the 2017 long-term incentive awards were granted on June 9, 2017, three business days following the date of filing of our Form 10-Q for the first quarter of 2017 with the SEC. The vesting schedule for the awards, and the time period to meet the stock price performance criteria for the performance-based awards, were established based on the date the 2017 awards would have been granted had the 2016 Form 10-K been timely filed with the SEC. Additional information regarding the 2017 long-term incentives is included under the heading “Annual Long-Term Incentive Compensation.”
(1)	In 2018, based on the results of the say-on-pay vote at our 2017 Annual Meeting of Shareholders and the feedback from our shareholders during 2017, the Compensation Committee changed the design of our long-term incentive awards for 2018. See “2017 Say-on-Pay Vote and Shareholder Outreach” and “Early 2018 Compensation Actions” for additional detail regarding the 2018 awards.

     |     2018 Proxy Statement     36

EXECUTIVE COMPENSATION

Key Compensation Practices and Governance Features

Our executive compensation program reflects a number of best practices used by the Compensation Committee and the Board.

What We Do	What We Don’t Do

Pay-for-Performance. Payment of a significant amount of our executives’ total direct compensation is contingent upon satisfaction of certain pre-determined financial and non-financial objectives.

Annual Say-on-Pay Votes. We have annual say-on-pay votes.

Independent Compensation Consultant. The Compensation Committee retains a compensation consultant that is independent from management to provide advice to the Committee on executive and director compensation, as well as other compensation and benefits matters.

Robust Stock Ownership Guidelines. Our CEO is required to hold five times his base salary in our common stock and all other executive officers are required to hold two times their base salary in our common stock, aligning the executive officer’s interests with those of our shareholders and mitigating the risk of focusing only on short-term goals.

Compensation Recovery (Clawback Policy). We are permitted to recover from any of HMS’s current or former executive officers any incentive bonus and equity compensation gains attributable to such executive officer’s misconduct occurring after January 1, 2015, that causes a subsequent restatement of our financial statements.

Employment Agreements. Each of our executive officers has entered into an employment agreement and restrictive covenant agreement with HMS.

CEO Compensation. All of our independent directors as a group approve the compensation of our CEO, taking into account the recommendation of the Compensation Committee.

No Repricing. We have not reduced the exercise price, repriced or provided cash payment for underwater stock options.

No Hedging or Pledging. We do not permit pledging of our securities as collateral for a loan or entering into hedging and derivative transactions with respect to our securities by employees or directors.

No Evergreen Equity Plans. Our equity plan does not permit evergreen share authorizations or liberal share recycling.

No Pensions or Supplemental Executive Retirement Plans. We only provide retirement benefits to executives that are generally available to all other employees.

No Change-in-Control-Related Excise Tax Gross-ups. We do not include change-in-control excise tax gross-up provisions in employment agreements.

No Single Trigger Change-in-Control Compensation. We provide double trigger change-in-control compensation.

No Excessive Perquisites. We offer limited executive perquisites in order to attract and retain top executive talent and to maintain competitiveness.

2017 Say-on-Pay Vote and Shareholder Outreach

At our 2017 Annual Meeting of Shareholders, approximately 70% of the votes cast on the say-on-pay proposal were voted in favor of our 2016 executive compensation program described in our 2017 Proxy Statement, which was substantially lower than the favorable vote in the previous five years, in which more than 97% of the votes cast were voted in favor of the say-on-pay proposal in each year. In order to understand the change in our shareholders’ views on our executive compensation program, in the early summer months of 2017, our executives from Finance, Human Resources, Legal and Investor Relations reached out to the corporate governance representatives of our 25 largest institutional shareholders, representing approximately 70% of our outstanding shares, to solicit their points of view on topics of importance to them. Mr. Stowe, as our Lead Independent Director and Chair of the Compensation Committee, and Ms. Rudnick, as Chair of the Audit Committee, also participated in some of these conversations at the invitation of our shareholders. The results our conversations with the institutional shareholders who participated were summarized and presented to the Nominating and Governance Committee and the Compensation Committee, as appropriate, and ultimately the Board.

     |     2018 Proxy Statement     37

EXECUTIVE COMPENSATION

Our shareholders provided constructive feedback related to our executive compensation program. We highly value the opinions of our shareholders, and the insight gained through our engagement process regarding our shareholders’ views of our executive compensation program contributed to the Compensation Committee’s decision-making process for 2018.

Year	Say-on-Pay Shareholder Vote
2016 Annual Meeting	97.7%
2015 Annual Meeting	99.5%
2014 Annual Meeting	99.3%
2013 Annual Meeting	99.3%
2012 Annual Meeting	97.3%

Because our executive compensation program for fiscal 2017 was established prior to our 2017 Say-on-Pay Vote, the Compensation Committee made decisions for 2017 based in part on the results of our 2016 Say-on-Pay Vote. Our executive compensation program generally has remained consistent over the past several years based on the significant level of support from our shareholders on our say-on-pay votes, which we believed demonstrated our shareholders’ satisfaction with the program as well as its alignment with compensation best practices. Therefore, the Compensation Committee did not make significant changes to the executive compensation program for 2017. The changes made to the executive compensation program for 2018 are discussed below.

We are committed to continuing our engagement with our shareholders on matters of executive compensation and corporate governance. As our shareholders’ views and market practices on executive compensation evolve, the Compensation Committee will continue to evaluate and, if needed, make changes to our executive compensation program, ensuring that the program continues to reflect our pay-for-performance compensation philosophy and objectives.

Short-Term Incentive Plan Targets

Year	% of Target
2016 bonus paid in 2017	123%
2015 bonus paid in 2016	93%
2014 bonus paid in 2015	72%
2013 bonus paid in 2014	0
2012 bonus paid in 2013	0

With respect to our short-term incentive plan, we heard from our shareholders that the short-term incentive targets should be set rigorously, and we agree with this view. Each year our Compensation Committee sets performance targets based on a robust budgeting and planning process with the full Board and the targets are intended to be challenging. This is evidenced by the bonus payouts to our CEO for 2012 through 2016, which, except for the bonus earned in 2016, were all below target or zero.

For 2016, our revenue and adjusted EPS targets were set at levels higher than the prior year results. However, going into 2016, the Company faced significant revenue uncertainties that were not within management’s control related to the status of our Medicare RAC and New Jersey third party liability contracts, as well as uncertainties related to potential legal fees for trials involving Public Consulting Group (“PCG”), that led to a lower adjusted EBITDA target. Ultimately, the outcome of these uncertainties was substantially more favorable to the Company than originally anticipated, resulting in performance above the adjusted EBITDA target. Going forward, we expect short-term incentive targets to be set higher than prior year actual results, and if appropriate, higher than prior year targets. For 2017, the financial performance targets under our 2017 STIP were set higher than 2016 actual results and higher than 2016 targets, as discussed under the heading “Annual Short-Term Incentive Compensation—Performance Targets.”

Long-Term Incentive Program

With respect to our long-term incentive program, we received constructive feedback from some of our large shareholders related to (i) the ability to achieve performance targets in multiple years under our long-term incentive program and (ii) a preference for the use of a relative performance metric under our long-term incentive program. In consideration of these views, the Compensation Committee reviewed various alternatives to the current design of our long-term incentive program and determined to make changes for 2018. In response to our shareholders’ views regarding relative performance measures, in late 2017, we engaged a third-party consultant to construct and analyze potential relative TSR peer groups that would provide a relevant benchmark to HMS. All S&P Indexes in which HMS is a constituent were analyzed, and two alternatives were presented to the Compensation Committee for consideration based on factors such as industry, size and location of the constituents, among others. The Committee then reviewed the constituents’ historical TSR performance compared to HMS’s TSR performance over the same measurement periods, as well as the historic volatilities and the three-year correlations of constituent stock prices to that of HMS. The Committee also reviewed the same data for the constituents in its executive compensation peer group. Based on the data reviewed, the Compensation Committee determined that none of the options considered would create a relevant relative TSR peer group for HMS that would appropriately incentivize performance due to the lack of direct business matches and the misalignment between the constituents’ and HMS’s historical volatilities and 3-year stock price correlations.

     |     2018 Proxy Statement     38

EXECUTIVE COMPENSATION

However, we understand and value the views expressed by our shareholders, and to eliminate the ability to achieve performance targets in multiple years, the Compensation Committee introduced premium-priced stock options as the performance-based component of the long-term incentive program for 2018, comprising 50% of the value of the annual long-term incentive awards granted to the named executive officers. The Committee established the exercise price of the options at 15% above the closing price of our common stock on the date of grant, requiring our executives to deliver a significant return to investors (greater than 15%) before the executives can benefit from their stock options. The Committee believes that premium-priced stock options strongly support our objective of ensuring that pay is aligned with increasing shareholder value and encouraging stock ownership, while also fostering retention. The options vest ratably over three years, subject to continued employment. Additional information regarding the 2018 long-term incentive awards is included under the heading “Early 2018 Compensation Actions.”

Philosophy, Objectives and Principles of Our Executive Compensation Program

Our mission is to make the healthcare system work better for everyone. In order to support that mission and Board-approved strategic objectives, while providing adequate returns to our shareholders, we must compete for, attract, develop, motivate and retain top quality executive talent at the corporate and operating business unit levels during periods of both favorable and unfavorable business conditions.

Our executive compensation program is a critical management tool in achieving these objectives. “Pay-for-performance” is the underlying philosophy for our executive compensation program. The program is designed and administered to:

▪	reward performance that drives the achievement of our short and long-term goals;

▪	align the interests of our senior executives with the interests of our shareholders, thus rewarding individual and team achievements that contribute to the attainment of our business goals;

▪	attract, develop, motivate and retain high-performing senior executives by providing a balance of total compensation opportunities, including salary and short and long-term incentives that are competitive with similarly situated companies and reflective of our performance; and

▪	motivate our senior executives to pursue objectives that create long-term shareholder value and discourage behavior that could lead to excessive risk, by balancing our fixed and at-risk pay (both short and long-term incentives) and choosing multiple financial metrics for our short and long-term incentives.

Pay-For-Performance

We design our compensation programs to make a meaningful amount of target total direct compensation (salary, plus target annual incentive compensation, plus target annual long-term incentive compensation) dependent on the achievement of performance objectives.

     |     2018 Proxy Statement     39

EXECUTIVE COMPENSATION

In the chart that follows, we compare the aggregate target total direct compensation for our CEO for the last three fiscal years to the aggregate compensation for the last three fiscal years that had been earned or that may be considered realizable (based on the methodology described below) as of December 31, 2017. The chart illustrates that our annual and long-term incentive programs over the past three fiscal years have been designed to make a meaningful amount of our CEO’s target total direct compensation dependent on the achievement of performance objectives and have resulted in actual compensation significantly less than the target amount.

TARGET LEVEL VS. REALIZABLE COMPENSATION
(3-YEAR AGGREGATE CEO COMPENSATION)
Fiscal Years 2015-2017
(in millions)

$12
$10
$8
$6
$4
$2
$-
$11.17
$7.17
$2.00
$2.00
$8.32
$4.45
$1.87
$2.00
Target Level Compensation (1)
Realizable Compensation (2)
Salary
Short-Term Incentive Plan
Equity-Based Awards

(1)	“Target Level Compensation” equals the sum of (i) annual base salary in effect on December 31 of each of the last three fiscal years, (ii) the target value of short-term cash incentive awards for each of the last three fiscal years and (iii) stock awards and option awards granted in each of the last three fiscal years valued at the grant date fair value, the same value at which such awards are required to be reflected in the Summary Compensation Table included in this Proxy Statement, under applicable SEC regulations. Target Level Compensation does not include amounts under All Other Compensation in the Summary Compensation Table.

(2)	“Realizable Compensation” equals the sum of (i) annual base salary in effect on December 31 of each of the last three fiscal years, (ii) actual short-term cash incentive awards earned in each of the last three fiscal years, as reflected in the Summary Compensation Table included in this Proxy Statement, (iii) the value as of their vesting date of any portion of stock awards granted in each of the last three fiscal years that vested prior to December 31, 2017, (iv) an assumed realizable value for any portion of stock awards granted in each of the last three fiscal years that remained unvested on December 31, 2017, based on the closing market price per share of our common stock on December 29, 2017, the last trading day in 2017, of $16.95 per share and (v) the intrinsic value of option awards granted during fiscal 2015 and 2016 based on the difference between the option exercise prices of $16.77 per share and $13.94 per share, respectively, and the closing market price per share of our common stock on December 29, 2017 of $16.95 per share. For purposes of this table, the intrinsic value of the option award granted during 2017 is zero because the award has an exercise price per share that is greater than the closing market price per share of our common stock on December 29, 2017. For purposes of this table, all performance-based stock awards and option awards are considered earned and all option awards (whether time-based or performance-based) are considered fully vested. The value that may be realized by our CEO on such stock awards and option awards in the future, if any, will depend on the extent to which the performance-based stock awards and option awards are earned and vest, the extent to which time-based stock awards and option awards vest, the market price of our common stock on the vesting date for stock awards and the extent to which there is appreciation in the market price of our common stock over the respective exercise price per share of stock options at the time such options are exercised.

     |     2018 Proxy Statement     40

EXECUTIVE COMPENSATION

How We Determine Executive Compensation

Role of SHAREHOLDERS

As discussed above under "2017 Say-on-Pay Vote and Shareholder Outreach," in 2017 we reached out to a number of our largest institutional shareholders to solicit their points of view on topics of importance to them, including executive compensation matters. We are committed to continuing our engagement with our shareholders from time to time on matters of executive compensation and corporate governance. As our shareholders’ views and market practices on executive compensation evolve, the Compensation Committee will continue to evaluate and, if needed, make changes to our executive compensation program, ensuring that the program continues to reflect our pay-for-performance compensation philosophy and objectives.

Role of Management

Our CEO, together with our Chief Financial Officer and Executive Vice President of Human Resources, develop recommendations regarding the design of our executive compensation program. In addition, they are involved in setting the financial and strategic objectives that, subject to the approval of the Board and the Compensation Committee, are used as the performance measures for the short and long-term incentive plans. Both the CEO and the Chief Financial Officer provide the Compensation Committee with information relevant to determining the achievement of financial and non-financial performance objectives and related funding levels under our short-term cash incentive plan. Also, as part of its review process in determining executive compensation, the Compensation Committee receives from our CEO an assessment of each other executive officer’s performance and compensation recommendations for such officer, including base salary and short and long-term incentives.

Role of the Compensation Committee

Our executive compensation program is administered by the Compensation Committee, which is composed entirely of independent directors. The Compensation Committee is responsible for designing our executive compensation program, including each element of the program, and determining and approving total executive remuneration. Each year, the Compensation Committee reviews a competitive analysis and assessment of the compensation provided to executive officers and approves executive compensation based on this review, as well as an evaluation of recommendations presented by our CEO with respect to the other executive officers and the advice of FW Cook. Our CEO does not participate in the Compensation Committee’s deliberations or decisions with regard to his own compensation, and the Compensation Committee’s decisions with respect to our CEO’s compensation are reviewed and approved by the independent members of the Board as a group.

Role of the Independent Compensation Consultant

The Compensation Committee is authorized to engage its own independent advisors to assist in carrying out its responsibilities. The Compensation Committee has retained FW Cook as its independent compensation consultant. Representatives of FW Cook regularly attend Compensation Committee meetings and communicate with the Chair of the Compensation Committee outside of meetings. FW Cook reports directly to the Compensation Committee and the Compensation Committee oversees the fees paid for its services. FW Cook provides the Compensation Committee with independent and objective guidance on a variety of matters related to our executive and director compensation programs and general compensation and benefits matters. In addition, FW Cook provides objective guidance regarding management’s executive compensation recommendations, with the instruction that FW Cook is to advise the Compensation Committee independent of management and to provide such advice for the benefit of HMS and its shareholders. FW Cook does not provide any consulting services to HMS beyond its role as a consultant to the Compensation Committee. The Compensation Committee conducts an assessment of the independence of its compensation consultant annually, pursuant to SEC rules and, following its most recent assessment in February 2018, concluded that no conflict of interest exists that would prevent FW Cook from serving as an independent consultant to the Compensation Committee.

During fiscal 2017, FW Cook provided the following services to the Compensation Committee:

▪	assisted in the design and development of all elements of the 2017 executive and director compensation programs;

     |     2018 Proxy Statement     41

EXECUTIVE COMPENSATION

▪	consulted on executive compensation target levels and payouts;

▪	consulted on the composition of the peer group and provided competitive benchmarking and market data analysis based on the peer group;

▪	evaluated management’s compensation recommendations and proposals;

▪	reviewed and provided advice on the design of the 2017 Short-Term Incentive Plan;

▪	reviewed agendas for and participated in the Compensation Committee meetings held in 2017;

▪	provided updates regarding evolving regulatory requirements, proxy advisor policies, emerging trends and best practices in executive compensation;

▪	provided advice related to the 2017 Say-on-Pay Vote; and

▪	reviewed and provided advice on HMS’s executive compensation-related disclosures in the 2017 Proxy Statement.

Competitive Pay Positioning and Peer Group Analyses

The Compensation Committee believes that competitive pay positioning is a key factor in helping to achieve our executive compensation program objectives. As part of our annual pay-setting process, the Compensation Committee uses benchmarking data to evaluate each executive officer’s target compensation levels compared to similarly situated executives at peer group companies.

Our peer group companies are selected by the Compensation Committee based on their similarity to us in size, financial profile and scope of operations, as well as potential to compete for executive talent. The Compensation Committee’s general practice is to select companies that position HMS at approximately the peer group median across these metrics. The Compensation Committee reviews the peer group annually with guidance from FW Cook and may make modifications from time to time to ensure that it continues to provide an appropriate benchmark for competitive pay analyses.

In October 2016, the Compensation Committee, with guidance from FW Cook, reviewed the peer group used to benchmark executive compensation for 2016 and determined not to make any changes for 2017. The peer group for 2017 consists of the 14 companies listed below, grouped by sub-industry (the “2017 Peer Group”).

2017 Peer Group Companies
Heath Care Technology	Application Software	Data Processing and Outsourced Services
Allscripts Healthcare Solutions, Inc. athenahealth, Inc. Computer Programs & Systems, Inc. HealthStream, Inc. Medidata Solutions, Inc. Omnicell, Inc. Quality Systems, Inc.	Blackbaud, Inc. Bottomline Technologies (de), Inc. RealPage, Inc. Tyler Technologies, Inc.	ExlService Holdings, Inc. MAXIMUS, Inc. WEX Inc.

The chart below compares our revenue, net income, EBITDA (income before interest, income taxes, depreciation and amortization) and market capitalization to the median of those four measures for our 2017 Peer Group at the time the 2017 Peer Group was reviewed in October 2016. In October 2016, our revenues and market capitalization were below the 2017 Peer Group median, and our net income and EBITDA were above the median.

     |     2018 Proxy Statement     42

EXECUTIVE COMPENSATION

	2017 Peer Group Analysis
(in millions)	HMS ($)	2017 Peer Group Median ($)	HMS Percentile Rank (%)
Revenue(1)	490	633	30
Net Income(1)(2)	29	12	69
EBITDA(1)	94	78	57
Market Capitalization(3)	1,872	2,260	42
(1)	Based on most recently reported four quarters as of October 31, 2016.
(2)	Before extraordinary items and discontinued operations.
(3)	As of September 30, 2016.

During the first quarter of 2017 with guidance from FW Cook, the Compensation Committee evaluated the competitiveness of target compensation levels for our executive officers relative to the compensation of similarly situated executives in the 2017 Peer Group, as well as an analysis of aggregate costs and the dilutive implications associated with our long-term incentive program.

The Compensation Committee does not target the level of total direct compensation (or any specific element of compensation) for our executive officers to a specific percentile of our peer group. Instead, the Compensation Committee exercises its discretion in setting target compensation levels annually based on a variety of factors to achieve our compensation objectives:

▪	each executive’s competitive pay positioning relative to similarly situated executives among our peer companies;
▪	each executive’s scope of responsibilities, individual performance and expected contributions going forward;
▪	each executive's tenure;
▪	relative internal pay levels;
▪	recommendations by the CEO for the other executive officers; and
▪	prior year target and actual compensation levels.

     |     2018 Proxy Statement     43

EXECUTIVE COMPENSATION

2017 Executive Compensation Program

The elements of our executive compensation program for 2017 are summarized in the table below.

Element	Type	Objective	Page No.
Annual Base Salary	Fixed cash compensation for performing day-to-day responsibilities	Helps attract and retain executive talent and recognizes skills, experience, knowledge and responsibilities; balances performance-based compensation risk	45
Annual Short-Term Incentive Compensation	Performance-based cash compensation awards based on the achievement of annual financial goals and strategic objectives Performance measures for plan funding: 25% Revenue 25% Adjusted EBITDA 25% Adjusted EPS 25% Strategic	Promotes and rewards short-term corporate performance based on achievement of both financial and non-financial objectives and provides incentive for individual and business unit performance	47
Annual Long-Term Incentive Compensation	Restricted stock units, 50% performance-based Nonqualified stock options, 50% performance-based Performance measure: Stock Price	Provides alignment with shareholders by building executive stock ownership and tying compensation to the creation of shareholder value; helps retain executive talent	51
Limited Executive Perquisites	Executive disability income insurance Executive financial consulting services Preventative health program benefits	Maintains competitiveness in the market among our peer companies for both retention and recruitment purposes; optimizes physical health	53
Other Elements of Compensation	Broad-based benefits available to all employees Severance, and change-in-control benefits	Attractive benefits package attracts and retains talent Supports executive retention and encourages executive independence and objectivity in considering a potential change in control transaction	53

Compensation Mix

The Compensation Committee does not have a formal or informal policy or target for allocating target total direct compensation between short-term and long-term compensation, performance and non-performance-based compensation, cash and non-cash compensation, or among the different forms of non-cash compensation. In allocating compensation between the different forms of compensation, the Compensation Committee, with guidance from FW Cook, determines what it believes in its business judgment is the appropriate level with respect to each element of total direct compensation (annual base salary plus target annual and long-term incentive compensation) to achieve the objectives of our executive compensation program. The allocation of the primary elements of compensation for 2017 at target levels for both our CEO and the average of our other named executive officers is shown below.

     |     2018 Proxy Statement     44

EXECUTIVE COMPENSATION

2017 COMPENSATION MIX
CEO TARGET PAY MIX
67.0% Performance-Based
17.0% Service-Based RSUs
15.9% Base Salary
15.9% Target Annual Cash Incentive
17.0% Performance -Based RSUs
34.1% Stock Options (1)
68.1%
AVERAGE NEO (2) TARGET PAY MIX
61.4% Performance-Based
15.5% Service-Based RSUs
23.0% Base Salary
14.9% Target Annual Cash Incentive
15.5% Performance-Based RSUs
31.0% Stock Options (1)
62.0%
Performance-Based Compensation
Non-Performance-Based Compensation
Non-Cash Compensation

(1) For purposes of this illustration, we include all stock options as performance-based compensation. One half of the stock options are subject to additional, pre-determined performance-based vesting criteria based on stock price performance. See "Grants of Plan Based Awards for the Year Ended December 31, 2017" for a description of the vesting and other terms of the option awards granted on June 9, 2017.

(2) Includes named executive officers other than the CEO.

Target pay mix for our executive officers changed slightly in 2017 from 2016, primarily due to increased target long-term incentive opportunity for our named executive officers, as described under the heading “Annual Long-Term Incentive Compensation.” As a result the percentage of performance-based, or at-risk, pay increased for our CEO and our other named executive officers from 63.6 percent and 54.9 percent, respectively, to 67.0 percent and 61.4 percent, respectively.

Annual Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities of our employees, including our named executive officers, and to provide a competitive level of fixed compensation to balance performance-based risks. The key factors in determining base salary are individual and Company performance, job responsibilities, the competitive rate among our peers for positions of like responsibility and internal pay equity among our employees with similar responsibilities and tenure. As noted above, the Compensation Committee does not target the amount of base salary or other components of compensation for our executive officers to a specific percentile of our peer group, but rather considers the peer group analysis together with a variety of factors in determining compensation.

The Compensation Committee reviews base salaries annually and, if appropriate, makes adjustments to reflect market levels generally every two years after taking into account individual responsibilities, performance and experience, the recommendations of the CEO and the benchmarking data provided by FW Cook. The Compensation Committee also reviews salaries on an interim basis as it determines appropriate based on significant changes in an executive’s scope of responsibilities.

     |     2018 Proxy Statement     45

EXECUTIVE COMPENSATION

2017 Annual Base Salary Changes

In February 2017, following its annual performance evaluation of the CEO for 2016, the Compensation Committee approved a new annual base salary for the CEO, which was ratified and approved by the independent directors. The Committee believes that Mr. Lucia’s leadership in 2016 was instrumental in driving our strong financial results for 2016, as well as our strategic and operational achievements in 2016, and ultimately increasing shareholder value. The Committee also considered the market competitiveness of Mr. Lucia’s annual base salary compared to the CEOs of our peer companies and his expected contributions going forward. In addition, the Committee considered that Mr. Lucia had not received an increase in annual base salary since August 2010. A summary of the results and achievements considered by the Compensation Committee in evaluating Mr. Lucia’s performance for 2016 is shown below. Based on these achievements and other considerations described above, the CEO’s annual base salary was increased from $650,000 to $700,000, effective as of February 27, 2017.

Summary of 2016 Results and Achievements
Financial Results	▪ Increased revenues 3.3% to $489.7 million
▪ Increased net income 53.6% to $37.6 million or $0.43 per diluted share
▪ Increased adjusted earnings before interest, income taxes, depreciation and amortization, stock-based compensation and non-recurring legal expense (“adjusted EBITDA”) 4.4% to $117.4 million
▪ Increased adjusted earnings per diluted share (“adjusted EPS”) 31.6% to $0.75
▪ Improved overall profitability and margins and increased cash flow
▪ Increased stock price 47.2% for the one-year period ended December 30, 2016
Strategic and Operational Achievements	▪ Maximized capital deployment through the Essette care management platform acquisition and return of approximately $20.5 million to shareholders through share repurchases
▪ Successful resolution of PCG litigation and New Jersey third-party liability contract award protest and reprocurement of Medicare RAC contract
▪ Significant growth in our commercial revenues, exceeding state revenue for the first time
▪ Meaningful shareholder engagement and growth in shareholder base
▪ Increased employee engagement
▪ Increased customer loyalty and retention
▪ Favorable change management and cultural advancements

In addition, the Committee determined to increase Ms. Bjorck’s salary from $360,000 to $375,000 effective as of February 27, 2017, to maintain competitive positioning with similarly situated executives at our peer group companies and in consideration of her leadership and significant achievements in the Legal Department since her employment commenced in April 2016, including among other things the successful resolution of the litigation involving PCG.

The table below shows the annual base salaries for 2016 and 2017 for our named executive officers.

Named Executive Officer	2016 Year End Salary ($)	Change(1) (%)	2017 Salary ($)
Lucia	650,000	7.7	700,000
Sherman	515,000	0.0	515,000
Bjorck	360,000	4.2	375,000
Neuman	500,000	0.0	500,000
Williams	500,000	0.0	500,000
(1) Effective February 27, 2017.

     |     2018 Proxy Statement     46

EXECUTIVE COMPENSATION

Annual Short-Term Incentive Compensation

The Compensation Committee awards annual short-term cash incentive compensation to our named executive officers that reflects financial and strategic achievements based on both objective and subjective criteria, as well as individual performance. Our annual short-term incentive compensation is at-risk compensation. The Compensation Committee believes that this element of our executive compensation program promotes our performance-based compensation philosophy by providing named executive officers with direct financial incentives to achieve specific short-term performance goals intended to increase shareholder value and rewards both overall short-term corporate performance and individual contributions to attaining such performance. Our annual short-term cash incentive awards are paid in a lump sum during the first quarter following the completion of the fiscal year.

Each of our named executive officers was eligible to participate in the 2017 STIP. The target incentive opportunity for each of the named executive officers under the 2017 STIP, as approved by the Compensation Committee, is shown in the table below expressed as a percentage of base salary. The target incentive opportunities were determined based upon a number of factors, including salary levels, job responsibilities and the appropriate targeted level of short-term incentive opportunity for each named executive officer.

Named Executive Officer	Target Incentive Opportunity (as a % of base salary)
Lucia	100%
Sherman	65%
Bjorck	65%
Neuman	65%
Williams	65%

Bonus payouts under the 2017 STIP were subject to the achievement of pre-determined performance goals based on the following metrics and relative weights:

We chose revenue, adjusted EBITDA and adjusted EPS as financial metrics under the 2017 STIP because we believe each is a strong indicator of our overall financial performance, a key indicator used by industry analysts to evaluate our operating performance and motivates our executives to drive company growth and profitability. Adjusted EBITDA and adjusted EPS are non-GAAP financial measures that are reported to our shareholders in press releases, financial presentations and annual reports, and provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because they allow them to understand and compare the Company's operating results during the current periods to the prior year periods in a more consistent manner. In addition, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, these non-GAAP financial measures provide a more complete understanding of the results of operations and trends affecting the Company’s business. Consistent with 2016, the Committee determined that payout of 50% of the bonus pool should be based on performance against earnings targets in order to drive profitability and long-term shareholder value. We also chose to include strategic objectives under the 2017 STIP, some of which are directly tied to financial performance, which are designed to enhance profitability and create long-term shareholder value.

     |     2018 Proxy Statement     47

EXECUTIVE COMPENSATION

We define adjusted EBITDA, which is a non-GAAP measure, as earnings before interest, income taxes, depreciation and amortization, stock-based compensation and non-recurring legal expense.

We define adjusted EPS, which is a non-GAAP measure, as diluted earnings per share adjusted for stock-based compensation expense, non-recurring legal expense, amortization of acquisition related software and intangible assets and for the related taxes.

Performance Targets. Performance targets for the financial metrics are established based on the annual financial plan approved by the Board during the first quarter of the year and are intended to be challenging. We take a bottom up approach to our annual budgeting process and carefully evaluate all aspects of our expected financial performance. For 2017, the performance targets for revenue, adjusted EBITDA and adjusted EPS were set higher than the related 2016 targets and higher than our 2016 actual performance based on a number of factors, including expectations of overall revenue growth and margin improvement in 2017 in light of a favorable macro healthcare environment; an expanding set of cost containment solutions; strong health plan sales in 2016 and the run rate benefit of business implemented throughout 2016; ongoing product yield improvement initiatives; and a robust pipeline of potential sales.

A threshold level of performance against each of the financial performance targets is required in order for the respective portion of the plan to be funded. If the threshold level is met, the actual payout amount is calculated based on the performance curves below, which provide for funding greater than the target level only if results exceed 105% of target. In order to align the plan design with shareholder interests, the 2017 STIP was funded based on linear curves rather than accelerated funding for above-target performance, as used by many of our peer companies. To ensure a minimum amount of earnings is achieved before bonuses are paid and to further align the plan design with shareholder interests, the Committee determined that if either the adjusted EBITDA or adjusted EPS results for fiscal 2017 did not meet the minimum threshold for funding under the 2017 STIP, the Committee could use negative discretion to reduce the entire bonus plan funding from the calculated amount.

	Adjusted EBITDA and Adjusted EPS		Revenue
Performance Targets	% of Target Achieved	% Funding of Plan	% of Target Achieved	% Funding of Plan
Threshold	85%	50%	90%	50%
Target Range	95 - 105%	100%	95 - 105%	100%
Maximum	130%	200%	120%	200%

Strategic Objectives. The Compensation Committee established the following strategic objectives under the 2017 STIP, along with specific measures by which to determine the results: (i) achieve revenue growth by product and market; (ii) increase customer loyalty and retention; (iii) increase growth through mergers and acquisitions and product development; (iv) improve margins and reduce costs; (v) increase employee engagement; and (vi) execute on government relations strategy. The level of achievement of the strategic objectives is determined in the Compensation Committee’s sole discretion based on its review of the measured results, subject to a limit of 200% of target.

Results Under the 2017 Short-Term Incentive Plan

For fiscal 2017, we reported the following results under the financial performance measures that are used in determining payouts under our 2017 STIP.

     |     2018 Proxy Statement     48

EXECUTIVE COMPENSATION

The 2017 STIP authorized the Compensation Committee to adjust the results for the impact of extraordinary items or events that affected our 2017 financial results. For purposes of determining corporate performance under the 2017 STIP, and consistent with the terms of the plan, the Committee excluded the impact of the non-cash tax benefit of $0.40 per diluted share associated with the enactment of the Tax Cuts and Jobs Act in 2017, the results of Eliza Holding Corp. (“Eliza”), which was acquired in 2017, unbudgeted transaction costs related to the Eliza acquisition and the one-time cost associated with the early termination of our sub-lease for the premises in New York City, New York (the “New York Lease”). The early termination of the New York Lease and related relocation to new office space is expected to result in a multi-year net financial benefit to HMS of approximately $3.5 million.

In addition, while the Company made notable progress on the execution of its strategy as discussed under the heading “2017 Business and Strategy Highlights”, based on the Compensation Committee’s evaluation of performance against the pre-established strategic objectives measures, the Committee determined that a below target score of 34.3% for achievement of strategic objectives was appropriate based on lower than expected results with respect to revenue growth in certain markets and products, margin improvement and growth through M&A and product development.

The calculated funding level under the 2017 STIP is set forth below.

	Pre-Established Performance Targets			Results under 2017 STIP	Percent Achievement	Weighting	Weighted Funding Result(4)
	Threshold	Target Midpoint	Maximum
Revenue	$482.7M	$536.3M	$643.6M	$490.9M(1)	91.5%	25%	16.3%
Adjusted EBITDA	$116.7M	$137.3M	$178.5M	$126.1M(2)	91.9%	25%	21.1%
Adjusted EPS	$0.68	$ 0.80	$ 1.04	$ 0.73(3)	90.8%	25%	19.7%
Strategic Objectives		100%	200%	34.3%	34.3%	25%	8.6%
				Total Funding Percentage			65.6%
(1)	Excludes the results of Eliza, which was acquired in 2017.
(2)	Excludes the results of Eliza and the impact of unbudgeted transaction costs related to the Eliza acquisition and the New York Lease termination.
(3)	Excludes the results of Eliza and the impact of unbudgeted transaction costs related to the Eliza acquisition, the New York Lease termination and the non-cash tax benefit of $0.40 per diluted share associated with the enactment of the Tax Cuts and Jobs Act in 2017.
(4)	Based on performance curves shown under the heading “Performance Targets” and rounded.

     |     2018 Proxy Statement     49

EXECUTIVE COMPENSATION

2017 Bonus Payouts

Bonus payouts for 2017 reflect the Company’s below target achievement of pre-established financial and strategic objectives for fiscal 2017 under the 2017 STIP, demonstrating the linkage between pay and performance.

Each of the named executive officers’ short-term incentive awards for 2017 were determined by applying the formula set forth below, which, as provided under the 2017 STIP, includes the Committee’s ability to use discretion to modify the calculated payout based on business unit and individual performance.

				2017 STIP funding percentage of 65.6% based on achievement of:		Cash Incentive Award
Base Salary	x	Target Incentive Opportunity	x	• 25% Adjusted EBITDA Target • 25% Adjusted EPS Target • 25% Revenue Target • 25% Strategic Objectives	=	(may be modified based on business unit and individual performance)

The Compensation Committee considered the CEO’s recommendations regarding individual bonus amounts for the named executive officers (other than himself) based on both corporate performance (as determined by the level of achievement under the 2017 STIP) and the officers’ individual performance and determined to modify the awards for Mses. Bjorck and Neuman and Messrs. Sherman and Williams based on performance within their respective business units. Mr. Lucia’s bonus amount was determined solely based on corporate performance under the 2017 STIP, and all of the independent members of the Board as a group approved and ratified the Compensation Committee’s decision with respect to the CEO’s bonus amount. The table below compares target bonus amounts to actual bonus amounts paid to the named executive officers under the 2017 STIP.

Named Executive Officer	Target Bonus ($)	Actual Percentage of Target Bonus Paid (%)	Actual Bonus ($)
Lucia	650,000	65.6	459,200
Sherman	334,750	70.0	234,325
Bjorck	243,750	66.0	160,875
Neuman	325,000	70.0	227,500
Williams	325,000	63.0	204,750

Other Considerations

The 2017 STIP operates as a sub-plan under our Annual Incentive Compensation Plan as amended and restated (the “AIP”), which was adopted by the Board and approved by our shareholders in order to qualify incentive awards as performance-based compensation that is intended to be deductible (to the extent possible) for federal income tax purposes under the Code. Each of the named executive officers was a participant in the AIP for 2017 and was eligible to receive a maximum bonus award of $5,000,000 for the 2017 performance period, subject to the Compensation Committee’s authority to use negative discretion, if the predetermined objective goal for the fiscal year was met. This limit is in addition to the limit on performance-based cash awards under the 2016 Omnibus Plan. EBITDA was selected as the performance metric under the AIP for fiscal 2017 because it is one of the primary metrics used to measure our operating performance and although it is a non-GAAP financial measure, its components are calculated based on generally accepted accounting principles (GAAP). EBITDA is defined as income before interest, income taxes, depreciation and amortization. The Compensation Committee establishes an initial performance requirement under the AIP, pursuant to which an executive may earn the initial right to receive the maximum bonus under the AIP. The performance requirement for fiscal 2017 was established at $50 million in EBITDA. The 2017 STIP then establishes a second performance requirement, consisting of the performance goals and objectives described above. The potentially achievable incentive compensation under this second performance requirement is less than or equal to the maximum possible bonus specified in the AIP which was approved by the shareholders.

     |     2018 Proxy Statement     50

EXECUTIVE COMPENSATION

Annual Long-Term Incentive Compensation

We believe that equity awards provide our named executive officers with a strong link to our long-term performance in order to create an ownership culture and help to align their interests with those of our shareholders. Beginning in June 2016, annual long-term incentive awards have been granted pursuant to our 2016 Omnibus Plan. The 2016 Omnibus Plan, which is administered by the Compensation Committee, is intended to furnish a material incentive to employees by making available to them the benefits of a larger common stock ownership in HMS through stock options and other awards. The Board and the Compensation Committee believe that these increased incentives align compensation with the achievement of our long-term financial goal of creating shareholder value and our strategic objectives as measured over multi-year periods, as well as assist in the retention of employees.

Due to the delay in filing the Company’s annual report on Form 10-K for the year ended December 31, 2016 with the SEC, the Committee determined to make the awards effective on the third business day following the date of filing of our quarterly report on Form 10-Q for the period ended March 31, 2017, with the SEC. The vesting schedule for the awards, and the time period to achieve the stock price performance condition for the performance-based awards, were established based on the date the 2017 awards would have been granted had the 2016 Form 10-K been timely filed with the SEC, which was March 3, 2017.

Types of Long-Term Incentive Awards

For 2017, prior to our shareholder outreach discussed under the heading “2017 Say-on-Pay Vote and Shareholder Outreach,” the Compensation Committee granted 50% of the total annual long-term incentive award value to our named executive officers in nonqualified stock options (50% of which are subject to stock price performance conditions) and 50% in restricted stock units (50% of which are subject to stock price performance conditions), pursuant to the 2016 Omnibus Plan. We believe that the mix of performance-based and non-performance-based stock options and restricted stock units is appropriate because it represents a balanced approach that reinforces our emphasis on pay-for-performance while retaining, incentivizing and compensating named executive officers for achievement of long-term goals intended to increase shareholder value. For information regarding changes made to our long-term incentive program for 2018, see “2017 Say-on-Pay Vote and Shareholder Outreach” and “Early 2018 Compensation Actions.”

Time-Based Stock Options. We believe stock options strongly support our objective of ensuring that pay is aligned with changes in shareholder value. We set the exercise price of all stock options equal to or above the closing price of our common stock on the Nasdaq Global Select Market on the day of the grant. Accordingly, a stock option is intended to provide a return to the executive only if the market price of our common stock appreciates from the exercise price of the stock option and the executive remains employed during the vesting period. To foster retention and long-term performance, time-based stock options vest in one-third increments on the first, second and third anniversaries of the date of grant.

Time-Based Restricted Stock Units. We believe restricted stock unit grants support the goal of retaining our named executive officers and further align the interests of our executives with shareholders by increasing their stock ownership. Because these restricted stock units vest in installments over time, these awards will provide a return to the executive only if the executive remains employed during the vesting period. The value of restricted stock unit awards increases or decreases as the market price of our common stock increases or decreases, further supporting our objective of ensuring that pay is aligned with changes in shareholder value. In addition, restricted stock units generally are perceived as more valuable than stock options during periods of stock price volatility. Time-based restricted stock units vest in one-third increments on the first, second and third anniversaries of the date of grant.

Performance-Based Awards. To drive long-term performance and shareholder value, we established performance conditions with respect to 50% of the stock option awards and 50% of the restricted stock unit awards granted to the named executive officers. Performance-based awards are earned only to the extent pre-established performance goals are met, and, if earned, are subject to the time-based vesting requirements described above. For awards granted in 2017, both the performance-based stock options and performance-based restricted stock units will be earned only if our average closing price per share during the applicable trading days in any consecutive 30 calendar day period preceding the first, second and/or third anniversaries of March 3, 2017 is at least 25% higher than the closing price per share on the date of grant. If the performance condition is met prior to the first anniversary of March 3, 2017, one-third of the performance-based stock options and restricted stock units will vest in three equal installments on the first, second and third anniversaries of March 3, 2017; if the performance condition is met after the first anniversary but prior to the second anniversary of March 3, 2017, two-thirds of the performance-based stock options and restricted stock units will vest on the second anniversary of March 3, 2017 and one-third will vest on the third anniversary of March 3, 2017; if the performance condition is met after the second anniversary but prior to the third anniversary of March 3, 2017, 100% of the performance-based stock options and restricted stock units will vest on the third anniversary of March 3, 2017. If the performance condition is not achieved before the third anniversary of March 3, 2017, the performance-based stock options and restricted stock units will be forfeited. The named executive officer must remain employed by the Company as of each vesting date. For information regarding changes made to our long-term incentive program for 2018, see “2017 Say-on-Pay Votge and Shareholder Outreach” and “Early 2018 Compensation Actions.”

     |     2018 Proxy Statement     51

EXECUTIVE COMPENSATION

Status of Performance-Based Awards for the 2014-2016 Award Period. The performance-based awards granted to our named executive officers for the 2014-2016 award period were forfeited in 2017 following the Compensation Committee’s determination that the performance goal had not been achieved during the 3-year award period, which illustrates the robust nature of our goal setting. Below is certain information related to the performance-based awards that were forfeited by the named executive officers in 2017.

Name	Award Type	Grant Date	Performance- Based Awards Forfeited in 2017 (#)	Exercise Price of Options ($/Sh)	Grant Date Fair Value of Performance- Based Awards ($)
Lucia	Stock Options	11/12/2014	48,616	21.63	368,752
	Restricted Stock Units	11/12/2014	17,048	—	368,748
Sherman	Stock Options	11/12/2014	22,248	21.63	168,751
	Restricted Stock Units	11/12/2014	7,802	—	168,757
Bjorck	Stock Options	—	—	—	—
	Restricted Stock Units	—	—	—	—
Neuman	Stock Options	11/12/2014	18,952	21.63	143,751
	Restricted Stock Units	11/12/2014	6,646	—	143,753
Williams	Stock Options	11/12/2014	18,128	21.63	137,501
	Restricted Stock Units	11/12/2014	6,357	—	137,502

2017 Annual Long-Term Incentive Compensation

The 2017 annual long-term incentive awards for the named executive officers were determined based upon the Compensation Committee’s subjective evaluation of the factors set forth below and guidance from FW Cook:

▪	competitive positioning among our peer group companies;
▪	corporate performance;
▪	relative shareholder return (for CEO’s evaluation);
▪	recommendations of the CEO, based on individual performance, expected contributions going forward and appropriateness of the grant depending upon the level of responsibility (for executives other than the CEO);
▪	perceived retention value of the award;
▪	comparative share ownership and outstanding equity awards of HMS executives;
▪	awards granted to each executive in prior years; and
▪	potential wealth creation.

     |     2018 Proxy Statement     52

EXECUTIVE COMPENSATION

In 2017, the Compensation Committee also considered the previous decrease in the long-term incentive targets for certain of the named executive officers for 2016, which was based on an approximate 17 percent decline in our stock price in 2016 from 2015, and determined to restore the long-term incentive target levels from 2015 for Ms. Neuman and Mr. Williams. In addition to Mr. Sherman’s 2015 long-term incentive target level, the Compensation Committee considered the recommendation of the CEO in light of Mr. Sherman’s individual and business unit performance and accomplishments in 2016, and determined to increase Mr. Sherman’s long-term incentive target for 2017 beyond his 2015 target level. The Compensation Committee increased Mr. Lucia’s long-term incentive target for 2017 to align with the market median and in consideration of Mr. Lucia’s leadership in 2016, which was instrumental in driving our strong financial results and our strategic and operational achievements in 2016, as move fully described under the heading “2017 Annual Base Salary Changes.” All of the independent directors as a group approved and ratified the 2017 annual long-term incentive award for the CEO.

The following long-term incentive awards were granted to our named executive officers, effective June 9, 2017:

Named Executive Officer	Value of Options Granted ($)	Number of Options Granted(1)(2) (#)	Value of Restricted Stock Units Granted ($)	Number of Restricted Stock Units Granted(1)(2) (#)
Lucia	1,500,000	97,024	1,500,000	39,391
Sherman	850,000	54,980	850,000	22,321
Bjorck	500,000	32,341	500,000	13,130
Neuman	600,000	38,810	600,000	15,756
Williams	600,000	38,810	600,000	15,756
(1)	See “Grants of Plan Based Awards For the Year Ended December 31, 2017” for a description of the vesting and other terms of the option and restricted stock unit awards.
(2)	The options have an exercise price of $19.04 per share.

Limited Executive Perquisites

In order to enhance our ability to recruit and retain highly qualified executive talent, we offer Guaranteed Standard Issue, or individual disability income insurance, to employees earning more than $300,000 in annualized base salary, and financial counseling services to the CEO and any officers who report directly to the CEO. In addition, beginning in 2017, we also offer preventative health program benefits to our CEO and executives who report directly to the CEO. The Compensation Committee believes these benefits are reasonable and comparable to benefits offered by companies of a similar size to ours and better enable us to maintain competitiveness by providing high-performing executives with benefits that will facilitate strong, focused performance, while optimizing physical health. The cost of these perquisites constitutes a small percentage of each executive’s total compensation. Each of the named executive officers is eligible to receive these benefits. Mr. Williams opted not to receive financial counseling services during 2017, as reflected in the Summary Compensation Table.

Other Elements of Compensation

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Our named executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees.

Severance and Change-in-Control Benefits

To enable us to offer competitive total compensation packages to our senior executives, as well as to ensure the ongoing retention of these individuals when considering transactions that may create uncertainty as to their future employment with us, the Compensation Committee approved standardizing the terms of employment of our senior executives, which included providing consistent separation and change-in-control protection.

Based on information provided by FW Cook, the Compensation Committee believes that the protection afforded by the terms of employment described above provides a level of benefits that are estimated to be within a reasonable range based on competitive practices with respect to comparable positions. We believe that the benefits provided under these agreements are consistent with our objective of attracting and retaining highly qualified executives and provide reasonable assurance so that our senior executives are not distracted from their duties during the uncertainty that may accompany a possible change in control and as well as encourage executive independence and objectivity in considering any such transaction. The agreements and equity plans provide a "double trigger" for the payment of benefits upon a change in control, so that vesting occurs if a qualifying termination event occurs in connection with the change in control. The Compensation Committee believes that a “double trigger” is more appropriate than a “single trigger” because a double trigger prevents the unnecessary payment of benefits to an executive officer in the event that the change in control does not result in a qualifying termination event with respect to the executive's employment.

     |     2018 Proxy Statement     53

EXECUTIVE COMPENSATION

We have provided detailed information about Mr. Lucia’s employment agreement and our agreements with the other named executive officers and the benefits provided to Mr. Lucia and the other named executive officers under their respective agreements, along with estimates of the value of such benefits under various circumstances, under the heading “Potential Payments Upon Termination of Employment or Change in Control” below.

Other Pay Policies and Practices

Equity Award Grant Practices

Annual equity awards to eligible employees, including the named executive officers, are generally considered by the Compensation Committee at its regularly scheduled meeting held in the first quarter of each year. At this meeting, the Compensation Committee meets with management and FW Cook to discuss and consider annual long-term incentive awards and to approve individual award amounts and terms for the executive officers and other employees subject to Section 16 of the Exchange Act. Because of the delay in filing the Form 10-K for the fiscal year ended December 31, 2016 with the SEC, the grant date for the 2017 annual equity awards was established as the third business day after the date that HMS filed its Form 10-Q for the first quarter of 2017 with the SEC.

The Compensation Committee also approves off-cycle initial equity grants to attract and retain key new hires. Generally, the grant value and equity mix is based on management’s negotiations with new hire candidates. During 2017, the Committee determined that if the Company is in a blackout period when an individual is hired, then the grant date is established as the third business day after the date of filing of the Company’s next Form 10-K or 10-Q with the SEC, whichever is sooner. If the Company is not in a blackout period when an individual is hired, then the grant date is established on the date of the new hire’s commencement of employment. Equity grants to new hires are subject to service-based vesting over four years. The Compensation Committee has delegated authority to the CEO to grant new hire awards, subject to certain limitations, on terms pre-established by the Compensation Committee to employees who are not subject to Section 16 of the Exchange Act. Grants approved by the CEO pursuant to this delegation are reviewed at the Compensation Committee’s next regularly scheduled meeting.

The grant date for other off-cycle equity grants that may be approved by the Compensation Committee from time to time is established as the third business day after the date of filing of the Company’s next Form 10-K or 10-Q with the SEC, whichever is sooner.

Stock Ownership Guidelines for Executive Officers

The Board has established significant stock ownership guidelines for our executive officers to encourage them to own and hold a meaningful equity stake in HMS in order to further align their interests and actions with the interests of HMS and its shareholders. The guidelines for executive officers are based on a multiple of the executive’s base salary.

Title	Value of Shares Required to be Owned
CEO	5 X Annual Base Salary
Other Executive Officers	2 X Annual Base Salary

     |     2018 Proxy Statement     54

EXECUTIVE COMPENSATION

For purposes of satisfying these guidelines, an executive officer’s shares owned outright, directly or indirectly, and restricted stock and restricted stock units, whether or not vested, are counted in determining the executive’s stock ownership. Each executive is required to meet his or her respective ownership guideline within five years after election (or promotion to a covered position), or in the case of executives in office at the time the guidelines were adopted, within five years of the date of adoption. To mitigate the impact of stock price fluctuation, the number of shares required to be held by each executive to satisfy the guidelines remains fixed through December 1, 2019, based on the each executive’s annual base salary in effect, and the closing price of our common stock, on December 1, 2016. The Compensation Committee monitors compliance with these guidelines on an annual basis.

The following graph summarizes the stock ownership of each of our named executive officers as of December 1, 2017, as a multiple of base salary in effect, and the closing price of our common stock, as of December 1, 2016, pursuant to our Stock Ownership Guidelines.

Prohibition on Hedging and Pledging

Our Insider Trading Policy prohibits our employees and directors from, among many other actions, purchasing our securities on margin, borrowing against our securities held in a margin account, pledging our securities as collateral for a loan and entering into hedging and derivative transactions with respect to our securities.

Clawback Policy

The Board has adopted a clawback policy that covers each of our current and former executive officers and applies to all forms of executive incentive compensation. Our clawback policy provides that the Board (or a Board committee) is authorized to recover from any current or former executive officer any bonus, incentive compensation or equity-based compensation gains resulting from certain misconduct occurring after January 1, 2015 that causes a restatement of our financial statements. The Board is required to review all circumstances and actions causing such restatement and to take action as it deems appropriate. We are monitoring this policy to ensure that it is consistent with applicable laws, and to the extent that the SEC adopts rules for clawback policies, we will revise our policy to reflect any necessary changes.

     |     2018 Proxy Statement     55

EXECUTIVE COMPENSATION

Tax Deductibility

Section 162(m) of the Code prohibits us from deducting from taxable income any compensation in excess of $1 million paid to "covered employees", which were previously our CEO and the three other most highly compensated named executive officers employed at the end of the year (other than our Chief Financial Officer). Prior to January 1, 2018, certain compensation paid pursuant to a shareholder-approved plan upon the attainment of specified performance objectives was excluded from the deductibility limit as "performance based compensation." Pursuant to the Tax Cuts and Jobs Act passed in December 2017, this "performance-based compensation" exception was eliminated, effective for taxable years beginning after December 31, 2017, so that compensation paid to a public company's "covered employees" in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. In addition, the Tax Cuts and Jobs Act amended the definition of "covered employees" to include a company's chief financial officer. As such, effective January 1, 2018, "covered employees" include a company's chief executive officer, chief financial officer and the next three other most highly compensated officers serving at the end of the taxable year. Further, under the Tax Cuts and Jobs Act, once an officer is a "covered employee," his or her compensation will remain subject to Section 162(m) indefinitely.

The Compensation Committee has historically believed that tax deductibility is an important factor, but not the sole factor, to be considered in setting executive compensation policy. Accordingly, the Compensation Committee has periodically reviewed the potential consequences of Section 162(m) of the Code and has generally taken such reasonable steps as were required to avoid the loss of a tax deduction due to Section 162(m) of the Code to the extent consistent with its compensation objectives. The Compensation Committee has reserved the right, in its judgment, to authorize compensation payments or arrangements that do not comply with the exemptions in Section 162(m) of the Code when it believes that such payments are appropriate to attract and retain executive talent. In addition, because of the uncertainties associated with the application and interpretation of Section 162(m) of the Code and the regulations issued thereunder, there can be no assurance that compensation that was intended to satisfy the requirements for deductibility under Section 162(m) of the Code will in fact be deductible. We obtained shareholder approval of the AIP, as amended and restated, and the 2016 Omnibus Plan in 2016 in order to qualify awards under such plans, to the extent structured to comply with Section 162(m) of the Code, as performance-based compensation that would be tax deductible under Section 162(m) of the Code.

Early 2018 Compensation Actions

The following is a brief summary of certain changes to the compensation of the named executive officers for fiscal 2018, which is intended to provide additional information to shareholders in their review of our compensation program for fiscal 2017. A more detailed description of compensation for fiscal 2018 will be included in the proxy statement for the 2019 Annual Meeting of Shareholders.

2018 Annual Base Salary

In February 2018 following its annual review of executive compensation, the Compensation Committee approved modest increases of less than 4% in the annual base salaries of our named executive officers, other than the CEO, effective February 26, 2018. Three of the four executives receiving increases for 2018 had not received any increase in the prior year.

Named Executive Officer	2018 Base Salary
William C. Lucia	$700,000
Jeffrey S. Sherman	$530,450
Meredith W. Bjorck	$386,250
Semone Neuman	$515,000
Douglas M. Williams Jr.	$515,000

2018 Short-Term Incentive Plan

In the first quarter of 2018, the Compensation Committee established the 2018 Short-Term Incentive Plan (“2018 STIP”) for eligible employees, including our named executive officers. The 2018 STIP is substantially similar to the 2017 STIP, except that the payout curves were modified to pay less for threshold performance, with a corresponding change to the above target slope of the curve, and to eliminate the plateau for target level funding. The Committee believes that these actions are aligned with our shareholders’ interests and enhance the pay-for-performance orientation of the program by further encouraging target and above target performance. For a discussion of the performance targets under the 2017 STIP, see “Performance Targets” earlier in this CD&A. Payouts under the 2018 STIP generally are capped at 200% of target and will be determined in early 2019.

     |     2018 Proxy Statement     56

EXECUTIVE COMPENSATION

2018 Long-Term Incentive Awards

The Compensation Committee granted long-term incentive awards for 2018 to the named executive officers effective on March 2, 2018, with 50% of the total annual long-term incentive award value consisting of restricted stock units and 50% consisting of premium-priced stock options having an exercise price of 115% of the closing price on the date of grant, on a substantially equal value basis, pursuant to the 2016 Omnibus Plan. See “2017 Say-on-Pay Vote and Shareholder Outreach” for additional information regarding 2018 long-term incentive awards.

Named Executive Officer	Grant Date Fair Value of Options Granted(1) ($)	Grant Date Fair Value of RSUs Granted(1) ($)
Lucia	1,500,000	1,500,000
Sherman	800,000	800,000
Bjorck	400,000	400,000
Neuman	550,550	550,550
Williams	550,550	550,550
(1)	The restricted stock units and premium-priced stock options vest in three equal installments on the first, second and third anniversaries of the grant date. The named executive officer must remain employed by HMS as of each vesting date.

Compensation Committee Report

The Compensation Committee of the Board of HMS Holdings Corp. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement for the Company’s 2018 Annual Shareholders’ Meeting.

By the Compensation Committee of the Board of Directors of HMS Holdings Corp.

Richard H. Stowe, Chair
Craig R. Callen
Cora M. Tellez

The information contained in the Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

     |     2018 Proxy Statement     57

EXECUTIVE COMPENSATION

Compensation Tables

Summary Compensation Table

The following table sets forth the cash and non-cash compensation awarded to or earned by our named executive officers for the fiscal years ended December 31, 2017, 2016 and 2015.

Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non- Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total Compensation ($)
William C. Lucia	2017	690,385	1,500,000	1,500,000	459,200	33,993	4,183,578
Chairman, President	2016	650,000	1,137,504	1,137,498	800,800	33,421	3,759,223
and CEO	2015	650,000	1,137,493	1,137,498	606,385	31,491	3,562,867

Jeffrey S. Sherman	2017	515,000	850,000	850,000	234,325	32,976	2,482,301
EVP, Chief Financial	2016	512,115	559,998	559,999	435,175	28,391	2,095,678
Officer and Treasurer	2015	500,000	949,997	1,933,332	303,193	28,194	3,714,716

Meredith W. Bjorck(6)	2017	372,115	500,000	500,000	160,875	31,928	1,564,918
EVP, General Counsel
and Corporate Secretary

Semone Neuman	2017	500,000	600,000	600,000	227,500	34,773	1,962,273
EVP, Operations and	2016	495,192	500,000	500,000	390,000	28,773	1,913,965
Information Technology	2015	475,000	849,998	1,833,332	288,033	29,893	3,476,256

Douglas M. Williams Jr.	2017	500,000	600,000	600,000	204,750	17,912	1,922,662
President, Markets	2016	495,192	500,000	500,000	390,000	13,595	1,898,787
and Product	2015	469,231	849,998	1,833,332	288,033	12,646	3,453,240

(1)	The amounts in this column consist of base salary earned for the fiscal year.

(2)	The amounts in this column represent the aggregate grant date fair value of the restricted stock unit awards computed in accordance with FASB guidance on stock-based compensation. The grant date fair value of restricted stock units is determined based on the number of units awarded and the fair value of our common stock on the grant date, which is the closing sales price per share of our common stock reported on the Nasdaq Global Select Market on that date.

(3)	The amounts in this column represent the aggregate grant date fair value of the stock option awards computed in accordance with FASB guidance on stock-based compensation. The relevant assumptions made in the valuations for the 2017, 2016 and 2015 stock option awards may be found in (i) Note 1 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (ii) Note 1 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and (iii) Note 10 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, respectively. The grant date fair value of stock options is determined based on the number of options awarded and the fair value of the stock option on the grant date based upon the Black Scholes pricing model.

(4)	The amounts in this column consist of amounts earned pursuant to the short-term (cash) incentive plan for the fiscal year reported, which are paid in the following fiscal year.

(5)	The table below shows the components of “All Other Compensation” for the named executive officers for 2017.

(6)	Ms. Bjorck joined the Company on April 11, 2016, and was not a named executive officer of the Company for 2016.

     |     2018 Proxy Statement     58

EXECUTIVE COMPENSATION

fiscal 2017 All other compensation table

Name	401(k) Savings Plan Employer Matching Contributions(1) ($)	Executive Disability Insurance(2) ($)	Financial Counseling(3) ($)	Preventative Health Program(4) ($)	Other(5) ($)	Total All Other Compensation ($)
Lucia	10,600	3,003	15,430	4,960	—	33,993
Sherman	10,600	2,794	15,430	4,152	—	32,976
Bjorck	10,600	1,845	15,000	4,483	—	31,928
Neuman	10,600	2,849	15,430	5,879	15	34,773
Williams	10,600	2,995	—	4,317	—	17,912
(1)	These amounts represent Company matching contributions to our named executive officers in the Company’s 401(k) savings plan.

(2)	These amounts represent the premiums paid by the Company on behalf of our named executive officers for executive disability insurance.

(3)	These amounts represent the amounts paid on behalf of our named executive officers for financial counseling services.

(4)	These amounts represent the amounts paid on behalf of our named executive officers for preventative health program benefits.

(5)	These amounts represent the cost of a Company gift given to the named executive officer in celebration of a certain event.

     |     2018 Proxy Statement     59

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards For the Year Ended December 31, 2017

The following table provides information concerning each grant of an award made to our named executive officers in fiscal 2017 under our AIP, 2017 STIP and 2016 Omnibus Plan.

			Compensation	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)	All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities	Exercise or Base	Grant Date Fair Value of Stock and
Name	Award Type	Grant Date	Committee Approval Date	Target ($)	Maximum ($)	Target (#)	or Units(3) (#)	Underlying Options(4) (#)	Price of Options(5) ($/Sh)	Option Awards(6) ($)
Lucia	AIP/2017 STIP	—	—	700,000	5,000,000	—	—	—	—	—
	Stock Options (7)	6/9/2017	4/17/2017	—	—	97,025	—	97,024	19.04	1,500,000
	RSUs (7)	6/9/2017	4/17/2017	—	—	39,391	39,391	—	—	1,500,000

Sherman	AIP/2017 STIP	—	—	334,750	5,000,000	—	—	—	—	—
	Stock Options (7)	6/9/2017	4/17/2017	—	—	54,981	—	54,980	19.04	850,000
	RSUs (7)	6/9/2017	4/17/2017	—	—	22,322	22,321	—	—	850,000

Bjorck	AIP/2017 STIP	—	—	243,750	5,000,000	—	—	—	—	—
	Stock Options (7)	6/9/2017	4/17/2017	—	—	32,342	—	32,341	19.04	500,000
	RSUs (7)	6/9/2017	4/17/2017	—	—	13,131	13,130	—	—	500,000

Neuman	AIP/2017 STIP	—	—	325,000	5,000,000	—	—	—	—	—
	Stock Options (7)	6/9/2017	4/17/2017	—	—	38,810	—	38,810	19.04	600,000
	RSUs (7)	6/9/2017	4/17/2017	—	—	15,757	15,756	—	—	600,000

Williams	AIP/2017 STIP	—	—	325,000	5,000,000	—	—	—	—	—
	Stock Options (7)	6/9/2017	4/17/2017	—	—	38,810	—	38,810	19.04	600,000
	RSUs (7)	6/9/2017	4/17/2017	—	—	15,757	15,756	—	—	600,000

(1)	Amounts represent possible cash payouts for 2017 performance upon satisfaction of the pre-established performance conditions under the 2017 STIP and the AIP. The target amount shown is 100% of the individual’s target annual award opportunity. The maximum amount shown is the shareholder-approved maximum payout under the AIP. There are no threshold amounts under the 2017 STIP or the AIP. Actual cash payouts for 2017, as determined by the Compensation Committee in the first quarter of 2018, are reflected in the Summary Compensation Table under the Non-Equity Incentive Plan Compensation column. The 2017 STIP and the AIP are described in CD&A, under the heading “Annual Short-Term Incentive Compensation.” For 2017, Mr. Lucia’s target award opportunity was 100% of his base salary. The target award opportunity for Messrs. Sherman and Williams and Mses. Bjorck and Neuman was 65% of his/her base salary.

(2)	Amounts represent the portion of the award made to each named executive officer in 2017 that is dependent on satisfaction of certain pre-established performance conditions and continued service for both non-qualified stock options and restricted stock units. These grants are discussed in the CD&A under the heading “Annual Long-Term Incentive Compensation.”

(3)	Amounts represent the portion of the restricted stock unit award made to each named executive officer in 2017 that is conditioned on continued service. These restricted stock unit awards are discussed in the CD&A under the heading “Annual Long-Term Incentive Compensation.”

(4)	Amounts represent the portion of the non-qualified stock option award made to each named executive officer in 2017 that is conditioned on continued service. These stock option awards are discussed in the CD&A under the heading “Annual Long-Term Incentive Compensation.”

(5)	Represents the closing price of our common stock on the date of the grant.

(6)	Amounts in this column represent the grant date fair value of each stock option grant and each restricted stock unit grant computed in accordance with FASB guidance on stock-based compensation, and exclude the impact of estimated forfeitures related to service-based vesting conditions. The relevant assumptions made in the valuations may be found in Note 1 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

     |     2018 Proxy Statement     60

EXECUTIVE COMPENSATION

(7)	The non-qualified stock options and restricted stock units vest as follows: 50% of each award vests in three equal installments on the first, second and third anniversaries of March 3, 2017, and the remaining 50% of each award vests in accordance with the schedule set forth below, subject to the following performance condition: the Company’s average closing price per share during the applicable trading days in any consecutive 30 calendar day period preceding the first, second or third anniversaries of March 3, 2017 must be at least 25% higher than the closing price per share on the grant date. If the performance condition is met prior to the first anniversary of March 3, 2017, one-third of the performance-based stock options and restricted stock units will vest in three equal installments on the first, second and third anniversaries of March 3, 2017; if the performance condition is met after the first anniversary but prior to the second anniversary of March 3, 2017, two-thirds of the performance-based stock options and restricted stock units will vest on the second anniversary of March 3, 2017 and one-third will vest on the third anniversary of March 3, 2017; if the performance condition is met after the second anniversary but prior to the third anniversary of March 3, 2017, 100% of the performance-based stock options and restricted stock units will vest on the third anniversary of March 3, 2017. If the performance condition is not achieved before the third anniversary of March 3, 2017, the performance-based stock options and restricted stock units will be forfeited. The named executive officer must remain employed by the Company as of each vesting date. The non-qualified stock options are exercisable over a term of ten years.

     |     2018 Proxy Statement     61

EXECUTIVE COMPENSATION

Outstanding Equity Awards at December 31, 2017

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Lucia	10/01/11	71,628	—	—	22.95	09/30/18	—	—	—	—
	10/05/12	64,100	—	—	27.79	10/04/19	—	—	—	—
	11/15/13	86,083	—	—	21.36	11/14/20	—	—	—	—
	11/12/14	48,615	—	—	21.63	11/11/21	—	—	—	—
	03/04/15	128,650	64,326 (2)	—	16.77	03/03/22	—	—	—	—
	03/02/16	69,445	138,888 (8)	—	13.94	03/03/23	—	—	—	—
	06/09/17	—	97,025 (10)	97,024 (10)	19.04	06/09/27	—	—	—	—
	02/27/13	—	—	—	—	—	5,872 (3)	99,530	—	—
	03/05/14	—	—	—	—	—	8,350 (4)	141,533	—	—
	03/04/15	—	—	—	—	—	22,610 (2)	383,240	—	—
	03/02/16	—	—	—	—	—	54,400 (8)	922,080	—	—
	06/09/17	—	—	—	—	—	39,391 (10)	667,677	39,391 (10)	667,677
Sherman	09/08/14	77,694	25,897 (5)	—	20.71	09/08/21	—	—	—	—
	11/12/14	22,247	—	—	21.63	11/11/21	—	—	—	—
	03/04/15	79,168	39,586 (2)	—	16.77	03/03/22	—	—	—	—
	05/13/15	28,256	14,129 (6)	—	16.64	05/13/22	—	—	—	—
	11/11/15	66,667	33,334 (7)	—	11.20	11/10/22	—	—	—	—
	11/11/15	66,667	33,334 (7)	—	14.00	11/10/22	—	—	—	—
	03/02/16	34,188	68,376 (8)	—	13.94	03/03/23	—	—	—	—
	06/09/17	—	54,981 (10)	54,980 (10)	19.04	06/09/27	—	—	—	—
	03/04/15	—	—	—	—	—	13,914 (2)	235,842	—	—
	05/13/15	—	—	—	—	—	5,008 (6)	84,886	—	—
	03/02/16	—	—	—	—	—	26,782 (8)	453,955	—	—
	06/09/17	—	—	—	—	—	22,322 (10)	378,358	22,321 (10)	378,341
Bjorck	04/11/16	7,954	23,864 (9)	—	14.01	04/11/23	—	—	—	—
	06/09/17	—	32,342 (10)	32,341 (10)	19.04	06/09/27	—	—	—	—
	04/11/16	—	—	—	—	—	9,369 (9)	158,805	—	—
	06/09/17	—	—	—	—	—	13,131 (10)	222,570	13,130 (10)	222,554
Neuman	11/15/13	32,281	—	—	21.36	11/14/20	—	—	—	—
	11/12/14	18,951	—	—	21.63	11/11/21	—	—	—	—
	03/04/15	67,859	33,930 (2)	—	16.77	03/03/22	—	—	—	—
	05/13/15	28,256	14,129 (6)	—	16.64	05/13/22	—	—	—	—
	11/11/15	66,667	33,334 (7)	—	11.20	11/10/22	—	—	—	—
	11/11/15	66,667	33,334 (7)	—	14.00	11/10/22	—	—	—	—
	03/02/16	30,524	61,051 (8)	—	13.94	03/03/23	—	—	—	—
	06/09/17	—	38,810 (10)	38,810 (10)	19.04	06/09/27	—	—	—	—
	03/05/14	—	—	—	—	—	6,185 (4)	104,836	—	—
	03/04/15	—	—	—	—	—	11,926 (2)	202,146	—	—
	05/13/15	—	—	—	—	—	5,008 (6)	84,886	—	—
	03/02/16	—	—	—	—	—	23,912 (8)	405,308	—	—
	06/09/17	—	—	—	—	—	15,757 (10)	267,081	15,756 (10)	267,064
Williams	12/09/13	51,047	—	—	22.54	12/08/20	—	—	—	—
	11/12/14	18,127	—	—	21.63	11/11/21	—	—	—	—
	03/04/15	67,858	33,930 (2)	—	16.77	03/03/22	—	—	—	—
	05/13/15	28,256	14,129 (6)	—	16.64	05/13/22	—	—	—	—
	11/11/15	66,667	33,333 (7)	—	11.20	11/10/22	—	—	—	—
	11/11/15	66,667	33,333 (7)	—	14.00	11/10/22	—	—	—	—
	03/02/16	30,524	61,051 (8)	—	13.94	03/03/23	—	—	—	—
	06/09/17	—	38,810 (10)	38,810 (10)	19.04	06/09/27	—	—	—	—
	03/05/14	—	—	—	—	—	2,784 (4)	47,189	—	—
	03/04/15	—	—	—	—	—	11,926 (2)	202,146	—	—
	05/13/15	—	—	—	—	—	5,008 (6)	84,886	—	—
	03/02/16	—	—	—	—	—	23,912 (8)	405,308	—	—
	06/09/17	—	—	—	—	—	15,757 (10)	267,081	15,756 (10)	267,064

(1)	The market value of shares or units of stock that have not vested is calculated by multiplying the closing market price per share of our common stock on December 29, 2017, the last trading day in 2017, of $16.95 per share by the number of shares or units of stock that have not vested.

     |     2018 Proxy Statement     62

EXECUTIVE COMPENSATION

(2)	Represents stock options and restricted stock units granted on March 4, 2015. One-half of the stock options and restricted stock units granted were subject to time-based vesting in one-third annual increments. The remaining one-third of these time-based awards that was unexercisable or that had not vested as of December 31, 2017, vested on March 4, 2018. The other one-half of the stock options and restricted stock units granted were subject to performance conditions that have been satisfied and are subject to time-based vesting conditions. The remaining performance-based stock options and restricted stock units vested on March 4, 2018.

(3)	Represents restricted stock units granted on February 27, 2013 that were subject to performance conditions that have been satisfied and are subject to time-based vesting conditions. The remaining restricted stock units that had not vested as of December 31, 2017, vested on February 27, 2018.

(4)	Represents restricted stock units granted on March 5, 2014 that were subject to performance conditions that have been satisfied and were subject to time-based vesting conditions. The remaining restricted stock units that had not vested as of December 31, 2017, vested on March 5, 2018.

(5)	Represents stock options granted on September 8, 2014. The remaining stock options that were unexercisable as of December 31, 2017, are scheduled to vest on September 8, 2018.

(6)	Represents stock options and restricted stock units granted on May 13, 2015. One-half of the stock options and restricted stock units granted are subject to time-based vesting in one-third annual increments. The remaining one-third of these time-based awards that was unexercisable or that had not vested as of December 31, 2017, is scheduled to vest on May 13, 2018. The other one-half of the stock options and restricted stock units granted were subject to performance conditions that have been satisfied and are subject to time-based vesting conditions. The remaining performance-based stock options and restricted stock units are scheduled to vest on May 13, 2018.

(7)	Represents stock options granted on November 11, 2015. The remaining stock options that were unexercisable as of December 31, 2017, are scheduled to vest on November 11, 2018.

(8)	Represents stock options and restricted stock units granted on March 2, 2016. One-half of the stock options and restricted stock units granted are subject to time-based vesting in one-third annual increments. Of the remaining two-thirds of these time-based awards that were unexercisable or that had not vested as of December 31, 2017, one-third vested on March 2, 2018 and one-third is scheduled to vest on March 2, 2019. The other one-half of the stock options and restricted stock units granted were subject to performance conditions that have been satisfied and are subject to time-based vesting conditions. Of the remaining performance-based stock options and restricted stock units that had not vested as of December 31, 2017, one-half vested on March 2, 2018, and one-half is scheduled to vest on March 2, 2019.

(9)	Represents stock options and restricted stock units granted on April 11, 2016. Of the remaining stock options and restricted stock units that were unexercisable or that had not vested as of December 31, 2017, one-third vested on April 11, 2018, and one-third will vest on each of April 11, 2019 and April 11, 2020.

(10)	Represents stock options and restricted stock units granted on June 9, 2017. One-half of the stock options and restricted stock units granted are subject to time-based vesting in one-third annual increments. One-third of the time-based stock options and restricted stock units vested on March 3, 2018, and one-third is scheduled to vest on each of March 3, 2019 and March 3, 2020. The other one-half of the stock options and restricted stock units granted are subject to performance conditions that have not been satisfied.

     |     2018 Proxy Statement     63

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested in 2017

The following table sets forth certain information regarding the stock options exercised and stock awards that vested for our named executive officers during the year ended December 31, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Lucia	30,000	6,801	81,019	1,494,626
Sherman	—	—	44,374	815,989
Bjorck	—	—	3,122	62,846
Neuman	—	—	50,308	934,541
Williams	—	—	42,259	777,585
(1)	The value realized on the exercise of stock options is based on the difference between the exercise price of the options and the closing price of our common stock on the date of exercise.

(2)	The value realized on vesting represents the number of shares acquired on vesting multiplied by the closing price of our common stock on the applicable vesting date.

Potential Payments Upon Termination of Employment or Change in Control

The information and table in this section summarize the estimated compensation payable to each of our named executive officers in the event of termination of employment or a change in control on December 31, 2017. This compensation is payable pursuant to (i) the terms of the employment agreement with each of our named executive officers, and (ii) the terms of our equity incentive plans and related award agreements. Subsequent to December 31, 2017, the Company entered into a new employment agreement with each of the named executive officers, other than the CEO, to update the standardized terms of employment consistent with best practices. The new employment agreements supersede the prior employment agreements (the “Prior Employment Agreements”) with these named executive officers (but not the restrictive covenant agreements or any other agreement or compensation arrangement then in effect between the Company and such named executive officers).

Regardless of the manner in which the named executive officer’s employment terminates, each executive is generally entitled to receive earned, unpaid salary and accrued but unused paid time off through the date of termination under his or her employment agreement. Under the employment agreement with the CEO and the Prior Employment Agreements with Ms. Neuman and Mr. Williams, each such named executive officer is (or was) also entitled to receive any earned, unpaid bonus for the calendar year preceding the calendar year in which his or her employment ends unless such termination is (or was) for Cause. The definitions of “Cause,” Change in Control,” “Disability,” and “Good Reason” appear at the end of the next section under the heading “Key Terms.”

In addition to the compensation discussed above, the following table reflects the compensation and benefits that would have been paid to the named executive officers had their employment terminated on December 31, 2017 under the termination scenarios shown below, and assumes a closing price of our common stock as of December 29, 2017, the last trading day in 2017 ($16.95). The table also assumes that each named executive officer executes a separation agreement and general release, as required under the terms of their employment agreements, and complies with certain restrictive covenants and confidentiality provisions contained in their employment agreements and Restrictive Covenants Agreements (as defined and described under the heading “Restrictive Covenants Agreements”). The table does not include any amounts due for unused paid time off for 2017 or the value of immediately exercisable stock options at the date of termination (where vesting was not accelerated as a result of the termination). Due to a number of factors that may affect the availability, nature and amount of compensation upon termination, any actual amounts paid or distributed to named executive officers may be different from the amounts provided in this section. In addition, in connection with any actual termination or change in control situation, we may determine to enter into agreements or establish arrangements that alter the terms below. The table should be read in conjunction with the narrative description of the potential payments upon a termination or change in control set forth in this section.

     |     2018 Proxy Statement     64

EXECUTIVE COMPENSATION

Named Executive Officer and Type of Payment	Termination without Cause(1) ($)	Resignation for Good Reason(2) ($)	Termination without Cause following a Change in Control(3) ($)	Resignation for Good Reason following a Change in Control(3) ($)	Disability(4) ($)	Death(5) ($)	Retirement(6) ($)
Lucia
Cash severance	1,400,000	1,400,000	1,400,000	1,400,000	1,400,000	—	—
Bonus compensation(7)	1,400,000	1,400,000	1,400,000	1,400,000	1,400,000	—	—
Health insurance	24,353	24,353	24,353	24,353	24,353	—	—
RSUs(8)(10)(12)	2,881,737	2,881,737	2,881,737	2,881,737	2,881,737	2,881,737	2,436,597
Stock Options(9)(10)(12)	429,632	429,632	429,632	429,632	429,632	429,632	429,632
Total	6,135,721	6,135,721	6,135,721	6,135,721	6,135,721	3,311,369	2,866,229
Sherman
Cash severance	515,000	—	—	—	—	—	—
Health insurance	17,480	—	—	—	—	—	—
RSUs(8)(10)	—	—	1,531,382	1,531,382	1,531,382	1,531,382	—
Stock Options(10)(12)	—	—	507,323	507,323	507,323	507,323	—
Total	532,480	—	2,038,705	2,038,705	2,038,705	2,038,705	—
Bjorck
Cash severance	375,000	—	—	—	—	—	—
Health insurance	—	—	—	—	—	—	—
RSUs(8)(10)	—	—	603,929	603,929	603,929	603,929	—
Stock Options(9)(11)	—	—	70,160	70,160	70,160	70,160	—
Total	375,000	—	674,089	674,089	674,089	674,089	—
Neuman
Cash severance	500,000	—	500,000	500,000	—	—	—
Health insurance	11,363	—	11,363	11,363	—	—	—
RSUs(8)(10)	—	—	1,331,321	1,331,321	1,331,321	1,331,321	—
Stock Options(9)(11)	—	—	484,257	484,257	484,257	484,257	—
Total	511,363	—	2,326,941	2,326,941	1,815,578	1,815,578	—
Williams
Cash severance	500,000	—	500,000	500,000	—	—	—
Health insurance	17,480	—	17,480	17,480	—	—	—
RSUs(8)(10)	—	—	1,273,674	1,273,674	1,273,674	1,273,674	—
Stock Options(9)(11)	—	—	484,248	484,248	484,248	484,248	—
Total	517,480	—	2,275,402	2,275,402	1,757,922	1,757,922	—
(1)	The amounts in this column represent the amounts payable to the named executive officer in the event he or she were terminated without Cause, as defined in his or her employment agreement, as described below.

(2)	The amounts in this column represent the amounts payable to Mr. Lucia in the event he resigns for Good Reason, as defined in his employment agreement, which will be paid on the same schedule as if he were terminated without Cause, as described below.

(3)	The amounts in these columns represent the amounts payable to the named executive officer in the event he or she were terminated without Cause or resigns for Good Reason within a specified period after a Change of Control under his or her employment agreement and equity award agreements, as described below. In addition, as described below, if Mr. Lucia is terminated without Cause or resigns for Good Reason within six months prior to a Change in Control, Mr. Lucia would receive a lump sum cash payment equal to the excess of the amount he would have received for any equity awards outstanding or deemed to be outstanding, or canceled or forfeited, as a result of termination or Change in Control, over the amount he actually received. Since the employment agreements of named executive officers and the equity awards have double-trigger Change in Control provisions (except with respect to equity awards not assumed by the acquiring entity), the table assumes that both a Change in Control and a subsequent termination of employment has occurred.

(4)	In the event the employment of Messrs. Sherman or Williams, or Mses. Bjorck or Neuman is terminated due to the executive’s Disability, all outstanding stock awards will immediately vest and all option awards will become vested and fully exercisable pursuant to the terms of the applicable award agreements. A termination of Mr. Lucia’s employment due to Disability would be treated as a termination without Cause pursuant to his employment agreement.

(5)	The amounts in this column represent the amounts payable to the named executive officer under his or her equity award agreements if his or her employment is terminated upon death, as described below.

(6)	The amounts in this column represent the amounts payable to Mr. Lucia under his equity award agreements if his employment is terminated upon Retirement, as described below. Mr. Lucia is the only named executive officer who qualified for Retirement as of December 31, 2017. The amount disclosed assumes that the performance-based restricted stock unit award granted on June 9, 2017 is earned prior to the second anniversary of March 3, 2017.

     |     2018 Proxy Statement     65

EXECUTIVE COMPENSATION

(7)	Amounts represent the target annual short-term (cash) incentive compensation that Mr. Lucia would be entitled to receive under his employment agreement as of the date his employment ends, and not the amount that the Compensation Committee determined to pay Mr. Lucia as set forth in the Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(8)	For each named executive officer, the estimated market value the unvested restricted stock units is calculated based on the aggregate number of his or her accelerated restricted stock units multiplied by the closing market price per share of our common stock on December 29, 2017, the last trading day in 2017, of $16.95 per share.

(9)	For each named executive officer, the estimated market value of outstanding stock options is calculated based on the difference between the aggregate exercise price of all of his or her accelerated in-the-money options and the aggregate market value of the underlying shares as of December 29, 2017, the last trading day in 2017, based on the closing market price per share of our common stock on December 29, 2017 of $16.95 per share.

(10)	Except for the amounts reported for Mr. Lucia in the columns entitled Termination Without Cause or Resignation for Good Reason, the amounts reported represent the estimated market value of unvested restricted stock units (including any performance-based restricted stock units) that would have vested as of December 31, 2017 under the termination scenarios in the table.

(11)	Except for the amounts reported for Mr. Lucia in the columns entitled Termination Without Cause or Resignation for Good Reason, the amounts reported represent the estimated market value of outstanding stock options, which are not then exercisable (including any performance-based stock options), that would have become exercisable as of December 31, 2017 under the termination scenarios in the table.

(12)	The amounts reported for Mr. Lucia in the columns entitled Termination Without Cause or Resignation for Good Reason represent the estimated market value of his (i) unvested restricted stock units (including any performance-based restricted stock units) as of December 31, 2017, and (ii) outstanding stock options, which are not then exercisable (including any performance-based stock options) as of December 31, 2017, which would continue to vest under these termination scenarios pursuant to the terms of his employment agreement. The amounts reported assume that these restricted stock units and stock options are earned, to the extent such awards are performance-based, and fully vest.

Executive Employment Agreements

Employment Agreement with Mr. Lucia

HMS and Mr. Lucia entered into the third amendment to his executive employment agreement, effective March 1, 2018, extending the term of his agreement to February 28, 2021. Under his employment agreement, Mr. Lucia is entitled to a minimum annual base salary of $650,000, subject to increase from time to time by the Board or the Compensation Committee, and a targeted annual short-term (cash) incentive award opportunity of 100% of his base salary. If we terminate Mr. Lucia’s employment without Cause, in connection with a Change in Control or otherwise, or if his employment ceases because of his disability or if he terminates his employment with Good Reason, then provided that Mr. Lucia executes and does not revoke a separation agreement and release, and complies with his Restrictive Covenants Agreement, (i) he will be entitled to receive cash severance in an amount equal to (a) 24 times his monthly base salary paid ratably in equal installments over a 24 month period (unless his termination/resignation is in connection with a Change in Control, in which case the payment will be in a single lump sum), and (b) twice his bonus component that will vary depending upon whether the bonus for the year of termination is intended to be “performance-based” compensation and performance is satisfied, in which case it will be paid when bonuses are paid to our other senior executive officers, or whether the bonus is under a different program, in which case it will be his target bonus and will be paid on the same schedule as (a) above (unless his termination/resignation is in connection with a Change in Control, in which case the payment will be in a single lump sum), (ii) he will be entitled to continued health coverage for 24 months or until he becomes eligible for health coverage from another employer, whichever is earlier, and (iii) he will be treated as continuing in service for purposes of the vesting of any equity award until the earliest of: (x) the end of the Noncompetition Period (as defined in Mr. Lucia’s Restrictive Covenants Agreement), (y) the last of the applicable vesting dates under such awards, or (z) the termination or violation of the Restrictive Covenants Agreement.

In addition, if we terminate Mr. Lucia’s employment without Cause or Mr. Lucia resigns for Good Reason, and such termination occurs within a six-month period before a Change in Control, Mr. Lucia will receive a cash payment equal to the excess of the amount he would have received for such equity awards if he were continuing in service as of the date of the Change in Control and terminated immediately thereafter over the amount actually received, paid in a single lump sum payment at the time provided in the agreement. In the event that any payments and benefits, including any benefits provided to Mr. Lucia or for Mr. Lucia’s benefit under the agreement or any other company plan or agreement, become subject to the excise tax under Section 4999 of the Code, such payments and benefits will be “cut-back” to an amount that is less than such amount that would cause the excise tax to the extent that such reduction would result in Mr. Lucia retaining a larger amount on an after-tax basis.

     |     2018 Proxy Statement     66

EXECUTIVE COMPENSATION

Employment Agreements with Other Named Executive Officers

Subsequent to December 31, 2017, HMS entered into a new employment agreement with each of Ms. Bjorck, Ms. Neuman, Mr. Sherman and Mr. Williams, which agreements supersede their Prior Employment Agreements. Except as described below, the terms of each such named executive officer’s new employment agreement are substantially similar to the terms of his or her Prior Employment Agreement.

The employment agreements with Ms. Bjorck, Ms. Neuman, Mr. Sherman and Mr. Williams are at-will, subject to certain notice and/or severance provisions. These employment agreements set forth the annual base salary for each named executive officer as follows: (i) Ms. Bjorck at $386,250, (ii) Ms. Neuman at $515,000, (iii) Mr. Sherman at $530,450, and (iv) Mr. Williams at $515,000, subject to increase from time to time by the Board or the Compensation Committee. In addition, under the terms of these agreements, the named executive officers are eligible to receive bonus compensation from us in respect of each fiscal year (or portion thereof) during the term of their employment, in each case as may be determined by our Compensation Committee in its sole discretion on the basis of such performance-based or other criteria as it determines appropriate. The target bonus for each named executive officer other than the CEO for 2017 was 65% of his or her base salary.

In the event any of these named executive officers is terminated without Cause or resigns for Good Reason, or if such termination without Cause or resignation for Good Reason occurs within 24 months following a Change in Control, then provided that such named executive officer executes and does not revoke a separation agreement and release and complies with the Restrictive Covenants Agreement, the executive would be entitled to receive (i) cash severance in an amount equal to 12 times the executive’s monthly base salary paid ratably in equal installments over a 12 month period (or, if the termination occurs within 24 months following a Change in Control, in a single lump sum payment) and (ii) a lump sum amount equal to 12 times the difference between the monthly COBRA coverage premium for the same type of medical and dental coverage (single, family, or other) in which the executive is enrolled as of the date employment ends and his or her then-monthly employee contribution, which amount may be used for any purpose. The Prior Employment Agreements did not include any payment of severance in the event the named executive officer were to resign for Good Reason, except that Ms. Neuman and Mr. Williams would have been entitled to the amounts under (i) or (ii) above in the event of a resignation for Good Reason within 24 months following a Change in Control. The Prior Employment Agreements with Ms. Bjorck and Mr. Sherman did not include any payment of severance in the event of a termination of employment following a Change in Control.

Restrictive Covenants Agreements

We also have entered into a Noncompetition, Nonsolicitation, Proprietary and Confidential Information and Developments Agreement (the “Restrictive Covenants Agreement”) with each of our named executive officers. Under the terms of the Restrictive Covenants Agreements, in Mr. Lucia’s case, for the 24 months following the termination of his employment for any reason, and in the case of the other named executive officers, for the 12 months following the termination of employment for any reason, the named executive officer is generally prohibited from (i) engaging or assisting others in engaging in any business or enterprise in the United States that competes with HMS’s business, products or services, (ii) soliciting or diverting, or attempting to solicit or divert, the business of any of HMS’s current or prospective clients, (iii) (a) soliciting, recruiting or inducing, or attempting to solicit, recruit or induce, any company employee or independent contractor to leave HMS’s service or (b) soliciting, recruiting, hiring or engaging as an employee or independent contractor, or attempting to solicit, recruit, hire or engage as an employee or independent contractor, any company employee or independent contractor, and (iv) disclosing or utilizing for the benefit of any entity other than HMS, any system or product development ideas discussed or explored, even if not implemented, during the named executive officer’s employment with HMS. The Restrictive Covenants Agreements also set forth certain obligations with respect to proprietary and confidential information and developments and inventions.

     |     2018 Proxy Statement     67

EXECUTIVE COMPENSATION

Equity Incentive Plans

All named executive officers participated in the Company’s equity plans in 2017.

With respect to stock awards and option awards under the 2006 Stock Plan, the 2016 Omnibus Plan, and the related award agreements, such awards generally require that the named executive officer remain employed by the Company (or continue to serve on the Board if no longer employed by the Company) during the period designated by the Compensation Committee, subject to acceleration of vesting or continued vesting of equity awards in the termination scenarios described in the table under “Potential Payments Upon Termination of Employment or Change in Control.” If the named executive officer’s employment or Board membership ends before the designated period for any reason (other than upon death, Disability, Retirement, termination without Cause or resignation for Good Reason following a Change in Control, or as otherwise specified in the executive’s employment agreement), all unvested restricted stock units will be forfeited and all unexercisable portions of option awards will expire immediately. If we terminate the named executive officer’s employment or Board membership for Cause, all stock awards and option awards will immediately terminate without regard to whether such awards are vested or exercisable, respectively.

If the named executive officer’s employment is terminated as a result of death, all outstanding stock awards will immediately vest and all option awards will become vested and fully exercisable upon termination pursuant to the terms of the applicable award agreements. If the named executive officer’s employment is terminated as a result of Retirement, the named executive officer will be treated as continuing in service for vesting purposes and the vested portion of options shall remain exercisable until the second anniversary of such executive’s Retirement, or until the last applicable vesting date or option expiration date under the applicable award agreement, whichever is sooner. Under the award agreements, “Retirement” means cessation of employment on or after attaining the age of 60 and having at least 5 years of continuous service with the Company.

Upon a Change in Control, and unless provided otherwise in the terms of an award agreement or employment agreement, awards granted under the 2006 Stock Plan and the 2016 Omnibus Plan vest on an accelerated basis only if a qualifying termination occurs during the 24-month period following the Change in Control. In this case, (i) restricted stock unit awards will immediately vest and become free of restrictions, (ii) outstanding option awards which are not then vested and exercisable will become immediately fully vested and exercisable and will remain exercisable for 12 months following the qualifying termination, but not beyond the option expiration date set forth in the applicable award agreement, and (iii) performance-based awards will be considered to be earned and payable in full, based on the applicable performance criteria or, if not determinable, at the target level, and any restriction will lapse and the performance based awards will be immediately settled or distributed. To the extent an award under the 2016 Omnibus Plan is not assumed or substituted in a Change in Control, accelerated vesting generally occurs immediately prior to the Change in Control and any performance-based award will be deemed fully earned at the target amount as of the date on which the Change in Control occurs.

Key Definitions

The capitalized terms used in the sections under the headings “Potential Payments Upon Termination of Employment or Change in Control” and “Executive Employment Agreements” are defined as below. These definitions are subject to further limitations if necessary to conform to Section 409A of the Code.

“Cause”

▪	Under the employment agreements for each of the named executive officers, “Cause” means: (i) fraud with respect to HMS or any of its subsidiaries and affiliates; (ii) material misrepresentation to any regulatory agency, governmental authority, outside or internal auditors, internal or external company counsel, or the Board concerning the operation or financial status of HMS or of any of its subsidiaries and affiliates; (iii) theft or embezzlement of assets of HMS or any of its subsidiaries or affiliates; (iv) conviction, or plea of guilty or nolo contendere to any felony (or to a felony charge reduced to a misdemeanor), or, with respect to the named executive officer’s employment, to any misdemeanor (other than a traffic violation); (v) material failure to follow HMS’s conduct and ethics policies that have been provided or made available to the named executive officer; (vi) a material breach of the named executive officer’s employment agreement or Restrictive Covenants Agreement; and/or (vii) continued failure to attempt in good faith to perform his/her duties as reasonably assigned by the Board, in Mr. Lucia’s case, or by his/her supervisor in the case of the other named executive officers. Certain of the foregoing definitions permit the named executive officer to attempt to cure the grounds for Cause prior to termination.

     |     2018 Proxy Statement     68

EXECUTIVE COMPENSATION

▪	Under the 2006 Stock Plan and the related award agreements, “Cause” is equated with “gross misconduct,” and is determined by the Compensation Committee or our Board.

▪	Under the related award agreements to the 2016 Omnibus Plan, “Gross Misconduct” is equated with “Cause” as defined in the employment agreements for the named executive officers. For participants that have not entered into employment agreements with HMS, “Gross Misconduct” means, for purposes of these awards, a conviction of any felony, or a misdemeanor with respect to the participant’s employment, or the entering of a plea guilty or nolo contendere to such charge, the embezzlement or theft of HMS property, or a violation of a restrictive covenants or similar agreement with HMS.

“Change in Control”

▪	Under the employment agreements and the terms of the 2006 Stock Plan and the 2016 Omnibus Plan, a “Change in Control” generally occurs, subject to specific exceptions, when:

-	a person or group beneficially owns 50.01% or more of our outstanding shares of common stock or the combined voting power of outstanding company securities entitled to vote in the election of directors;

-	there is a merger, consolidation, reorganization, recapitalization or share exchange involving HMS or a sale or other disposition of all or substantially all of HMS’s assets, unless, immediately after the transaction (i) all or substantially all of the beneficial owners of HMS’s outstanding common stock and outstanding voting securities prior to the transaction own, directly or indirectly, more than 50% of such securities after the transaction in substantially the same proportions as their initial ownership and (ii) no person beneficially owns 50.01%, or more of the outstanding shares of common stock or voting securities of the acquiring corporation (unless such ownership level existed prior to the transaction); or

-	during any one year-period, the individuals who are the continuing directors (as determined under the 2016 Omnibus Plan) cease for any reason to constitute a majority of the Board or the Board of a successor corporation.

“Disability”

▪	Under the employment agreements, “Disability” exists when the Company determines that based upon appropriate medical evidence, the named executive officer has become physically or mentally incapacitated so as to render such executive incapable of performing the executive’s usual and customary duties, with or without a reasonable accommodation, for at least 180 days (or, under the Prior Employment Agreement with Mr. Sherman, for at least 120 days), whether or not consecutive, during any 12-month period, or if the named executive officer is found to be disabled within the Company’s long-term disability insurance as then in effect.

▪	Under the related award agreements to the 2006 Stock Plan and the 2016 Omnibus Plan, “Disability” means permanent and total disability as defined by Section 22(e)(3) of the Code.

“Good Reason”

▪	Under the employment agreements, “Good Reason” means, the occurrence, without the named executive officer’s prior written consent, of any of the following events: (i) a material diminution in his/her authority, duties or responsibilities (in Mr. Lucia’s case, other than in connection with a portion of his authority, duties or responsibilities being assigned to or carried out by a President); (ii) a requirement that, in Mr. Lucia’s case, he report to an officer rather than to the Board, and in the case of the other named executive officers, that they report to a new supervisor who has materially diminished authority, duties or responsibilities in comparison to his/her previous supervisor; (iii) a material reduction in the named executive officer’s base salary (or, under the Prior Employment Agreements with Ms. Bjorck and Mr. Sherman, his or her base salary or target bonus percentage); (iv) HMS’s requiring, (a) in the case of Messrs. Lucia and Sherman and Ms. Bjorck, that they perform their principal services in a geographic area more than 50 miles from HMS’s offices in Irving, Texas, or such other place at which they have agreed to provide such services, and (b) in the case of Ms. Neuman and Mr. Williams, that they perform their principal services primarily in a geographic area more than 50 miles from HMS’s offices in Dallas, Texas and New York, New York, or such other place of primary employment at which they have agreed to provide such services; or (v) a material breach by HMS of any material provision of the named executive officer’s employment agreement. Good Reason is also subject to certain timing restrictions and our ability to cure the proposed Good Reason.

     |     2018 Proxy Statement     69

EXECUTIVE COMPENSATION

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Lucia, our CEO.

We estimate that for 2017, our last completed fiscal year:

▪	the median of the annual total compensation of all employees of our Company (other than our CEO) was $72,587; and

▪	the annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $4,183,578.

For 2017 the ratio of the annual total compensation of Mr. Lucia, our Chief Executive Officer, to the median of the annual total compensation of all employees was 58 to 1.

To identify the median of the annual total compensation of all our employees, we compared the total gross wages, calculated as described below, for all individuals (other than the CEO) who were employed by us and our subsidiaries on December 17, 2017, the last day of our payroll year. We selected December 17, 2017 as the date upon which we would identify the “median employee” because it enabled us to make such identification based on payroll records as reported to the Internal Revenue Service on Form W-2 for 2017. We included all active employees, including full-time, part-time and temporary employees, all of whom are located in the United States.

We used total gross wages, less certain immaterial adjustments, as a compensation measure because we believe it reasonably reflects the total annual compensation of our employees and can be consistently applied to all of our employees included in the calculation in an efficient and economical manner. For purposes of identifying the median employee, we annualized the base salaries of the permanent employees (full-time and part-time) who were employed by us on December 17, 2017 but did not work for us for the entire fiscal year. The resulting total gross wages calculated for all employees (other than the CEO) were sorted from high to low, and the median employee was identified.

Once we identified our median employee, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table. This calculation revealed certain anomalies in the compensation of the median employee that would have had a significant impact on the pay ratio since the median employee worked for us for approximately seven months during 2017. Therefore, we substituted another employee with substantially similar compensation to the original median employee based on total gross wages calculated as discussed above, the same compensation measure we used to identify the original median employee. For the substituted median employee, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2017 Summary Compensation Table included in this Proxy Statement.

     |     2018 Proxy Statement     70

EXECUTIVE COMPENSATION

The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. SEC rules for identifying the median compensated employee and calculating the pay ratio allow companies to adopt a variety of methodologies and apply various assumptions. As a result, the pay ratio reported by other companies may not be comparable with the pay ratio that we have reported. A multitude of factors that could cause ratios to be less meaningful for company-to-company comparisons include the following, among others:

•	Differences in industry and business type;
•	Variations in the way companies organize their workforces to accomplish similar tasks;
•	Differences in the geographical distribution of employees;
•	Degree of vertical integration;
•	Reliance on contract and outsourced workers; and
•	Ownership structure.

     |     2018 Proxy Statement     71

PROPOSAL TWO: ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

We are providing our shareholders the opportunity to vote to approve, on an advisory basis, the compensation of Messrs. Lucia, Sherman and Williams and Mses. Bjorck and Neuman, whom we refer to as our named executive officers and whose compensation is disclosed in this Proxy Statement in accordance with the SEC’s rules, for fiscal 2017. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act.

Our Board is asking shareholders for advisory approval of our 2017 executive compensation as described in this Proxy Statement:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in the proxy statement for the Company’s 2018 Annual Meeting of Shareholders, is hereby approved.

Our executive compensation program is designed to attract, develop, motivate, and retain talented executives to lead our business. Under this program, our executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The program contains elements of cash and equity-based compensation and is designed to align the interests of our executives with those of our shareholders.

As we describe in the CD&A, “pay-for-performance” is the underlying philosophy for our executive compensation program. The program is designed and administered to align the interests of our senior executives with the interests of our shareholders, thus rewarding individual and team achievements that contribute to the attainment of our business goals; and to provide a balance of total compensation opportunities, including salary and short-term and long-term cash and equity incentives that are competitive with similarly situated companies and reflective of our performance. The Board believes this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

SHAREHOLDER OUTREACH

As discussed above under "2017 Say-on-Pay Vote and Shareholder Outreach," approximately 70% of the votes cast on the say-on-pay proposal at our 2017 annual meeting of shareholders were voted in favor of our 2016 executive compensation program described in our 2017 Proxy Statement, which was substantially lower than the favorable vote in the previous five years, in which more than 97% of the votes cast were voted in favor of the say-on-pay proposal in each year. In order to understand the change in our shareholders’ views on our executive compensation program, we reached out to a number of our largest institutional shareholders to solicit their points of view on topics of importance to them, including executive compensation matters.

Our shareholders provided constructive feedback related to our executive compensation program. We highly value the opinions of our shareholders, and the insight gained through our engagement process regarding our shareholders’ views of our executive compensation program contributed to the Compensation Committee’s decision-making process for 2018. See "Compensation Discussion and Analysis—Early 2018 Compensation Actions." Because our executive compensation program for fiscal 2017 was established prior to our 2017 Say-on-Pay Vote, the Compensation Committee made decisions for 2017 based in part on the results of our 2016 and prior years’ Say-on-Pay Vote, which were all extremely favorable (97% or more for the past five years).

We are committed to continuing our engagement with our shareholders from time to time on matters of executive compensation and corporate governance. As our shareholders’ views and market practices on executive compensation evolve, the Compensation Committee will continue to evaluate and, if needed, make changes to our executive compensation program, ensuring that the program continues to reflect our pay-for-performance compensation philosophy and objectives.

     |     2018 Proxy Statement     72

PROPOSAL TWO: ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

EFFECT OF YOUR VOTE ON THIS PROPOSAL

As an advisory vote, the results of the vote on this proposal are not binding and thus do not overrule any decision by HMS or the Board (or any committee thereof), or create or imply any change or addition to the fiduciary duties of HMS or the Board (or any committee thereof). However, our Compensation Committee and Board of Directors value the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future executive compensation decisions.

VOTE REQUIRED

The affirmative vote of a majority of the votes cast at the 2018 Annual Meeting on such matter (and voting affirmatively or negatively) is required to approve, on an advisory basis, our 2017 executive compensation as reported in this Proxy Statement.

The Board of Directors recommends a vote “FOR” the proposal to approve, on an advisory basis, the 2017 compensation for our named executive officers.

     |     2018 Proxy Statement     73

PROPOSAL THREE: APPROVAL OF PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION TO ELIMINATE CLASSIFICATION OF THE BOARD OF DIRECTORS

After careful consideration and upon the recommendation of its Nominating and Governance Committee, the Board has unanimously determined that it would be in the best interests of the Company and our shareholders to amend our Certificate of Incorporation (as amended to date, the “Certificate of Incorporation”), to declassify the Board and provide for the annual election of all directors, as described below. The Board is now asking our shareholders to approve this amendment to the Certificate of Incorporation. The text of the proposed amendment to Article NINTH of the Certificate of Incorporation is set forth in Annex B to this Proxy Statement. The following discussion is qualified in its entirety by the full text of the proposed amendment to Article NINTH of the Certificate of Incorporation in Annex B. The Board has also approved an amendment to our Amended and Restated Bylaws to eliminate the Board’s classified structure to be effective upon the filing with the Secretary of State of the State of Delaware of the certificate of amendment amending Article NINTH of our Certificate of Incorporation. The amendment to our Amended and Restated Bylaws does not require shareholder approval.

OUR CURRENT CLASSIFIED BOARD STRUCTURE

The current Certificate of Incorporation and Bylaws divide the Company’s directors into two classes as nearly equal in size as possible, with members of each class serving two-year terms of office. There are currently four Class I directors, whose terms expire at the 2018 Annual Meeting and four Class II directors, whose terms expire at the 2019 annual meeting of shareholders. Consequently, at any given annual meeting of shareholders, our shareholders have the ability to elect only one class of directors, constituting roughly one-half of the entire Board.

PROPOSED DECLASSIFICATION OF THE BOARD

In February 2018, the Board unanimously voted to approve, and to recommend that our shareholders approve at the 2018 Annual Meeting, an amendment to Article NINTH of the Certificate of Incorporation that would eliminate the Board’s classified structure.

EFFECTS OF THE PROPOSED DECLASSIFICATION

If the shareholders approve the proposed amendment, directors who have been elected to two-year terms prior to the effectiveness of the amendment (including directors elected at the 2018 Annual Meeting) will complete those terms. Beginning with the 2019 annual meeting of shareholders, directors whose previous terms are expiring will be subject to election for a one-year term expiring at the next annual meeting. Thus, beginning with the 2020 annual meeting of shareholders, the entire Board will be elected annually as a single class.

If the shareholders approve the proposed amendment, any newly created directorships prior to the 2020 annual meeting shall generally be apportioned by the Board among the classes of directors so that the classes are as nearly equal in number as the then total number of directors permits. A director elected prior to the 2020 annual meeting to fill a newly created directorship shall hold office until the expiration of the term of the class to which such newly created directorship has been apportioned by the Board, or until his or her earlier death, resignation, retirement, disqualification or removal from office. A director elected to fill a vacancy other than a newly created directorship shall have the same remaining term as that of his or her predecessor.

If the Company’s shareholders do not approve Proposal Three, the Board will remain classified.

REASONS FOR THE DECLASSIFICATION

As discussed above under “Corporate Governance Shareholder Engagement,” in an effort to better understand our shareholders’ views regarding our corporate governance and executive compensation practices, we reached out to a number of our largest institutional shareholders during 2017 to solicit their points of view on topics of importance to them. During these conversations, certain of our institutional shareholders expressed a preference that our Board be declassified in order to promote director accountability by enabling our shareholders to vote annually on the election of all directors.

     |     2018 Proxy Statement     74

PROPOSAL THREE: APPROVAL OF PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION TO ELIMINATE CLASSIFICATION OF THE BOARD OF DIRECTORS

Our Board values the opinion of our shareholders and is committed to good corporate governance at the Company. Based on the feedback we heard from our shareholders in 2017, our Board considered the merits of annual elections of all directors, while recognizing that a classified structure may offer several advantages, such as promoting board continuity and stability, encouraging directors to take a long-term perspective, and reducing a company’s vulnerability to coercive takeover tactics.

As a result of our engagement with our shareholders and the belief that implementing annual elections for all directors would support our ongoing effort to adopt “best practices” in corporate governance, our Board, after considering the recommendation of its Nominating and Governance Committee, unanimously determined that it is in the best interests of the Company and its shareholders to eliminate the classified board structure as proposed.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the votes entitled to be cast at the 2018 Annual Meeting is required to approve this proposal. The effect of an abstention or broker non-vote is the same as that of a vote against the proposal. If this proposal fails to receive the requisite vote, the Company will not amend the Certificate of Incorporation to declassify the Board.

The Board of Directors unanimously recommends a vote “FOR” the proposal to approve a proposed amendment to the Certificate of Incorporation to eliminate classification of the Board of Directors.

     |     2018 Proxy Statement     75

PROPOSAL FOUR: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2018, and our shareholders are asked to ratify this selection. The Audit Committee first engaged Grant Thornton as our new independent registered public accounting firm and dismissed KPMG LLP (“KPMG”) on August 24, 2017. Additional information regarding this change is included under the heading “Changes in Registrant’s Certifying Accountant.” The Company expects representatives of Grant Thornton to be present at the 2018 Annual Meeting, where they will be available to respond to appropriate questions from shareholders and make a statement if they desire to do so. We do not expect that any representatives of KPMG will be present at the 2018 Annual Meeting.

Audit and Non-Audit Fees

The aggregate fees for professional services rendered by Grant Thornton during fiscal 2017 and by KPMG during fiscal 2016 are set forth in the table below. A description of these services follows the table. All audit and non-audit services disclosed in the table were pre-approved by the Audit Committee prior to the provision of the services, except the continuing engagements described under the heading “All Other Fees” that were approved at the time of the appointment of Grant Thornton as our independent registered public accounting firm and the other engagements under the heading “All Other Fees” that were completed by Grant Thornton prior to its appointment.

Type of Fee	2017 ($)		2016 ($)
Audit Fees	952,733		1,600,000
Audit-Related Fees	—		—
Tax Fees	—		1,757,388	(1)
All Other Fees	381,631	(1)	—
Total	1,334,364		3,357,388
(1)	As discussed under the heading “Results of Election of Directors at 2017 Annual Meeting,” for non-audit services in fiscal 2016, the Audit Committee engaged KPMG, our independent auditor at the time, rather than seek another advisor firm, to perform tax advisory services related to tax benefits that had been recently identified because of the limited time available to make the filing and claim those benefits. For fiscal 2017, Grant Thornton was engaged to provide the non-audit services prior to its appointment as independent auditor for 2017. Historically, tax and other non-audit fees paid to our independent auditor annually have been significantly less than 50 percent of the audit fees, and we expect that this will be case in 2018 and future years, absent the unusual circumstances that occurred in 2016 and 2017.

Audit Fees

The aggregate audit fees billed for professional services rendered by Grant Thornton for 2017 include fees for the integrated audit of our 2017 consolidated financial statements and internal control over financial reporting, reviews of our consolidated financial statements included in our 2017 quarterly reports on Form 10-Q (which, for the quarterly periods ended March 31, 2017 and June 30, 2017 were limited) and procedures related to the audit of the Eliza acquisition.

The aggregate audit fees billed for professional services rendered by KPMG for 2016 include fees for the integrated audit of our 2016 consolidated financial statements and internal control over financial reporting, reviews of our consolidated financial statements included in our 2016 quarterly reports on Form 10-Q and procedures related to the filing of a Form S-8 Registration Statement to register shares under the 2016 Omnibus Plan.

Tax Fees

There were no tax fees billed by Grant Thornton for 2017.

The aggregate tax fees billed for professional services rendered by KPMG in 2016 include fees for tax consulting services related to (i) research and development (“R&D”) tax credits and domestic manufacturing deductions for the 2012 through 2015 tax years and (ii) the valuation of services performed in Texas by our wholly-owned subsidiary during the 2011 through 2014 calendar years. Additional information regarding the tax fees billed for professional services rendered by KPMG in 2016 related to R&D tax credits and domestic manufacturing deductions, totaling $1,667,388, is included under the heading “Results of Election of Directors at 2017 Annual Meeting.”

     |     2018 Proxy Statement     76

PROPOSAL FOUR: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

All Other Fees

The aggregate fees billed for all other professional services rendered by Grant Thornton for 2017 include fees for (i) service organization controls testing and reporting, which services were continuing on August 24, 2017, the date Grant Thornton was appointed as our independent registered public accounting firm for 2017, and approved by the Audit Committee on the date of such appointment and (ii) service organization controls readiness assessments, which services were completed prior to August 24, 2017, except that the final report was issued on September 18, 2017.

There were no other fees billed by KPMG for 2016.

Audit Committee Pre-Approval Policies and Procedures

In accordance with its Charter, the Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. At the time of the annual engagement of our independent registered public accounting firm or as soon as practicable thereafter, the Audit Committee pre-approves specific services and/or categories of services that may be provided during the year by the independent registered public accounting firm and the estimated fees for such services. During the year, circumstances may arise when it may become necessary or appropriate to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In such circumstances, our senior management seeks approval from the Audit Committee to engage the independent registered public accounting firm for such additional services. A description of any proposed non-audit services is provided to the Audit Committee along with the estimated fees for its pre-approval. For each proposed service, the independent registered public accounting firm is required to provide detailed supporting documentation at the time of approval to permit the Audit Committee to make a determination whether the performance of such services would impair the auditor’s independence. The Audit Committee is regularly informed of any non-audit services provided by the independent auditor pursuant to this pre-approval process. In connection with the engagement of a new independent registered public accounting firm, the Audit Committee approves the continuation of any permissible non-audit services being performed by that firm that commenced prior to the engagement.

SHAREHOLDER OUTREACH

During our shareholder outreach in 2017, as discussed above under “Corporate Governance Shareholder Engagement,” and following the omission of a proposal from our 2017 proxy materials related to the ratification of the selection of the independent auditor, certain of our institutional shareholders expressed a preference that we include such a proposal in our proxy materials annually. We believe that submission of this matter for approval by shareholders annually is consistent with best practices in corporate governance and gives shareholders an opportunity to provide direct feedback to the Audit Committee on an important issue of corporate governance. In 2017, due to the delay in filing our 2016 Form 10-K, both the Company and the external auditors were unable to complete the appropriate governance procedures relating to the annual appointment before we filed our 2017 proxy statement. Therefore, the typical proposal that we historically have included related to the ratification of the selection of the independent auditor could not be included in the 2017 proxy statement. Consistent with our past practice, we have included this proposal, “Proposal Four: Ratification of the Selection of Independent Registered Public Accounting Firm,” in our 2018 proxy materials and intend to continue to do so for the foreseeable future.

EFFECT OF YOUR VOTE ON THIS PROPOSAL

The submission of this matter for approval by shareholders is not required by law and the results of the vote on this proposal are not binding. If this proposal is not approved at the 2018 Annual Meeting, the Audit Committee may reconsider its selection of Grant Thornton. Even if the proposal is approved, the Audit Committee, in its discretion, may direct the appointment of a new independent registered accounting firm at any time if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

     |     2018 Proxy Statement     77

PROPOSAL FOUR: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

VOTE REQUIRED

The affirmative vote of a majority of the votes cast at the 2018 Annual Meeting on such matter (and voting affirmatively or negatively) is required to ratify the selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

The Board of Directors recommends a vote “FOR” the proposal to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

     |     2018 Proxy Statement     78

AUDIT COMMITTEE REPORT

In accordance with its Charter, the Audit Committee of the Board of Directors of HMS Holdings Corp., among its other duties, assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. The Audit Committee consists of four non-employee directors who meet the independence and financial literacy requirements of Nasdaq and the additional, heightened independence criteria applicable to members of the Audit Committee under SEC and Nasdaq Marketplace Rules. During 2017, the Audit Committee met 12 times.

In discharging its oversight responsibility as to our financial reporting process, the Audit Committee reviewed and discussed our audited financial statements as of and for the fiscal year ended December 31, 2017 with management. Management has the responsibility for the preparation of our financial statements and HMS’s independent registered public accounting firm, Grant Thornton, has the responsibility for the examination of those statements.

The Audit Committee discussed with Grant Thornton the matters required to be discussed by Auditing Standard No. 16 (codified as Auditing Standard No. 1301), "Communications with Audit Committees," as adopted by the Public Company Accounting Oversight Board, or PCAOB.

The Audit Committee has received from Grant Thornton a formal written statement describing all relationships between Grant Thornton and HMS that might bear on Grant Thornton’s independence, as required by applicable requirements of the PCAOB, and has discussed with Grant Thornton any relationships that may impact its objectivity and independence. The Audit Committee has also considered whether the provision of non-audit services by Grant Thornton is compatible with its independence. Based on the foregoing, the Audit Committee has concluded that Grant Thornton is independent from HMS and its management.

Based on the above-mentioned review and discussions with management and Grant Thornton, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.

By the Audit Committee of the Board of Directors of HMS Holdings Corp.

Ellen A. Rudnick, Chair
Robert Becker
Bart M. Schwartz
Cora M. Tellez

The information contained in the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

     |     2018 Proxy Statement     79

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

The Audit Committee conducted a competitive process to determine the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2017. As a result of the process, on August 24, 2017, the Audit Committee approved the engagement of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2017 and the dismissal of KPMG, effective immediately. KPMG continues to provide non-audit services to the Company.

The reports of KPMG on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2016 and 2015 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2016 and December 31, 2015 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2016 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the material weaknesses related to the estimated liability of appeals and the accounts receivable allowance have been identified and included in management’s assessment in Item 9A of Form 10-K filed with the SEC on June 6, 2017.

During the Company’s fiscal years ended December 31, 2016 and 2015, and the subsequent interim period through August 24, 2017, there were no: (i) disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG, would have caused KPMG LLP to make reference to the subject matter of the disagreement in their reports to the Company’s consolidated financial statements for such years, or (ii) reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s two most recent fiscal years and the subsequent interim period through August 24, 2017, neither the Company nor anyone acting on its behalf consulted with Grant Thornton regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or the effectiveness of internal control over financial reporting, where either a written report or oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

In accordance with Instruction 2 of Item 304 of Regulation S-K, the Company furnished Grant Thornton and KPMG a copy of the disclosures in this Proxy Statement required by Item 304(a) of Regulation S-K prior to the time the Proxy Statement was filed with the SEC. In the event that Grant Thornton or KPMG believed the disclosures were incorrect or incomplete, they were permitted to express their views in a brief statement to be included in this Proxy Statement. Neither Grant Thornton nor KPMG submitted such a statement.

     |     2018 Proxy Statement     80

OWNERSHIP OF HMS COMMON STOCK

The following tables set forth information known to us with respect to the beneficial ownership of our common stock as of April 1, 2018 by (i) each of our directors and nominees for Class I director, (ii) Messrs. Lucia, Sherman and Williams and Mses. Bjorck and Neuman, whom we refer to in this Proxy Statement as our named executive officers, (iii) all of our directors and current executive officers as a group and (iv) each person (or group of affiliated persons) known by us to be the beneficial owner of more than 5% of our common stock.

The tables are based upon information supplied to us by directors, executive officers and principal shareholders and filings under the Exchange Act, as amended. We have based our calculation of the percentage of beneficial ownership on 83,209,943 shares of our common stock outstanding as of April 1, 2018, unless otherwise noted. The beneficial ownership reported in the following tables is determined in accordance with the applicable rules of the SEC and does not necessarily indicate beneficial ownership for any other purpose. For purposes of the following tables, an entity or individual is considered the beneficial owner of shares of common stock if the entity or individual directly or indirectly has or shares voting power or investment power, as defined in the rules of the SEC, with respect to such shares or has the right to acquire beneficial ownership of such shares within 60 days of April 1, 2018.

Unless otherwise noted and subject to applicable community property laws, to our knowledge each shareholder named in the following table possesses sole voting and investment power over the shares listed. The address of each person listed in the table is c/o HMS Holdings Corp., 5615 High Point Drive, Irving, Texas 75038. To our knowledge, as of April 1, 2018, none of our officers or directors has pledged any of the shares that they respectively beneficially own as security.

Security Ownership of DIRECTORS AND EXECUTIVE OFFICERS

Name of Beneficial Owner	Number of Outstanding Shares of Common Stock		Number of Shares Underlying Options Exercisable Within 60 Days(1)	Number of Shares Underlying Restricted Stock Units that will Vest Within 60 Days(2)(3)	Percent of Class
Directors and Nominees for Class II Director (who are not officers):
Robert Becker	5,000		17,184	6,743	*
Craig R. Callen	19,000		25,784	6,743	*
William F. Miller III	166,810	(4)	30,927	6,743	*
Ellen A. Rudnick	43,915		30,927	6,743	*
Bart M. Schwartz	25,540		30,927	6,743	*
Richard H. Stowe	25,000		30,927	6,743	*
Cora M. Tellez	630		28,468	6,743	*
Named Executive Officers:
William C. Lucia	579,924	(5)	634,633	—	1.45%
Meredith W. Bjorck	5,281		26,689	3,123
Semone Neuman	26,874		402,725	5,008	*
Jeffrey S. Sherman	77,195	(6)	481,117	5,008	*
Douglas M. Williams Jr.	54,738	(7)	420,667	5,008	*
All current directors and executive officers as a group (15 persons)(8)	1,111,706	(9)	2,730,363	65,348	4.54%

* Less than 1% of outstanding shares

     |     2018 Proxy Statement     81

OWNERSHIP OF HMS COMMON STOCK

(1)	Includes the number of shares that could be purchased by exercise of options exercisable at April 1, 2018 or within 60 days thereafter. The amounts reported in this column are excluded from the amounts reported in the column “Number of Outstanding Shares of Common Stock.”

(2)	Includes the number of shares underlying restricted stock units that are not subject to outstanding performance conditions and vest within 60 days of April 1, 2018, and excludes vested and unvested deferred stock units acquired pursuant to the Director Deferred Compensation Plan. Restricted stock units do not have voting power and are payable solely in shares of HMS common stock. The amounts reported in this column are excluded from the amounts reported in the column “Number of Outstanding Shares of Common Stock.”

(3)	Excludes deferred stock units (whether or not vested) held by non-employee directors pursuant to the Director Deferred Compensation Plan as follows: Mr. Becker (17,744), Mr. Callen (25,784), Mr. Miller (4,058), Ms. Rudnick (17,328), Mr. Schwartz (30,258), Mr. Stowe (65,055), and Ms. Tellez (49,281).

(4)	Includes 9,000 shares of common stock held in trusts for the benefit of Mr. Miller’s family. Mr. Miller disclaims beneficial ownership of the shares of common stock held by the trusts.

(5)	Includes 579,924 shares of common stock held by the William C. Lucia Family Trust, a revocable trust for which Mr. Lucia serves as trustee.

(6)	Includes 10,760 shares of common stock held by a revocable family trust for the benefit of Mr. Sherman’s children and for which Mr. Sherman and his spouse serve as trustees.

(7)	Includes 2,500 shares held jointly with Mr. William’s spouse.

(8)	Includes the named executive officers, the current directors, Mses. Nustad and South and Mr. O’Gara.

(9)	Includes the shares reported in footnotes (4), (5), (6) and (7).

Based on a review of filings with the SEC, the following entities hold more than 5% of our outstanding shares of common stock as of the date indicated on the respective filing.

Security Ownership of CERTAIN BENEFICIAL OWNERS

Name and Address of Beneficial Owner	Number of Outstanding Shares of Common Stock (#)	Percent of Class (%)
BlackRock, Inc.	10,812,870 (1)	12.99
Wellington Management Group LLP and affiliated entities	8,915,911 (2)	10.71
The Vanguard Group	7,762,126 (3)	9.33
(1)	Represents shares of HMS common stock beneficially owned as of December 31, 2017 based solely on a Schedule 13G/A filed with the SEC on January 19, 2018. According to the Schedule 13G/A, BlackRock, Inc., in its capacity as a parent holding company or control person of subsidiaries that acquired the reported securities, has sole voting power over 10,636,376 shares and sole dispositive power over 10,812,870 shares. The Schedule 13G/A was filed on BlackRock’s behalf and on behalf of its subsidiaries BlackRock (Netherlands) B.V.; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Asset Management Schweiz AG; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, N.A.; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Limited and BlackRock Investment Management, LLC. BlackRock Fund Advisors beneficially owns 5% or greater of the outstanding shares of the class. BlackRock’s principal business address is 55 East 52nd Street, New York, NY 10055.

(2)	Represents shares of HMS common stock beneficially owned as of December 29, 2017 based solely on a Schedule 13G filed with the SEC on January 10, 2018. According to the Schedule 13G, Wellington Management Group LLP (“Wellington Management”),Wellington Group Holdings LLP (“Wellington Holdings”) and Wellington Investment Advisors Holdings LLP (“Wellington Advisors”) have shared voting power over 6,563,900 shares and shared dispositive power over 8,915,911 shares and Wellington Management Company LLP (“Wellington Company”) has shared voting power over 6,338,800 shares and shared dispositive power over 7,787,112 shares. These shares are owned of record by clients of Wellington Company, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd and Wellington Management Australia Pty Ltd (collectively, the “Wellington Investment Advisors”). Wellington Advisors controls directly or indirectly through Wellington Management Global Holdings Ltd., the Wellington Investment Advisors. Wellington Advisors is owned by Wellington Holdings and Wellington Holdings is owned by Wellington Management. The clients of the Wellington Investment Advisors have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. No such client is known to have such right or power with respect to more than 5% of this class of securities. Wellington Management's principal business address is 280 Congress Street, Boston, MA 02210.

     |     2018 Proxy Statement     82

OWNERSHIP OF HMS COMMON STOCK

(3)	Represents shares of HMS common stock beneficially owned as of December 31, 2017 based solely on a Schedule 13G/A filed with the SEC on February 9, 2018. According to the Schedule 13G/A, The Vanguard Group, a registered investment advisor, has sole voting power over 154,060 shares, shared voting power over 13,978 shares, sole dispositive power over 7,600,410 shares and shared dispositive power over 161,716 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 147,738 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 20,300 shares as a result of its serving as investment manager of Australian investment offerings. The Vanguard Group’s principal business address is 100 Vanguard Boulevard, Malvern, PA 19355.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act our executive officers, directors and persons owning more than 10% of a registered class of our equity securities are required to file reports of ownership and changes in ownership of common stock with the SEC. Copies of such reports are required to be furnished to us.

Based solely on a review of the copies of such reports furnished to us, or written representations that no other reports were required, we believe that during fiscal 2017, all of the reporting persons complied with the requirements of Section 16(a), except that (i) Mr. Schwartz filed one report late involving two transactions due to an administrative oversight and (ii) Ms. Tellez reported on a Form 5 for the fiscal year ended December 31, 2017 additional shares that were beneficially owned as of the date she became a director of HMS and inadvertently omitted from her initial statement of beneficial ownership.

     |     2018 Proxy Statement     83

ADDITIONAL INFORMATION

Shareholder Proposals and Director Nominations for 2019 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in our proxy statement relating to, and for consideration at, the 2019 Annual Meeting of Shareholders, or the 2019 Annual Meeting, by submitting their proposals to us in a timely manner. Such proposals will be so included if they are received in writing at our principal executive office no later than •, 2018 and if they otherwise comply with the requirements of Rule 14a-8. Proposals should be addressed to: Meredith W. Bjorck, Corporate Secretary, HMS Holdings Corp., 5615 High Point Drive, Irving, Texas 75038.

With regard to any proposal by a shareholder not seeking to have such proposal included in the proxy statement, but seeking to have such proposal considered at the 2019 Annual Meeting or seeking to nominate a candidate for director at the 2019 Annual Meeting, in order for such proposal/nomination to be considered timely it must be received in writing by the Corporate Secretary at our principal executive office between January 23, 2019 and February 22, 2019. If a shareholder fails to timely notify us of such proposal/nomination, the chairman of the meeting may determine that the proposal/nomination may not be brought before the annual meeting. Any proposals submitted by shareholders must comply in all respects with (i) the rules and regulations of the SEC, (ii) the provisions of our Certificate of Incorporation and our Bylaws and (iii) applicable Delaware law.

You may contact the Corporate Secretary at our principal place of business for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates. Our Amended and Restated Bylaws are also available on our website under the “Investors—Corporate Governance” tabs at http://investor.hms.com/corporate-governance.cfm.

Shareholder Communication with the Board of Directors

Shareholders and other outside parties who wish to communicate with a director should address their correspondence to such director in care of the Corporate Secretary at the address specified on our website at http://investor.hms.com/contactboard.cfm. The Board has instructed the Corporate Secretary to review and determine whether to forward all such correspondence in her discretion. Generally, correspondence will not be forwarded if it is deemed to be irrelevant to or inconsistent with HMS’s operations or policies, or of a commercial nature.

Annual Report

Our 2017 Annual Report is concurrently being provided or mailed to shareholders. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

     |     2018 Proxy Statement     84

OTHER BUSINESS

As of the date of this Proxy Statement, the Board knows of no business to be presented at the 2018 Annual Meeting other than as set forth herein. If other matters properly come before the 2018 Annual Meeting, the persons named as proxies will vote on such matters in their discretion.

BY ORDER OF THE BOARD OF DIRECTORS

Meredith W. Bjorck
Executive Vice President,
General Counsel and Corporate Secretary

Dated: •, 2018

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  THEREFORE, SHAREHOLDERS ARE URGED TO SUBMIT THEIR VOTE AS SOON AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS ON THEIR PROXY CARD OR VOTING INSTRUCTION FORM FOR VOTING OVER THE INTERNET OR BY TELEPHONE, OR IF YOU RECEIVED A PAPER COPY OF THE PROXY OR VOTING INSTRUCTION FORM BY MAIL, BY COMPLETING, SIGNING, DATING AND RETURNING THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

     |     2018 Proxy Statement     85

ANNEX A

The Company believes that the non-GAAP financial measures presented in the CD&A provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because they allow them to understand and compare the Company's operating results during the current periods to the prior year periods in a more consistent manner. The non-GAAP measures presented in the CD&A may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company's business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to financial measures calculated in accordance with GAAP.

HMS HOLDINGS CORP. AND SUBSIDIARIES

(in thousands, except per share amounts)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Twelve months ended December 31,
	2017	2016
Net Income	$40,054	$37,636
Net interest expense	10,576	8,198
Income taxes	(199)	11,835
Depreciation and amortization of property and equipment and intangible assets	50,070	44,930

Earnings before interest, taxes, depreciation and amortization (EBITDA)	100,501	102,599
Stock based compensation expense	24,143	13,277
Non-recurring legal fees	—	1,563
Adjusted EBITDA	$124,644	$117,439

     |     2018 Proxy Statement     A-1

Reconciliation of Net Income to GAAP EPS and Adjusted EPS

	Twelve months ended
	December 31,
	2017		2016
Net Income	$40,054		$37,636
Stock-based compensation expense	24,143		13,277
Non-recurring legal fees	—		1,563
Amortization of acquisition related software and intangible assets	30,393		28,030
Income tax related to adjustments (1)	273		(15,536)

Adjusted net income	$94,863		$64,970

Weighted average common shares, diluted	85,088		86,987

Diluted GAAP EPS	$0.47	(2)	$0.43
Diluted adjusted EPS	$1.11		$0.75

Federal tax legislation impact	$0.40		$-
Diluted adjusted EPS after federal tax legislation	$0.71		$0.75

(1)	Tax effect of adjustments is computed as the pre-tax effect of the adjustments multiplied by the annual effective tax rate.
(2)	Diluted GAAP EPS for the twelve months ended December 31, 2017 included a non-cash tax benefit of $0.18 per diluted share associated with the recently enacted federal tax legislation.

     |     2018 Proxy Statement     A-2

ANNEX B

CERTIFICATE OF INCORPORATION

Article NINTH, marked to show the proposed amendment

NINTH: This Article NINTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1.             General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2.             Number of Directors; Election of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be established by the Board of Directors. Election of directors need not be by written ballot, except as and to the extent provided in the By-laws of the Corporation.

3.        Classes of Directors~~. Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board of Directors shall be and is divided into two classes, designated Class I and Class II. Each class shall consist, as nearly as may be possible, of one half of the total number of directors constituting the entire Board of Directors, with Class I containing the unequal number of directors, if necessary. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I or Class II at the time such classification becomes effective.~~

3.       ~~4.~~ Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, ~~each director shall serve for a~~commencing with the annual meeting of stockholders held in 2019, each director, other than those who may be elected by the holders of any series of Preferred Stock, shall be elected annually by the stockholders entitled to vote thereon for a one-year term ending on the date of the ~~second~~next succeeding annual meeting of stockholders ~~following the~~, provided, however, that any director elected or appointed prior to the 2019 annual meeting of stockholders ~~at which such director was elected; provided that each director initially assigned to Class I shall serve for a term expiring at the Corporation’s first annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; and eachdirector initially assigned to Class II shall serve for a term expiring at the Corporation’s second annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; provided further, that the~~shall complete the two-year term to which such director has been elected or appointed. The term for the class of directors elected at the 2017 annual meeting of stockholders shall expire at the 2019 annual meeting of stockholders and the term for the class of directors elected at the 2018 annual meeting of stockholders shall expire at the 2020 annual meeting of stockholders. The division of directors into classes shall terminate at the 2020 annual meeting of stockholders. The term of each director shall continue until the election and qualification of his or her successor ~~and be subject to~~or until his or her earlier death, resignation, retirement, disqualification or removal from office.

4.       ~~5.~~ Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors fixed pursuant to Section 2 of this Article NINTH shall constitute a quorum of the Board of Directors. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

     |     2018 Proxy Statement     B-1

5.             ~~6.~~ Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law or by this Certificate of Incorporation.

6.             ~~7.~~ Removal. Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed with or without cause and only by the affirmative vote of the holders of a majority of the votes which all the stockholders would be entitled to cast in any ~~annual~~ election of directors ~~or class of directors~~. Any director may be removed for cause by a vote of the majority of directors present at a meeting duly held at which a quorum is present.

7.             ~~8.~~ Vacancies. Subject to the rights of holders of any series of Preferred Stock, any vacancy or newly created directorship in the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. ~~A director elected to fill a vacancy~~In the event of any increase or decrease in the authorized number of directors at any time during which the Board is divided into classes: (a) each director then serving shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her term or his or her earlier death, resignation, retirement, disqualification or removal from office; and (b) except to the extent that an increase or decrease in the authorized number of directors occurs in connection with the rights of holders of Preferred Stock to elect additional directors, the newly created or eliminated directorships resulting from any increase or decrease in the authorized number of directors shall be apportioned by the Board among the classes as nearly equal in number as the then total number of directors constituting the whole board of directors permits and the director who is chosen in the manner provided in the By-laws to fill such newly created directorship shall hold office until the ~~next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s~~ expiration of his or her term or until his or her earlier death, resignation ~~or removal~~, retirement, disqualification or removal from office. A director who fills a vacancy not resulting from an increase in the authorized number of directors shall have the same remaining term as that of his or her predecessor.

8.             ~~9.~~ Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the By-laws of the Corporation.

9.             ~~10.~~ Amendments to Article. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of a majority of the votes which all the stockholders would be entitled to cast in any annual election ~~of directors or class~~ of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article NINTH.

      |     2018 Proxy Statement     B-2

PRELIMINARY FORM OF PROXY – SUBJECT TO COMPLETION

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 22, 2018, the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 22, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E41063-P05181 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

HMS HOLDINGS CORP.

The Board of Directors recommends you vote FOR the listed Nominees and FOR Proposals 2, 3 and 4.

	For	Against	Abstain
1. Election of Class I Directors			
Nominees:			
1a. Robert Becker	☐	☐	☐
1b. Craig R. Callen	☐	☐	☐
1c. William C. Lucia	☐	☐	☐
1d. Bart M. Schwartz	☐	☐	☐

	For	Against	Abstain
2. Advisory approval of the Company's 2017 executive compensation.	☐	☐	☐
3. Approval of an amendment to the Company's Certificate of Incorporation, as amended, to eliminate classification of the Board of Directors.	☐	☐	☐
4. Ratification of the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes/comments, mark here ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

E41064-P05181

HMS HOLDINGS CORP.
Annual Meeting of Shareholders
May 23, 2018
This proxy is solicited on behalf of the Board of Directors.

The shareholder(s) whose signature(s) appear(s) on the reverse side hereby appoint(s) Meredith W. Bjorck, William C. Lucia and Jeffrey S. Sherman, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HMS HOLDINGS CORP. that the shareholder(s) whose signature(s) appear(s) on the reverse side is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, CDT on Wednesday, May 23, 2018, at the Four Seasons Resort and Club Dallas at Las Colinas, 4150 N. MacArthur Blvd., Irving, TX 75038, and any adjournment or postponement thereof. This proxy revokes all prior proxies given by the shareholder(s) whose signature(s) appear(s) on the reverse side. The availability of the proxy statement dated •, 2018 is acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS: FOR ALL DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3 AND 4. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address Changes/Comments: ____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side